UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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M&T BANK CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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M&T Bank Corporation One M&T Plaza Buffalo, New York Notice of 2022 Annual Meeting of Shareholders and Proxy Statement

One M&T Plaza

Buffalo, New York 14203

March 16, 2022

Dear Shareholder,

You are cordially invited to attend the 2022 Annual Meeting of Shareholders of M&T Bank Corporation to be held on Monday, April 25, 2022, at 11:00 a.m. Eastern Time.

This year’s meeting will be a virtual Annual Meeting conducted by live webcast only.  You will be able to attend the meeting online as more fully described in the accompanying notice of the Annual Meeting and proxy statement.

Shareholders will be asked to vote on the following matters at the virtual Annual Meeting:

1.	election of 17 directors for one-year terms and until their successors have been duly elected and qualified;
2.	advisory approval of the 2021 compensation of M&T Bank Corporation’s Named Executive Officers;
3.	ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation for the year ending December 31, 2022; and
4.	transaction of such other business as may properly come before the meeting and any adjournments thereof.

Your vote is important.  Whether or not you plan to attend the virtual Annual Meeting, we encourage you to vote your shares as promptly as possible via the internet, by telephone or by executing and returning your signed proxy card if one was mailed to you, as further described in the proxy statement.

We encourage you to carefully review this year’s notice and proxy statement, which contain important information about voting, attending the virtual Annual Meeting and the business to be conducted at the meeting.

Thank you for your continued support of M&T.

Sincerely,

RENÉ F. JONES

Chairman of the Board and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 25, 2022

The proxy statement, as well as the message to shareholders and Form 10-K of M&T Bank Corporation (“M&T”) that together comprise our annual report for the year 2021, are available at www.edocumentview.com/MTB.

Virtual Meeting

Due to the continuing public health impact of the COVID-19 pandemic, we are holding the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) in a virtual meeting format exclusively by webcast.  No physical meeting will be held.

As more fully described in the “Questions & Answers” section of the proxy statement, you are entitled to participate in the Annual Meeting if, as of the close of business on February 24, 2022, you held shares of M&T common stock registered in your name (a “Registered Holder”), or you held shares through an intermediary, such as a bank or broker, and have a valid legal proxy for the Annual Meeting (a “Beneficial Holder”). Both Registered Holders and Beneficial Holders will be able to attend the Annual Meeting online, ask questions and vote during the meeting by visiting meetnow.global/MGA2QVY and following the instructions. Please have your control number, which can be found on your proxy card, notice or email previously received, to access the Annual Meeting. While we expect that the vast majority of Beneficial Holders will be able to participate using the control number received with their voting instruction form, there is no guarantee this option will be available for every type of Beneficial Holders’ control numbers, and some Beneficial Holders may instead have to register in advance of the Annual Meeting. Please see the “Questions & Answers” section of the proxy statement for more information.

Technical Support

We encourage shareholders to visit the meeting website above in advance of the Annual Meeting to familiarize themselves with the online access process.  The virtual Annual Meeting platform is fully supported across browsers (except Internet Explorer) and devices that are equipped with the most updated version of applicable software and plugins.

Shareholders encountering difficulty with the Annual Meeting virtual platform during the sign-in process or at any time during the meeting may utilize technical support provided by M&T through Computershare by calling 1-888-724-2416.  Technical support information also is provided on the sign-in page for all shareholders.

Participation and Questions

Shareholders will have substantially the same opportunities to participate in our virtual Annual Meeting as they would have at an in-person meeting.  Shareholders as of the record date will be able to attend, vote, examine the shareholder list, and submit questions during a portion of the meeting via the online platform.  Shareholders may also submit questions in advance of the Annual Meeting by sending them via email to: ir@mtb.com.  All questions submitted in advance of the Annual Meeting must be sent by 11:59 p.m. Eastern Time on April 22, 2022.

Questions that comply with the Annual Meeting’s rules of conduct and that are germane to the purpose of the Annual Meeting will be answered during the meeting, subject to time constraints.  If there are questions regarding personal matters or if a question posed is not answered, M&T’s Investor Relations Department will respond after the Annual Meeting.  If we receive substantially similar questions from multiple shareholders, we will group them together.  Prior to the Annual Meeting, the meeting website will contain details on other procedures and guidelines relevant to the Annual Meeting as well as technical support information. Even if you intend to be present at the virtual Annual Meeting, to ensure your shares are represented, please vote your shares in advance of the meeting over the internet or by telephone, or complete and return a physical proxy card by mail.

One M&T Plaza

Buffalo, New York 14203

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 16, 2022

MARIE KING

Corporate Secretary

i

Incentive Compensation Governance and Compensation Risk Assessment	66
Tax Matters	66
NOMINATION, COMPENSATION AND GOVERNANCE COMMITTEE REPORT	67
EXECUTIVE COMPENSATION	68
2021 Summary Compensation Table	68
CEO Pay Ratio	69
Grants of Plan-Based Awards	70
2021 Grants of Plan-Based Awards Table	70
Outstanding Equity Awards at Fiscal Year-End	71
Outstanding Equity Awards at 2021 Fiscal Year-End Table	71
Options Exercised and Stock Vested	74
2021 Options Exercised and Stock Vested Table	74
Pension Benefits	74
2021 Pension Benefits Table	74
Explanation of 2021 Pension Benefits Table	75
Qualified Pension Plan	75
Supplemental Pension Plan	76
Nonqualified Deferred Compensation	77
2021 Nonqualified Deferred Compensation Table	77
Overview of Nonqualified Deferred Compensation Plans	77
Potential Payments Upon Termination or Change in Control	80
2021 Post-Employment Benefits Table	80
Severance Pay Plan	81
Accelerated Vesting of Equity Awards	81
PROPOSAL 3	82
PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION FOR THE YEAR ENDING DECEMBER 31, 2022	82
INDEPENDENT PUBLIC ACCOUNTANTS	83
Fees to Independent Auditors Table	83
Audit Fees	83
Audit-Related Fees	83
Tax Fees	83
All Other Fees	83
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	84
Report of the Audit Committee	84
NOTICE PURSUANT TO SECTION 726(d) OF THE NEW YORK BUSINESS CORPORATION LAW	85
OTHER MATTERS	85
Appendix A	A-1

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PROXY SUMMARY

This proxy summary highlights information contained in the proxy statement.  It does not contain all of the information you should consider in making a voting decision, and you should read the entire proxy statement carefully before voting.

M&T Bank Corporation (“M&T” or “we” or “our” or “company”) is providing this proxy statement to you because its Board of Directors (the “Board”) is soliciting your proxy to vote your shares of M&T common stock at the 2022 Annual Meeting of Shareholders to be held on April 25, 2022 (the “Annual Meeting”), or any adjournment or adjournments thereof.  The proxy materials are first being made available to shareholders of M&T on or about March 16, 2022.

For information on the details of the voting process, how to attend the virtual Annual Meeting and other important procedures, please see “General Information—Questions and Answers” starting on page 13.

Voting Matters and Vote Recommendations

Matter:	Board Vote Recommendation:	For More Information, See:
1. Election of 17 Directors	FOR EACH DIRECTOR NOMINEE	Proposal 1—Election of Directors, page 19

2. Advisory, Non-Binding Proposal on 2021 Compensation of Named Executive Officers	FOR	Proposal 2—Advisory, Non-Binding Proposal to Approve the 2021 Compensation of M&T Bank Corporation’s Named Executive Officers, page 44

3. Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2022	FOR	Proposal 3—Proposal to Ratify the Appointment of PricewaterhouseCoopers LLP, page 82

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M&T is a financial holding company headquartered in Buffalo, New York.  M&T’s principal banking subsidiary, M&T Bank, operates banking offices in New York, Maryland, New Jersey, Pennsylvania, Delaware, Connecticut, Virginia, West Virginia and the District of Columbia. Trust-related services are provided by M&T’s Wilmington Trust-affiliated companies and by M&T Bank.

For more than 160 years, M&T has taken an active role in our communities and built long-lasting relationships with customers.

About Our Company

We are a bank for communities characterized by:

•	responsible lending based on the advantages of local knowledge and scale
•	straightforward products that can be understood by our customers
•	a philosophy that we compete on customer experience and value, not solely on price
•	an operating belief that employees are our most valuable strength
•	prudent stewardship of our shareholders’ capital
•	a commitment to our wide-ranging communities

We are a bank for communities—bringing the capabilities of a large bank with the care of a locally focused institution. Our purpose is to make a difference in people's lives serving all our stakeholders. The keys to our approach are characterized by responsible lending based on the advantages of local knowledge and scale, and our long history of being prudent stewards of our shareholders' capital.

Our People

M&T recognizes employees are the difference makers that drive our success. Our talent strategy focuses on recruiting, developing, promoting and retaining high-performing, diverse individuals whose strengths align with M&T’s values, purpose and leadership competencies to create and maintain a highly competitive workforce.

Talent, Diversity and Inclusion.  As of December 31, 2021, M&T employed more than 17,500 full-time and part-time employees.  M&T leverages various channels to effectively identify, develop and recruit high-caliber talent. M&T’s recruitment team strives to create and maintain diverse representation at all levels and in all areas of the organization to promote a sense of belonging among employees and maintain a workforce that reflects the communities we serve.  M&T employees attended approximately 51 individual diversity-based recruiting events in 2021 with target audiences crossing many diversity dimensions, such as Black, LatinX, Veterans, LGBTQ+, individuals with disabilities and women. M&T also works with diversity-focused schools and organizations as part of its efforts to recruit and maintain a diverse workforce. In 2021, 41% of total corporate hires were people of color and 62% were women. As of December 31, 2021, M&T’s entire workforce consisted of approximately 60% women and 24% people of color.

To further drive diversity within the company, M&T also supports several employee resource group charters and chapters, which are voluntary, employee-driven groups organized around a particular shared interest and characteristic, such as race, ethnicity, gender, sexual orientation or differing abilities. Approximately 34% of our employees and 53% of our managers are involved in these groups. M&T’s diversity efforts are led by its Chief Diversity Officer, who is a member of senior leadership, and the Senior Leadership Diversity & Inclusion Council, both of which champion inclusion efforts throughout the organization. M&T’s Board also receives regular updates on our diversity, inclusion and belonging efforts.

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Employee Development and Education.  M&T’s performance management philosophy is foundational to our employees’ success, focusing on reinforcing values, providing continuous, transparent feedback and recognizing and rewarding outstanding performance.  M&T helps empower employee performance and cultivate employee development through a variety of learning offerings on topics such as technical, job-specific skills and professional development, including courses aligned with our enterprise-wide leadership competencies.  Training content is made available as synchronous, asynchronous, and blended learning solutions to promote employee access.

M&T also invests in creating leaders of tomorrow through various internal programs including our Manager Acceleration Program, Management Development Program, Executive Associate Program, Technology Development Program and two additional programs focused on our high-performing diverse employees—the Rising Leadership Development Program and Equity One.

Employee Engagement and Volunteer Service.  Our commitment to finding the best talent, creating a positive employee experience and fostering development results in a highly engaged employee base that helps drive M&T’s success. We conduct employee engagement surveys in regular intervals, including 16 surveys since 2001, with average participation rates above 90%, demonstrating a commitment to fostering candid, open and honest, two-way communication with employees to enhance the workplace.  All survey results are reviewed with senior management and shared with individual managers, who identify and implement improvements based on employees’ feedback.  The results are also presented to the Board.   Employees also participate in action planning within individual work groups.

In addition, we conduct other surveys to monitor and guide the employee experience throughout an employee’s time with M&T. Surveys are conducted at various times, such as new hire onboarding as well as in connection with key events, such as acquisitions. M&T has also conducted numerous employee surveys during the COVID-19 pandemic.

Employee engagement is also fostered through M&T’s allotment of 40 hours of paid volunteer time for each employee to make a difference in the communities in which they serve. Although volunteer opportunities recently have been limited by the pandemic, in 2021, M&T employees volunteered approximately 50,000 hours and served on the boards of over 170 non-profit organizations.

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Proposal 1 – Election of Directors

M&T aims to maintain a highly engaged Board with balanced tenure and substantive expertise that has the diversity of skills and backgrounds necessary to effectively oversee our management team and serve the long-term interests of our shareholders.

We are asking our shareholders to elect all 17 director nominees at the Annual Meeting to hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified.  Each nominee is elected annually by the affirmative vote of the majority of votes cast in accordance with M&T’s Amended and Restated Bylaws.

The following table provides summary information about each of our 17 nominees to serve on the Board.

2022 Director Nominees

Name	Age	Director Since	Independent	Professional Background	Current Committee Membership (1)
John P. Barnes(2)	66	—	✓	Chairman and CEO of People’s United Financial, Inc.	—
Robert T. Brady (3)	81	1994	✓	Former Chairman and CEO of Moog Inc.	NCGC, EC
Calvin G. Butler, Jr.	52	2020	✓	Senior Executive VP of Exelon Corporation and CEO of its subsidiary, Exelon Utilities	NCGC
Jane Chwick(2)	59	—	✓	Former Partner and Co-COO of the Technology Division at Goldman Sachs	—
William F. Cruger, Jr. (2)	63	—	✓	Former Vice Chairman of Investment Banking at J.P. Morgan Chase & Co.	—
T. Jefferson Cunningham III	79	2001	✓	Former Chairman and CEO of Premier National Bancorp, Inc. and Premier National Bank	RC
Gary N. Geisel	73	2009	✓	Former Chairman and CEO of Provident Bankshares Corporation and Provident Bank	NCGC (Chair), EC, RC
Leslie V. Godridge	66	2020	✓	Former Vice Chair and Co-Head of Corporate and Commercial Banking for US Bancorp	RC
René F. Jones (4)	57	2017		Chairman and CEO of M&T and M&T Bank	EC
Richard H. Ledgett, Jr.	64	2017	✓	Former Deputy Director and COO of the National Security Agency	RC
Melinda R. Rich	64	2009	✓	Vice Chair of Rich Products Corporation	NCGC
Robert E. Sadler, Jr.	76	1999	✓	Former President and CEO of M&T	EC (Chair), RC (Chair)
Denis J. Salamone	68	2015	✓	Former Chairman and CEO of Hudson City Bancorp, Inc. and Hudson City Savings Bank	AC (Chair)
John R. Scannell	58	2017	✓	Chairman and CEO of Moog Inc.	NCGC

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Name	Age	Director Since	Independent	Professional Background	Current Committee Membership (1)
Rudina Seseri	44	2020	✓	Founder and Managing Partner of Glasswing Ventures, LLC	—
Kirk W. Walters(2)	66	—	✓	Senior Executive VP, Corporate Development and Strategic Planning of People’s United Financial, Inc.	—
Herbert L. Washington	71	1996	✓	President of HLW Fast Track, Inc.	AC

(1)	The committee names of the M&T Board of Directors are as follows: AC—Audit Committee; EC—Executive Committee; NCGC—Nomination, Compensation and Governance Committee; RC—Risk Committee.
(2)

On February 22, 2021, M&T announced that it had entered into a definitive agreement (the “Merger Agreement”) with People’s United Financial, Inc. (“People’s United”) under which People’s United will be acquired by M&T in an all-stock transaction (the “People’s United acquisition”).  Upon closing of the People’s United acquisition, Ms. Chwick and Messrs. Barnes, Cruger and Walters are expected to be appointed to the Board as agreed to by M&T and People’s United in accordance with the Merger Agreement. Their elections at the Annual Meeting are subject to the closing of the People’s United acquisition occurring prior to the Annual Meeting. Should the People’s United acquisition not close by the Annual Meeting, these four nominees’ elections will not be considered at the Annual Meeting and they subsequently will be appointed to the Board at the time of closing pursuant to the terms of the Merger Agreement.  As previously announced, the closing of the People’s United acquisition is expected to occur on or about April 1, 2022, subject to the satisfaction or waiver of the remaining closing conditions set forth in the Merger Agreement.

(3)	Mr. Brady serves as the non-executive Vice Chairman of the Board of Directors and as the lead independent director.
(4)	Mr. Jones serves as the Chairman of the Board of Directors.

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Board Composition

A balanced Board composition, supplemented by a thoughtful approach to director refreshment, is a priority for M&T.  The 17 director nominees represent a range of backgrounds, professions, skills, experiences and communities.  The Board believes these complementary skills and experiences produce an effective and highly qualified Board.

The Nomination, Compensation and Governance Committee (the “NCG Committee”), in discharging its duties to review director nominees, considers the experience, skills, independence and diversity of nominees in the full context of the current composition, needs and obligations of the Board.

Board Composition and Diversity. M&T strives to foster an inclusive workplace where we respect and value individual differences. We believe that employee diversity enhances our company’s ability to succeed at all levels.  Our Chairman and CEO is currently one of the approximately one percent of Black CEOs leading a Fortune 500 company.*  M&T also values diversity among its Board members.  The NCG Committee endeavors to identify nominees that possess diverse business experiences, skill sets and geographic backgrounds.  In addition, the NCG Committee believes a stronger Board is one that reflects gender, racial, sexual orientation and ethnic diversity.  The NCG Committee also believes it is desirable to maintain a mix of experienced, longer-tenured directors who possess deep institutional knowledge along with newer directors who have different expertise, backgrounds and fresh perspectives.

At the 2022 Annual Meeting, over 41% of our 17 director nominees represent diverse constituencies, including four women and three people of color.  The director nominees range in age from 44 to 81, and the average age is approximately 65. Approximately 59% of the director nominees have served on the Board for five years or less.  The newest three current directors, each joining the Board in 2020, include two women and one person of color.

* NPR, “You can still count the number of Black CEOs on one hand,” May 27, 2021, https://www.npr.org/2021/05/27/1000814249/a-year-after-floyds-death-you-can-still-count-the-number-of-black-ceos-on-one-hand

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See “Proposal 1—Election of Directors” and “Corporate Governance of M&T Bank Corporation” further below for more information on our director nominees as well as Board qualifications, tenure, independence and diversity.

  Corporate Governance Practices

The Board is committed to sound and effective corporate governance that conforms to the highest standards of business ethics and integrity, provides robust oversight of management and promotes the long-term interests of our shareholders.  The Board reviews its Corporate Governance Standards annually and regularly reviews other governance practices, industry developments and shareholder feedback to ensure continued effectiveness.  Below are selected highlights of M&T’s corporate governance program.

Board Composition and Refreshment		Robust Shareholder Rights
✓	Highly engaged Board with balanced tenure and substantial, wide-ranging expertise	✓	Bylaws include proxy access right
✓	Strong Board refreshment practices, with more than half of director nominees having a tenure of five years or less	✓	All shareholders have the same voting rights
✓	Regular refreshment at the committee level	✓	Bylaws provide shareholders the ability to call a special meeting
✓	Ongoing and formal director nominee identification and selection process	✓	No supermajority voting requirements under the Bylaws
✓	Diverse skills represented, including risk management, accounting, commercial and retail banking, technology, community engagement and corporate governance	✓	No poison pill or other anti-takeover devices in effect

Board Accountability and Independence		Board Effectiveness
✓	Audit, NCG and Risk Committees comprised entirely of independent directors	✓	Strong Board leadership in risk management and oversight, including through Risk Committee and risk governance framework
✓	Majority voting standard for director elections	✓	Lead independent director role
✓	All directors elected annually	✓	Executive sessions of non-management directors held regularly
✓	Conflict of Interest Policy for Directors	✓	Annual Board and committee self-evaluations
✓	Stock ownership guidelines for directors and executives	✓	Independent Board evaluation of CEO performance and compensation through NCG Committee
✓	Pledging and hedging policies for directors and executives	✓	Corporate Governance Standards and committee charters reviewed annually
✓	Directors are subject to over-boarding requirements	✓	Average attendance at Board and committee meetings held in 2021 approximately 97%

See “Corporate Governance of M&T Bank Corporation” further below in this proxy statement for more information on our corporate governance program.

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Environmental, Social and Governance

Serving the interests of all our stakeholders, customers, employees, shareholders and communities is how M&T has built and grown for more than 160 years. We know that our success is deeply intertwined with the communities we work and live in and our culture reflects this.

Stakeholder Engagement. While we believe listening and responding to stakeholders’ needs is our responsibility, we are committed to building more transparency and process in doing so. To that end, in April 2021, we created a team dedicated to Environmental, Social and Governance (“ESG”) strategy, impact measurement and execution. Led by this new office, M&T has implemented a formal process to engage our stakeholders regarding ESG topics—to understand what is important to each group, how they see the movement and how our business success is intertwined. This process informed how we have prioritized our work.

Board Oversight of ESG and Human Capital Management.  To provide more clarity regarding the Board’s oversight of sustainability and ESG matters, the Board updated the charter of the NCG Committee in 2022 to reflect the Committee’s oversight of our company’s ESG matters, human capital management, and Diversity, Equity and Inclusion (“DEI”) strategies. Additionally, the Board updated the charter of the Risk Committee to reflect the incorporation of climate risks into M&T’s risk framework. Our management-level ESG Council is responsible for reporting ESG issues to the Board as needed.

Since last year, our ESG accomplishments include, among others:

•	publishing our inaugural 2020 ESG Report with a Sustainability Accounting Standards Board disclosure,
•	building a centralized ESG team,
•	defining Board and management ESG governance,
•	completing our first materiality assessment,
•	expanding measurement and reporting of ESG topics,
•	launching operational sustainability initiatives to reduce our carbon footprint and
•	delivering education and communications to both internal and external stakeholders.

As a preview, our 2021 ESG Report will increase the focus and transparency into our efforts to support and impact all our stakeholders, including:

•	the results of our first materiality assessment and related prioritization,
•	an outline of how ESG is governed by management and the Board,
•	our first disclosure aligned to the Task Force on Climate-related Financial Disclosures (TCFD) framework,
•	alignment to the World Economic Forum’s Stakeholder Capitalism framework and
•	expanded DEI qualitative and quantitative reporting.

In a constantly changing world, we’re confident that our purpose and approach to banking, through deep commitment and engagement with our communities, will continue to define and differentiate us.

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Proposal 2 – Advisory, Non-Binding Vote on 2021 Compensation of Named Executive Officers

We are asking our shareholders to review and vote, on an advisory basis, on the 2021 compensation of our named executive officers (“NEOs”).  As described in the “Compensation Discussion and Analysis” section of this proxy statement, our executive compensation policies and practices are centered on creating a pay-for-performance culture, driving M&T performance, aligning the interests of our executives with the long-term interests of our shareholders and reducing incentives for unnecessary and excessive risk-taking.

2021 Financial Performance Highlights

Our executive compensation program aims to create a culture of pay-for-performance by offering short- and long-term incentive compensation opportunities that reward executives for their individual contributions as well as M&T’s long-term performance.

M&T’s results for 2021 reflected a year of strong performance as measured by several key metrics including earnings per common share (“EPS”), return on assets and return on equity.  The 2021 financial performance is reflective of improving economic conditions, M&T’s prudent credit underwriting, growth in non-interest income, and nearly unchanged net interest income despite a challenging interest rate environment. Specific 2021 performance highlights are noted below.(1)

•Diluted earnings per common share were $13.80, up 39% from $9.94 in 2020;

•GAAP-basis net income in 2021 totaled $1.86 billion, improved significantly from $1.35 billion in 2020;

•GAAP-basis net income expressed as rate of return on average assets and average common shareholders’ equity of 1.22% and 11.54%, respectively, compared to 1.00% and 8.72% in 2020;

•Taxable equivalent net interest income for the year was $3.84 billion, nearly unchanged from $3.88 billion in 2020 despite the headwinds from a low interest rate environment;

•Non-interest income excluding gains/losses on investment securities grew 4.3% from prior year, aided by strong mortgage banking and trust business revenues as well as a rebound in volume-driven payment revenues;

•Non-interest operating expense(2) growth of 5.6% from prior year reflects higher compensation and incentives associated with improved revenue and profitability as well as the upward pressure on wages being experienced in the broader economy; compounded annual growth rate over the last two years was 1.6%; higher expenses relative to 2020 reflect normalization of certain expenses such as marketing and travel & entertainment as the economy emerges from the impacts of COVID-19;

•Net charge-offs expressed as a percentage of average loans were 0.20%, decreasing from 0.26% in 2020 and still below M&T’s long-term average of 0.33%; reflecting improvements in economic conditions and the credit environment, M&T recorded a recapture of the provision for credit losses of $75 million for 2021, compared with $800 million of provision for credit losses in 2020; accordingly, allowance for credit losses as a percentage of loans outstanding decreased to 1.58% at December 31, 2021, compared to 1.76% at December 31, 2020;

•During 2021, M&T increased its quarterly common stock dividend by $0.10 per share resulting in an annual rate of $4.80, the fifth consecutive annual increase; in addition, M&T’s decision to build capital in advance of the merger with People’s United Financial, Inc. resulted in a Common Equity Tier 1 ratio of 11.4% at the end of 2021 from 10.0% at year-end 2020.

(1)   For more information, see Management’s Discussion and Analysis of Financial Condition and Results of Operations in M&T’s Annual Report on Form 10-K for the year ended December 31, 2021 (“M&T’s 2021 Form 10-K”).

(2)   Non-interest operating expenses exclude amortization of core deposit and other intangible assets and expenses associated with merging acquired operations into M&T (when incurred), since such items are considered by management to be "nonoperating" in nature. M&T management believes this information better reflects the impact of acquisition activity in reported results. See pages 65-67 of M&T’s 2021 Form 10-K for the GAAP reconciliation of, and other information about, non-interest operating expenses.

9

Executive Compensation Program

The following illustrates some important features of our executive compensation program:

What We Do:	What We Don’t Do:
✓ Strong alignment between pay and performance	Ä Hedging or pledging of M&T securities (except in limited circumstances pursuant to prescribed policy)
✓ Discourage excessive risk taking through program design	Ä Repricing of stock options
✓ Maintain robust Stock Ownership Guidelines	Ä “Timing” of equity grants (i.e., we only grant long-term incentives on pre-determined dates)
✓ Retain an independent compensation consultant to advise and support the NCG Committee in its role	Ä Tax gross-ups (other than in connection with relocation)
✓ Maintain a compensation forfeiture policy which subjects incentives to risk adjustments	Ä Pay dividends on unvested stock units (starting with 2020 grants) or unearned performance units
✓ Review share utilization	Ä Grant excessive severance, pension or other benefits
✓ Annual risk assessment of incentive compensation plans	Ä Enter into employment contracts with our executives
✓ Routinely engage with shareholders
✓ Use a peer group to provide perspective on competitive pay levels

Our executive compensation program provides for a mix of base salary, short-term cash incentives and long-term equity-based incentives that vest over time in alignment with our compensation philosophy and the objectives cited above.

The charts below show the 2021 performance year total compensation pay mix of our CEO and the average of our other NEOs.  For this purpose, compensation for the “performance year” consists of (i) annual base salary as of the end of 2021, (ii) short-term cash incentive (“STI”) paid in 2022 for 2021 performance, and (iii) the long-term equity-based incentive (“LTI”) award (target value) granted in 2022 for 2021 performance.  Our LTI award is a mix of performance-vested stock units (“PVSUs”), performance-hurdled stock units (“PHSUs”) and non-qualified stock options (“NQSOs”), which are explained further on the next page.  As shown here, 87% of 2021 performance year target pay is “at risk” for our CEO and, on average, 77% is “at risk” for our other NEOs.

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The components of our executive compensation program, described below, align with M&T’s philosophy to emphasize long-term equity-based compensation, while providing executive compensation that will attract and retain executive officers capable of achieving M&T’s performance objectives.

Compensation Element	Objective	Determination of Award Levels and Key Features
Base Salary	• Provides fixed pay reflective of an executive’s role, responsibilities and individual performance	• Scope of the executive’s responsibilities • Experience • Internal and external comparison • Past and expected future performance
Short-Term: Cash Incentive*

•    Provides discretionary annual incentive opportunity generally reflective of overall bank and individual performance; considers both quantitative and qualitative performance

•Quantitative - reflects balance between financial and risk performance

•Qualitative - progress towards key strategic initiatives and other individual performance factors

•    Pool funded based on a percentage of operating income

•    Rewards NEOs based on:

➣    Corporate performance as reflected by financial results (including key metrics such as operating income, EPS, Return on Tangible Common Equity (“ROTCE”) and returns to shareholders)

➣    Achievement of annual performance objectives (financial and non-financial)

➣    Risk management and adherence to risk appetite

➣    Other key strategic initiatives for the year

Long-Term: Equity-Based Incentive*

•    Provides discretionary equity-based incentive opportunity generally reflective of overall bank and individual performance

•    Aligns rewards with sustained long-term shareholder value

•    Provides a strong retention tool

•    Unearned/unvested awards subject to forfeiture

•     Equity-based incentives awarded to NEOs in the form of performance-based stock unit awards and stock options

•    Performance-Based Stock Unit Awards Key Features:

➣    Performance-Hurdled Stock Units (“PHSUs”)

oVesting: Ratably at target over 3 years

oPerformance Metric: Absolute ROTCE

➣ Performance-Vested Stock Units (“PVSUs”)

oVesting: Cliff vest after 3-year performance period with final payout ranging from 0%-150% of target based on performance

oPerformance Metric: Absolute ROTCE and Relative ROTCE to peer group

•    Non-Qualified Stock Options (“NQSOs”) Key Features:

➣    Vesting: 3-year annual pro-rata

➣    Option Term: 10 years

•    Initial award value is based on:

➣    Roles/responsibilities and expected future contribution

➣ Peer compensation market data

•    Amount ultimately realized is based on:

➣ Absolute corporate performance for the immediately preceding year relative to the business plan

➣    Absolute and relative corporate performance over the 3-year period from date of grant

➣    Long-term, sustained corporate performance and stock price

* See “Compensation Discussion and Analysis” below for more information on applicable performance metrics.

See “Proposal 2— Advisory, Non-Binding Proposal to Approve the 2021 Compensation of M&T Bank Corporation’s Named Executive Officers” further below in this proxy statement for more information on our executive compensation program.

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Proposal 3 – Proposal to Ratify the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the Year Ending December 31, 2022

We are asking shareholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2022.

The Audit Committee annually evaluates the qualifications, performance and independence of the independent auditor.  As a result of this evaluation, on February 14, 2022, the Audit Committee appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T for the year ending December 31, 2022.  The Audit Committee and Board believe the continued retention of PricewaterhouseCoopers LLP is in the best interests of M&T and its shareholders.

See “Proposal 3—Proposal to Ratify the Appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of M&T Bank Corporation for the Year Ending December 31, 2022” further below in this proxy statement for more information on the appointment of our independent registered public accounting firm.

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PROXY STATEMENT

GENERAL INFORMATION – QUESTIONS AND ANSWERS

Why am I being provided this proxy statement?

M&T is providing this proxy statement to you because its Board is soliciting your proxy to vote your shares of M&T common stock at the Annual Meeting, or any adjournment or adjournments thereof.  This proxy statement contains information about matters to be voted upon at the Annual Meeting and certain other information required by the U.S. Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”).

We are first making available this proxy statement and the accompanying form of proxy on or about March 16, 2022 to M&T common stock shareholders of record as of February 24, 2022.  A copy of M&T’s message to shareholders and Form 10-K, including financial statements, which together comprise our annual report for the year 2021, are being made available along with this proxy statement but are not part of this proxy statement.

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Monday, April 25, 2022, at 11:00 a.m., Eastern Time.  Due to the continuing public health impact of the pandemic and to support the well-being of our employees and shareholders, we are holding this year’s Annual Meeting in a virtual meeting format only.  There is no physical location for the meeting.

Who is entitled to receive notice of and to vote at the Annual Meeting?

Common stock shareholders of record at 5:00 p.m., Eastern Time, on February 24, 2022 are entitled to receive notice of and to vote at the Annual Meeting.  On February 24, 2022, M&T had outstanding 129,056,015 shares of common stock, $0.50 par value per share.  Each share of common stock is entitled to one vote.  Shares may not be voted at the Annual Meeting unless the owner is present or represented by proxy, as more fully explained in this proxy statement.

How do I attend, vote and ask questions at the Annual Meeting?

You are entitled to participate in the Annual Meeting if, as of the close of business on February 24, 2022, you held shares of M&T common stock registered in your name (a “Registered Holder”), or you held shares through an intermediary, such as a bank or broker, and have a valid legal proxy for the Annual Meeting (a “Beneficial Holder”).

If you are a Registered Holder or Beneficial Holder, you will be able to attend the Annual Meeting online, ask questions and vote during the meeting by visiting meetnow.global/MGA2QVY and following the instructions.  Please have your control number, which can be found on your proxy card, notice or email previously received, to access the meeting.  Please review this information prior to the Annual Meeting to ensure you have access.

We encourage shareholders to visit the meeting website above in advance of the Annual Meeting to familiarize themselves with the online access process.  While we expect that the vast majority of Beneficial Holders will be able to fully participate using the control number received with their voting instruction form, there is no guarantee this option will be available for every type of Beneficial Holders’ voting control numbers.  Beneficial Holders also have the option to register in advance of the Annual Meeting as described more fully below.  The virtual Annual Meeting platform is fully supported across browsers (except Internet Explorer) and devices that are equipped with the most updated version of

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applicable software and plugins.  Shareholders should verify their internet connection prior to the Annual Meeting.

Shareholders encountering difficulty with the Annual Meeting virtual platform during the sign-in process or at any time during the meeting may utilize technical support provided by M&T through Computershare by calling 1-888-724-2416.  Technical support information also is provided on the sign-in page for all shareholders.

Shareholders will have substantially the same opportunities to participate in our virtual Annual Meeting as they would have at an in-person meeting.  Shareholders as of the record date will be able to attend, vote, examine the shareholder list, and submit questions during a portion of the meeting via the online platform.  Shareholders may also submit questions in advance of the Annual Meeting by sending them via email to: ir@mtb.com.  All questions submitted in advance of the Annual Meeting must be sent by 11:59 p.m. Eastern Time on April 22, 2022.

Questions that comply with the Annual Meeting’s rules of conduct and that are germane to the purpose of the Annual Meeting will be answered during the meeting, subject to time constraints.  If there are questions regarding personal matters or if a question posed is not answered, M&T’s Investor Relations Department will respond after the Annual Meeting.  If we receive substantially similar questions from multiple shareholders, we will group them together.  Prior to the Annual Meeting, the meeting website will contain details on other procedures and guidelines relevant to the Annual Meeting as well as technical support information.

Even if you intend to be present at the virtual Annual Meeting, to ensure your shares are represented, please vote your shares in advance of the meeting over the internet or by telephone, or complete and return a physical proxy card by mail.

Do I have to register in advance of the Annual Meeting if I want to attend?

If you are a Beneficial Holder, you may choose to register before the Annual Meeting by submitting proof of your proxy power (“Legal Proxy”) reflecting your M&T holdings along with your name and email address to Computershare as described below.  Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 20, 2022.  You will receive a confirmation of your registration by email after Computershare receives your registration materials.  Requests for registration should be directed to Computershare at the following addresses:

By email: Forward the email from your broker granting you a Legal Proxy, or attach an image of your Legal Proxy, to legalproxy@computershare.com

By mail: Computershare

    M&T Bank Corporation Legal Proxy

    P.O. Box 43001

                               Providence, RI 02940-3001

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What is the difference between a Registered Holder and a Beneficial Holder?

If your shares of M&T common stock are registered in your name with M&T’s transfer agent, Computershare, you are considered to be a Registered Holder.  M&T will mail the notice directly to you (or will mail the printed proxy materials, including a proxy card, as requested).

If your shares of M&T common stock are held by a broker, trustee, bank or other intermediary, then that intermediary is considered the shareholder of record, the shares are considered held in “street name,” and you are considered to be a Beneficial Holder.  This intermediary will send the notice to you (or will send the printed proxy materials with the intermediary’s voting instruction card, as requested).

As the Beneficial Holder of the shares, you have the right to direct your intermediary on how to vote and you are also invited to attend the virtual Annual Meeting.  However, if you are a Beneficial Holder, you are not the shareholder of record and in order to vote your shares during the meeting you must follow the instructions from your intermediary.  Please refer to the information your intermediary provided to you.  NYSE rules do not permit an intermediary to vote street name shares on “non-routine” matters, such as the election of directors and executive compensation, unless it has received voting instructions from the beneficial holder.  M&T encourages Beneficial Holders to promptly direct their intermediary on how to vote for the agenda items.

How are we distributing our proxy materials?

To expedite delivery, reduce costs and decrease the environmental impact of our proxy materials, we are again using an SEC rule known as “Notice and Access” that allows us to furnish proxy materials over the internet instead of mailing paper copies of those materials to each shareholder. As a result, beginning on or about March 16, 2022, shareholders were sent a Notice of Internet Availability containing instructions on how to access our proxy materials, including this proxy statement, as well as the message to shareholders and Form 10-K that together comprise our annual report for 2021, over the internet.  If you received the notice, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions in the notice.  The notice is not a proxy card that can be submitted to vote your shares.  Instead, the notice instructs you on how to access and review all of the important information contained in the proxy materials. The notice also instructs you on how to vote via the internet.  Shareholders who have requested paper copies of the proxy materials will receive printed copies in the mail.

If you received paper copies of the proxy materials, but instead in the future would like to receive only the proxy materials electronically, you can elect to do so by: (i) following the instructions provided in the proxy card, if your shares are registered in your name (i.e., a Registered Holder), or (ii) by contacting your broker, trustee, bank or other intermediary, if you hold your shares in street name (i.e., a Beneficial Holder).

How can I vote by proxy?

You can vote by proxy by following the internet or telephone voting procedures described on the notice or proxy card or by completing and returning a physical proxy card or, if you are a Beneficial Holder and hold your shares in street name, by following the voting instruction card you receive from your broker, trustee, bank or other intermediary.  The internet and telephone voting procedures are designed to authenticate that you are a shareholder by use of a control number and allow you to confirm that your instructions have been properly recorded.  If you are a Registered Holder, the method by which you vote will not limit your right to vote at the Annual Meeting if you later decide to attend the virtual Annual Meeting, as described above.

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May I revoke my proxy?

How you hold your shares (Registered Holder or Beneficial Holder) determines how and when you may revoke your proxy.  A Registered Holder may revoke a proxy that has been previously given at any time before it is exercised by giving written notice of such revocation or by delivering a later dated proxy, in either case, to the Corporate Secretary, at One M&T Plaza, Buffalo, New York 14203, or by attending and voting during the virtual Annual Meeting.  A Beneficial Holder of shares in street name must follow the instructions from his or her broker, trustee, bank or other intermediary to revoke his or her previously given proxy.

How will my proxy be voted?

Your proxy will be voted in accordance with the directions you provide.  If you sign, date and return your proxy card but do not specify how you want to vote your shares, your shares will be voted FOR the election as directors of the 17 persons named under the section titled “Nominees for Director;” FOR approving, on an advisory basis, the 2021 compensation of M&T’s Named Executive Officers (“NEOs”); and FOR ratifying the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T for the year ending December 31, 2022.  As noted in Proposal 1, the elections of Ms. Chwick and Messrs. Barnes, Cruger and Walters are subject to the closing of the People’s United acquisition occurring prior to the Annual Meeting.  Should the People’s United acquisition not close by the Annual Meeting, their elections will not be considered at the Annual Meeting.

What is required for a quorum at the Annual Meeting?

The presence, or presence by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting.  Broker non-votes will be counted as being present or represented at the Annual Meeting for purposes of establishing a quorum, but, under NYSE rules, brokers will not be permitted to vote in the election of directors or on the advisory vote to approve the 2021 compensation of M&T’s NEOs unless specific voting instructions are provided to the broker.  We therefore encourage Beneficial Holders whose shares are held in street name to direct their vote for all agenda items on the form of proxy or instruction card sent by his or her broker, trustee, bank or other intermediary.

What approval is necessary for Proposal 1 and what happens if an incumbent director nominee does not receive a majority of votes in favor of his or her election?

Pursuant to M&T’s Amended and Restated Bylaws, in an uncontested election of directors, the affirmative vote of a majority of the votes cast with respect to the nominee is required for the election of such nominee as a director, assuming a quorum is present or represented at the Annual Meeting.  This means that the number of votes cast “for” a particular nominee for director must exceed the number of votes cast “against” the nominee for director.  If an incumbent director does not receive the required affirmative vote, that director would still be elected, but would be required to tender his or her resignation to the Board for consideration in accordance with M&T’s Amended and Restated Bylaws.  As noted in Proposal 1, the elections of Ms. Chwick and Messrs. Barnes, Cruger and Walters are subject to the closing of the People’s United acquisition occurring prior to the Annual Meeting.  Should the People’s United acquisition not close by the Annual Meeting, their elections will not be considered at the Annual Meeting.

What approval is necessary to approve Proposals 2 and 3?

For each of Proposals 2 and 3, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve, on an advisory basis, the 2021 compensation of M&T’s NEOs and to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of

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M&T for the year ending December 31, 2022, which means, the number of votes cast “for” a proposal must exceed the number of votes cast “against” the proposal.

How are abstentions and broker non-votes counted?

An abstention will not constitute a vote cast and therefore will not affect the outcome of the vote on the election of directors, the advisory vote to approve the 2021 compensation of M&T’s NEOs, or the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T for the year ending December 31, 2022.  Broker non-votes will not constitute votes cast for the election of directors or for the approval of the 2021 compensation of M&T’s NEOs, and therefore will have no effect on the outcome of either of these proposals.

Who is paying for the solicitation of proxies?

M&T will bear the cost of soliciting proxies in the accompanying form of proxy.  We are making this solicitation by mail, by telephone and in person using the services of employees of M&T or its subsidiaries at nominal cost.  In addition, M&T has retained Georgeson to assist in the solicitation of proxies for a fee of approximately $10,000 plus the reasonable out-of-pocket expenses and disbursements of that firm.  We will reimburse brokers, trustees, banks and other intermediaries for expenses they incur in mailing proxy materials to Beneficial Owners of M&T’s common stock.

How do I propose actions for the 2023 Annual Meeting of Shareholders?

SEC Rule 14a-8

In order for a shareholder proposal at next year’s meeting, the 2023 Annual Meeting of Shareholders, to be eligible for inclusion in M&T’s proxy statement pursuant to SEC Rule 14a-8, we must receive the proposal at our principal executive offices no later than November 16, 2022.  You must provide your proposal to us in writing and it must comply with the requirements of SEC Rule 14a-8.

Advance Notice Procedures

M&T’s Amended and Restated Bylaws state that no business may be brought before an annual meeting of shareholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by the Board or by a shareholder entitled to receive notice of, and to vote at, the annual meeting who has delivered notice to M&T (containing the information specified in M&T’s Amended and Restated Bylaws) no earlier than 150 days and no later than 120 days prior to the anniversary of the date on which M&T first mailed its proxy materials for the preceding year’s annual meeting of shareholders.  These advance notice procedures are separate from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in M&T’s proxy statement pursuant to SEC Rule 14a-8 referred to above.  A shareholder wishing to submit a proposal for consideration at the 2023 Annual Meeting of Shareholders should do so no earlier than October 17, 2022 and no later than November 16, 2022. In addition to satisfying the foregoing requirements under M&T’s Amended and Restated Bylaws, to comply with the new universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than the M&T’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than February 24, 2023.

Proxy Access Procedures

M&T’s Amended and Restated Bylaws permit a shareholder, or a group of up to 20 shareholders, who has continuously owned at least 3% of the outstanding shares of M&T’s common stock for at least three years to nominate and include in our proxy statement for the annual meeting of shareholders director nominees constituting up to the greater of two directors or 20% of the total number of directors

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serving on the Board on the last day on which notice of a nomination may be delivered (known generally as “proxy access”).

The proxy access notice must be in writing and contain the information specified in M&T’s Amended and Restated Bylaws for a proxy access nomination and must be delivered no earlier than 150 days and no later than 120 days prior to the anniversary of the date on which M&T first mailed its proxy materials for the preceding year’s annual meeting of shareholders. A shareholder wishing to submit a proxy access notice regarding a nomination for the 2023 Annual Meeting of Shareholders should do so no earlier than October 17, 2022 and no later than November 16, 2022.

These proxy access procedures are separate from the advance notice procedures referred to above, from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in our proxy statement pursuant to SEC Rule 14a-8 referred to above, and from the procedures you must follow to submit a director nominee for consideration by the NCG Committee as described in this proxy statement (see “Nomination, Compensation and Governance Committee” in the  section titled “Corporate Governance of M&T Bank Corporation”).

How do I discontinue multiple mailings?

In accordance with a notice sent to certain shareholders who receive paper copies of the proxy materials, multiple shareholders sharing a single address will receive only one copy of this proxy statement, the message to shareholders and Form 10-K, unless we have previously received other instructions.  This practice, known as “householding,” is designed to reduce printing and postage costs.

If you are a Registered Holder and have more than one account in your name or at the same address as other shareholders of record, you may authorize M&T to discontinue mailings of multiple sets of proxy materials.  To discontinue multiple mailings, or to reinstate multiple mailings, please either mail your request to M&T Bank Corporation, Attention:  Shareholder Relations, One M&T Plaza, Buffalo, New York 14203, or send your request to Shareholder Relations via electronic mail at ir@mtb.com.

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PROPOSAL 1

ELECTION OF DIRECTORS

Upon the recommendation of the NCG Committee, the Board recommends the following 17 persons for election as directors of M&T, to hold office until the 2023 Annual Meeting of Shareholders and until their successors have been duly elected and qualified.

Each of the nominees was elected at the 2021 Annual Meeting of Shareholders with the exception of Ms. Chwick and Messrs. Barnes, Cruger and Walters.  These four new directors will be standing for election for the first time, with their elections subject to the closing of the People’s United acquisition occurring prior to the Annual Meeting. Should the People’s United acquisition not close by the Annual Meeting, these four nominees’ elections will not be considered at the Annual Meeting and they subsequently will be appointed to the Board in connection with the closing.  As previously announced, the closing of the People’s United acquisition is expected to occur on or about April 1, 2022, subject to the satisfaction or waiver of the remaining closing conditions set forth in the Merger Agreement. Upon closing, Ms. Chwick and Messrs. Barnes, Cruger and Walters are expected to be appointed to the Board as agreed to by M&T and People’s United in accordance with the Merger Agreement.

Six of the current directors, Ms. C. Angela Bontempo and Messrs. Richard S. Gold, Richard A. Grossi, Newton P.S. Merrill, Kevin J. Pearson and David S. Scharfstein, are not nominees, and their terms as directors will end at the Annual Meeting.  The Board would like to thank each of these directors for their years of service on the Board.  Mr. Gold (M&T’s President and Chief Operating Officer) and Mr. Pearson (M&T’s Vice Chairman) will continue in their roles in executive leadership and as directors of M&T’s principal subsidiary, M&T Bank, along with roles at other subsidiaries.  Mr. Merrill will continue to serve as an advisory member of the Trust and Investment Committees of M&T Bank, Wilmington Trust, National Association (“Wilmington Trust, N.A.”) and Wilmington Trust Company.

If any nominee for any reason becomes unavailable for election, or if a vacancy occurs before the election (which events are not expected), it is intended that the shares represented by the proxies will be voted for such other person, if any, as the Board shall designate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE 17 NOMINEES.

Each nominee’s business experience, including occupation, current public company directorships, and public company directorships held at any time during the past five years is provided.  Additionally, the specific experience, qualifications and skills, including education, of each nominee that was considered by the NCG Committee are listed.

The information with respect to each nominee is as of March 5, 2022 and includes each nominee’s affiliations, if any, with M&T’s subsidiary banks, M&T Bank (also known as Manufacturers and Traders Trust Company) and Wilmington Trust, N.A.  The information contained in this proxy statement concerning the nominees is based upon statements made or confirmed to M&T by or on behalf of such nominees, except to the extent certain information is contained in M&T’s records.

The Board believes that the experience, qualifications and skills of each of the director nominees contributes to an effective and well-functioning board providing oversight of M&T’s business and management.

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NOMINEES FOR DIRECTOR

JOHN P. BARNES
Chairman and CEO of People’s United

Mr. Barnes, age 66, is expected to join our Board upon the closing of the People’s United acquisition.  Since June 2018, he has served as Chairman of the Board and Chief Executive Officer of People’s United.  Previously, Mr. Barnes served as President and Chief Executive Officer of People’s United since July 2010.  He also previously served as Senior Executive Vice President and Chief Administrative Officer for People’s United following the acquisition of Chittenden Corporation in early 2008.  Mr. Barnes had served as an Executive Vice President and in multiple other positions at Chittenden Corporation, including heading the Credit Policy and Administration Division. He became a director of People’s United in 2010. Mr. Barnes also serves as the Chairman of The People’s United Community Foundation.

Experience, Skills and Qualifications

Mr. Barnes brings extensive banking and finance knowledge, having worked in the financial services industry since 1983, when he joined Chittenden Corporation after five years with the Federal Deposit Insurance Corporation in Boston.  He brings exceptional executive and management experience gained through his leadership roles at multiple financial institutions. Mr. Barnes is a graduate of Northeastern University and received a Master of Business Administration from the University of Vermont.

ROBERT T. BRADY
Vice Chairman of the Board of Directors Member of the Nomination, Compensation and Governance Committee Member of the Executive Committee Director since 1994

Mr. Brady, age 81, serves as Vice Chairman of M&T’s Board of Directors and as its lead independent director.  He is the former Chairman of the Board and Chief Executive Officer of Moog Inc. (NYSE: MOG.A), a worldwide manufacturer of control systems and components for aircraft, spacecraft, automated machinery and medical equipment.  Mr. Brady served as Moog’s Executive Chairman from 2011 until his retirement on January 31, 2014.  He is a director of Astronics Corporation (NASDAQ: ATRO) where he serves as a member of the Audit and Compensation Committees.  Mr. Brady is also a director of CUBRC, Inc., a research, development, testing and systems integration company as well as the Albright-Knox Art Gallery, both located in Buffalo, New York.  He previously served as a director of ENrG, Inc., Seneca Foods Corporation (NASDAQGS: SENEA) and of National Fuel Gas Company (NYSE: NFG).  Mr. Brady is a member of the Executive Committee and NCG Committee of M&T.  He is also director of M&T’s subsidiary, M&T Bank, and a member of its Executive Committee.

Experience, Skills and Qualifications

Mr. Brady is an experienced and successful business leader with a track record of helping companies innovate, grow and create jobs.  He brings insight into risk management, operational risk and strategic planning.  In addition to his significant leadership experience with several public companies, Mr. Brady has considerable corporate governance experience.  He holds a Bachelor of Science in Mechanical Engineering from Massachusetts Institute of Technology and a Master of Business Administration from Harvard Business School.

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CALVIN G. BUTLER, JR.
Member of the Nomination, Compensation and Governance Committee Director since 2020

Mr. Butler, age 52, is a Senior Executive Vice President and Chief Operating Officer of Exelon Corporation (NASDAQ: EXC). In December 2019 he was named Senior Executive Vice President and Chief Executive Officer of its subsidiary, Exelon Utilities, after being appointed the Interim Chief Executive Officer in October 2019.  He oversees Exelon Utilities’ six local electric and natural gas companies, which together form the nation's largest utility company by customer count.  Mr. Butler previously served as Chief Executive Officer of Baltimore Gas and Electric Company, an Exelon Corporation company, from March 2014 until December 2019.  Since joining Exelon in 2008, he has held various other senior managerial positions at the company with responsibilities in government, regulatory and external affairs, customer services and human resources.  Mr. Butler previously held leadership positions with RR Donnelly from 1999 to 2008 and worked at CILCORP (Central Illinois Light Company) from 1994 to 1999. He is a director of RLI Corporation (NYSE: RLI), serving as a member of its Audit and Nominating/Corporate Governance Committees, and serves on the boards of several civil, advocacy and charitable organizations in and around the Baltimore area.  Mr. Butler is a member of the NCG Committee of M&T.  He is also a director of M&T’s subsidiary, M&T Bank.

Experience, Skills and Qualifications

Mr. Butler has extensive executive management experience and brings considerable knowledge in the areas of regulatory affairs, customer service, external affairs, human resources and innovation and technology.  He brings leadership experience in civic and community organizations. Mr. Butler holds a Bachelor of Science in Public Relations from Bradley University and a Juris Doctor from Washington University School of Law in St. Louis.

JANE CHWICK
Director of People’s United

Ms. Chwick, age 59, is expected to join our Board upon the closing of the People’s United acquisition.  She has served as a director of People’s United since 2017.  Ms. Chwick previously served as a partner at Goldman Sachs where she had a 30-year career in technology, including most recently as the Co-Chief Operating Officer of the Technology Division. As Co-Chief Operating Officer, she was responsible for financial business planning, setting the technical strategy and management of an 8,000-person organization within the firm. While at Goldman Sachs, Ms. Chwick also served as a member of many governance committees, including the firm’s Finance Committee, the firm-wide New Activity Committee and the Technology Risk Committee, and she was Co-Chair of the Technology Division Operating Committee. She was also the Co-founder and Co-CEO of Trewtec, Inc., providing corporate directors, chief executive officers and chief technology officers with the information required to improve their oversight of a company’s technology division. In addition to serving as a director of People’s United, Ms. Chwick also currently serves as a director of Voya Financial (NYSE: VOYA), MarketAxess (NASDAQ: MKTX) and Thoughtworks Holding Inc. (NASDAQ: TWKS). At Voya Financial, she is Chair of the Technology, Innovation and Operations Committee and a member of the Risk, Investments and Finance Committee and Nomination and Governance Committee.  At MarketAxess, Ms. Chwick is Chair of the Risk Committee and a member of the Nomination and Governance Committee.  At Thoughtworks Holding Inc., she is a member of the Nomination, Governance and ESG Committee and the Compensation and Talent Committee.

Experience, Skills and Qualifications

Mr. Chwick brings extensive technology leadership experience, gained in a global financial services firm, combined with strategic perspective and in-depth knowledge of the financial services industry.  She holds an undergraduate degree in Mathematics from Queens College, and a Master of Business Administration with a concentration in quantitative analysis from St. John’s University.

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WILLIAM F. CRUGER, JR.
Director of People’s United

Mr. Cruger, age 63, is expected to join our Board upon the closing of the People’s United acquisition.  He has served as a director of People’s United since 2014 and was, until August 2013, Vice Chairman of Investment Banking at J.P. Morgan Chase & Co., a leading global financial services firm.  Mr. Cruger’s responsibilities included senior client relationship management and transaction leadership with a primary focus on financial institutions, among other sectors.  He was Managing Director, Financial Institutions Group at J.P. Morgan Chase from 1996 until 2011 when he was elevated to the position of Vice Chairman.  Mr. Cruger also ran the firm’s investment banking practices in Japan from 1991 to 1996, in Latin America from 1989 to 1991, and in Emerging Asia from 1984 to 1988.  He began his career at J.P. Morgan Chase in 1982.  In addition to serving as a director of People’s United, Mr. Cruger is also currently a director of MarketAxess Holdings Inc. (NASDAQ: MKTX), serving as a member of the Audit and Finance Committees and the Chairman of the Nominating and Corporate Governance Committee, and of Virtu Financial, Inc. (NASDAQ: VIRT), serving as Chairman of the Audit Committee and a member of the Risk Committee.  He has also previously served as a director of Archipelago, Capital IQ and Credittrade.

Experience, Skills and Qualifications

Mr. Cruger has diverse experience in investment banking at a global financial services firm and extensive knowledge of financial institutions and financial markets.  His leadership roles as a director of other financial services firms and his international business experience bring critical skills and strategic insight to the Board.  Mr. Cruger holds a Master of Business Administration from Columbia University and a Bachelor of Arts from Clark University.

T. JEFFERSON CUNNINGHAM III
Member of the Risk Committee Director since 2001

Mr. Cunningham, age 79, is the Chairman and Chief Executive Officer of Magnolia Capital Management, Ltd, a registered investment adviser in Cold Spring, New York.  He is the former Chairman of the Board and Chief Executive Officer of Premier National Bancorp, Inc. and Premier National Bank, and of Premier’s predecessors.  Mr. Cunningham had a distinguished career in various board and executive-level positions with several leading U.S. and European financial institutions.  He is a trustee of Open Space Institute, an environmental conservation organization dedicated to protecting significant landscapes in New York State, where he serves on several committees and as Chairman of its Compensation Committee.  Mr. Cunningham is an advisory board member of the Community Foundations of the Hudson Valley in Poughkeepsie, New York.  He is a member of the Risk Committee of M&T.  Mr. Cunningham is also a director of M&T’s subsidiary, M&T Bank, a member of its Risk Committee and the Chairman of its Directors Advisory Council of the Hudson Valley Division.

Experience, Skills and Qualifications

Mr. Cunningham has extensive experience with commercial and investment banking strategy, both domestically and internationally.  He brings in-depth knowledge of risk management, fiduciary oversight responsibility and a valuable international perspective to M&T’s business activities.  Mr. Cunningham holds a Bachelor of Arts in Economics from Cornell University and a Master of Business Administration from Stanford University.

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GARY N. GEISEL
Chairman of the Nomination, Compensation and Governance Committee Member of the Executive Committee Member of the Risk Committee Director since 2009

Mr. Geisel, age 73, is the retired former Chairman of the Board and Chief Executive Officer of Provident Bankshares Corporation and Provident Bank.  He previously served as Chairman of the Board of Saint Agnes Hospital in Baltimore, Maryland having served on its Finance, Governance, Compensation and Executive Committees.  Mr. Geisel is a former director of Goodwill Industries of the Chesapeake and served as its Chairman and on the Executive Committee.  He is a former director of Annapolis Life Care, Inc., a continuing-care retirement community operator in Annapolis, Maryland, where he served as a member of its Finance and Audit Committee.  Mr. Geisel is also a member of the Budget and Finance Committee of the Baltimore Community Foundation.  He is a director of Urban Teachers, a non-profit teacher preparation program in Baltimore, Maryland, serving as Chair of the Finance Committee and member of the Executive Committee. Mr. Geisel is the Chairman of the NCG Committee and a member of the Executive and the Risk Committees of M&T. He is also a director of M&T’s subsidiary, M&T Bank, a member of its Executive and Risk Committees, and Chairman of its Directors Advisory Council of the Baltimore-Washington Division.

Experience, Skills and Qualifications

Mr. Geisel brings financial acumen with over 35 years of experience in the banking industry as well as exceptional executive leadership.  He holds a Bachelor of Science from Edinboro University of Pennsylvania, a Master of Business Administration from Duquesne University and completed banking programs at the Stonier Graduate School of Banking.

LESLIE V. GODRIDGE
Member of the Risk Committee Director since 2020

Ms. Godridge, age 66, served as Vice Chair and Co-Head of Corporate and Commercial Banking for U.S. Bancorp and as a member of the Managing Committee of U.S. Bank, N.A.’s Board of Directors, roles she held from 2016 until her retirement in 2020. She joined U.S. Bancorp in 2007 as Executive Vice President and Head of National Corporate Special Industries and Global Treasury Management. Previously, Ms. Godridge worked for The Bank of New York for 25 years in a variety of senior managerial roles, culminating as Head of Consumer, Commercial, Private Banking and Asset Management. She has been recognized repeatedly on The American Banker's list of the Most Powerful Women in Banking. Ms. Godridge is a director of Beasley Broadcast Group, Inc. (NASDAQ: BBGI), serving as the Chair of the Audit Committee, a director of National Integrity Life Insurance Co., a director of Gerber Life Insurance Company, and serves as a trustee of the Museum of the City of New York.  She is a member of the Risk Committee of M&T. Ms. Godridge is also a director of M&T’s subsidiary, M&T Bank, and a member of its Risk and Trust and Investment Committees.  In addition, she an Advisory Member of the Trust and Investment Committees of Wilmington Trust, N.A. and Wilmington Trust Company, both of which are M&T subsidiaries.

Experience, Skills and Qualifications

Ms. Godridge brings extensive banking and finance knowledge with over 35 years of experience in the banking industry.  She also brings exceptional executive and management experience gained through her senior executive positions at financial institutions. Ms. Godridge holds a Bachelor of Arts from Smith College and a Master of Business Administration from New York University Stern School of Business.

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RENÉ F. JONES
Chief Executive Officer Chairman of the Board of Directors Member of the Executive Committee Director since 2017

Mr. Jones, age 57, has been Chairman of the Board and Chief Executive Officer of M&T and of M&T Bank since December 2017.  He is a member of the Executive Committees of M&T and M&T Bank.  Mr. Jones served as an Executive Vice President of M&T from 2006 to 2017, served as Chief Financial Officer of M&T and M&T Bank from 2005 to 2016 and as a Vice Chairman of M&T Bank from 2014 to 2017.  He serves as a director and a member of the Audit Committee of ACV Auctions Inc. (NASDAQ: ACVA) and a director of the Jacobs Institute, a non-profit medical device innovation center in Buffalo, New York.  Mr. Jones is also a director and member of the Audit and Risk Committee of the Federal Reserve Bank of New York and previously served as a member of the Federal Advisory Council of the Federal Reserve Board.  He is on the Board of Trustees of Boston College, the Massachusetts Historical Society, is a trustee of the Burchfield Penney Art Center in Buffalo and serves as a member of the UB Council of the State University of New York at Buffalo.

Experience, Skills and Qualifications

Mr. Jones joined M&T Bank in 1992 as an Executive Associate and has nearly 30 years of experience in banking.  He has served M&T Bank in numerous executive and managerial positions in the Finance, Wealth and Institutional Services, Human Resources, Consumer Lending, Mortgage, and Treasury Divisions which have provided him with valuable institutional knowledge.  Mr. Jones holds a Bachelor of Science in Management Science from Boston College and a Master of Business Administration with concentrations in Finance, Organization and Markets from the University of Rochester Simon School of Business.

RICHARD H. LEDGETT, JR.
Member of the Risk Committee Director since 2017

Mr. Ledgett, age 64, is a private consultant. He served as Deputy Director and Chief Operating Officer of the National Security Agency (“NSA”), the largest intelligence organization in the U.S., from January 2014 until his retirement in April 2017, and worked for the NSA for 29 years.  Mr. Ledgett is a Senior Visiting Fellow at The MITRE Corporation, a trustee of the Institute for Defense Analyses, a member of the National Infrastructure Advisory Council, a member of a cyber advisory board of Beazley PLC, as well as a director of Elbit Systems of America. He has served as an instructor and course developer at the National Cryptologic School within the NSA in Washington, D.C. and as an adjunct faculty member at the National Intelligence University in Washington, D.C.  Mr. Ledgett is a member of the Risk Committee of M&T.  He is also a director of M&T’s subsidiary, M&T Bank, and a member of its Executive and Risk Committees.

Experience, Skills and Qualifications

Mr. Ledgett brings four decades of specialty expertise in the areas of intelligence, cyber security and cyber operations.  He holds a Bachelor of Science in Psychology from the State University of New York at Albany and a Master of Science in Strategic Intelligence from the Defense Intelligence College.

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MELINDA R. RICH
Member of the Nomination, Compensation and Governance Committee Director since 2009

Ms. Rich, age 64, is, and has been since 2006, Vice Chairman of Rich Products Corporation, a privately owned global manufacturer and supplier of frozen foods headquartered in Buffalo, New York.  She is Chair of Rich Products Corporation’s Finance and Audit Committee, and Compensation and Organization Committee, and a member of its Executive Committee.  Ms. Rich is Executive Vice President of Rich Entertainment Group, which consists of various businesses in the sports, entertainment and restaurant industries.  She is a director of Rich Holdings, Inc., as well as several other entities within the Rich Products Corporation family of companies.  Ms. Rich is a director of Weber Inc. (NYSE: WEBR), a leading manufacturer of outdoor grills and related products, and a director of Grove Entertainment, a production company in New York City.  She serves as an Advisor of BDT Capital Partners in Chicago, Illinois.  Ms. Rich serves as a Director of Cleveland Clinic in Cleveland, Ohio, and also as a director of a number of charitable foundations, including Rich Family Foundation, DreamCatcher Foundation, Inc. and Cleveland Rock and Roll, Inc./ Rock & Roll Hall of Fame.  She is a former director of Wm. Wrigley, Jr. Company.  Ms. Rich is a member of the NCG Committee of M&T.  She is also a director of M&T’s subsidiary, M&T Bank.

Experience, Skills and Qualifications

Ms. Rich brings considerable knowledge of executive compensation matters, leadership roles and service to civic and community organizations.  She provides a valuable international perspective on public policy, societal and economic issues.  Ms. Rich holds a Bachelor of Arts in Psychology from the University of Colorado.  She received an Honorary Doctorate of Humane Letters from the Culinary Institute of America, an Honorary Doctorate of Laws from D’Youville College and an Honorary Doctorate of Humane Letters from Canisius College.

ROBERT A. SADLER, JR.
Chairman of the Executive Committee Chairman of the Risk Committee Director since 1999

Mr. Sadler, age 76, was a consultant to M&T from 2010 to April 1, 2017.  He joined M&T Bank in 1983 and held a number of executive positions, including Vice Chairman of the Board of Directors from 2007 until his retirement in June 2010.  From June 2005 to January 2007, Mr. Sadler served as President and Chief Executive Officer of M&T and M&T Bank.  Mr. Sadler served as a director of Gibraltar Industries, Inc. (NASDAQ: ROCK) from 2004 to 2015 and as a director of Security Mutual Life Insurance Company of New York until 2015.  He is Chairman of the Executive and Risk Committees of M&T.  Mr. Sadler is also a director of M&T’s subsidiary, M&T Bank, and Chairman of its Executive and Risk Committees. In addition, he is Chairman of M&T Bank’s Directors Advisory Council – Florida Division.

Experience, Skills and Qualifications

Mr. Sadler brings in-depth knowledge of the financial services industry including significant financial experience and valuable institutional knowledge through his executive roles with M&T.  He holds a Bachelor of Arts from Washington and Lee University and a Master of Business Administration from Emory University.

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DENIS J. SALAMONE
Chairman of the Audit Committee Director since 2015

Mr. Salamone, age 68, joined M&T’s Board of Directors effective with the closing of M&T’s acquisition of Hudson City Bancorp, Inc. and Hudson City Savings Bank (“Hudson City”) in November 2015.  He served as Chairman and Chief Executive Officer of Hudson City from September 2014 until November 1, 2015.  Mr. Salamone joined Hudson City in 2001 as Senior Executive Vice President and served on its Board of Directors.  Between 2002 and 2014, he held several senior executive positions at Hudson City, including President and Chief Operating Officer.  Prior to joining Hudson City, Mr. Salamone was an accountant with PricewaterhouseCoopers LLP for 26 years, 16 years as a partner where he served as the Global Financial Services leader for Audit and Business Advisory Services.  He is a member of the American Institute of CPAs and a member of the New York State Society of CPAs.  Mr. Salamone serves as Chairman of the Board of Trustees for St. Francis College in Brooklyn Heights, New York, as a trustee of the Ridgewood, New Jersey YMCA, and as a trustee and Chair of the Audit and Risk Committee of Valley Health System in Ridgewood, New Jersey.  He is the Chairman of the Audit Committee of M&T.  Mr. Salamone is also a director of M&T’s subsidiary, M&T Bank, the Chairman of its Examining Committee and a member of its Executive Committee.

Experience, Skills and Qualifications

Mr. Salamone has more than 40 years of experience in the financial services industry and brings significant accounting skills and knowledge of financial reporting and risk management.  He holds a Bachelor of Science in Accounting from St. Francis College.

JOHN R. SCANNELL
Member of the Nomination, Compensation and Governance Committee Director since 2017

Mr. Scannell, age 58, is the Chairman of the Board and Chief Executive Officer of Moog Inc. (NYSE: MOG.A), a worldwide manufacturer of control systems and components for aircraft, spacecraft, automated machinery and medical equipment.  He was appointed Vice President of Moog in 2005 and Chief Financial Officer in 2007.  In 1999, Mr. Scannell became the General Manager of Moog Ireland and joined the Aircraft Group in East Aurora, New York in 2003.  He joined Moog in 1990 as an Engineering Manager of Moog Ireland and later become Operations Manager of Moog GmbH in Germany.  Mr. Scannell is a director of Albany International Corp. (NYSE: AIN) where he serves as a member of the Compensation Committee.  He is a member of the NCG Committee of M&T.  Mr. Scannell is also a director of M&T’s subsidiary, M&T Bank.

Experience, Skills and Qualifications

Mr. Scannell brings significant business and management experience and valuable international business expertise.  He holds a Bachelor of Science and a Master of Science in Electrical Engineering from the University College at Cork, Ireland and a Master of Business Administration from Harvard Business School.

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RUDINA SESERI
Director since 2020

Ms. Seseri, age 44, is the Founder and Managing Partner of Glasswing Ventures, LLC, an early-stage venture capital firm that invests in artificial intelligence and machine learning-enabled software companies that provide solutions for enterprise, cybersecurity, robotics and consumer markets.  Prior to founding Glasswing Ventures in 2015, she was a partner at Fairhaven Capital, a technology venture capital firm, from 2010 to 2015 after serving as an associate since 2007.  Ms. Seseri previously served as a Senior Manager in the Corporate Development Group at Microsoft Corporation, where she was responsible for leading acquisitions and investments in companies of strategic importance, and as an investment banker in the Technology Group at Credit Suisse Group AG, leading public market transactions.  She was appointed by the Dean of Harvard Business School from 2014 to 2019 to serve as Entrepreneur in Residence and is a Harvard Business School inaugural member of Rock Venture Capital Partners. Ms. Seseri serves as a director of MSC Industrial Direct Co., Inc. (NYSE: MSM) and as a member of its Nominating & Governance and Compensation Committees. She also serves on the boards of several private startup companies.  Ms. Seseri is also a director of M&T’s subsidiary, M&T Bank, and a member of its Trust and Investment Committee. In addition, she is an advisory member of the Trust and Investment Committees of Wilmington Trust, N.A. and Wilmington Trust Company, both of which are also M&T subsidiaries.

Experience, Skills and Qualifications

Ms. Seseri brings over 18 years of investing and transactional experience, including in building successful technology companies in innovative fields such as artificial intelligence, machine learning, enterprise software and digital marketing technologies. She has significant knowledge in areas of technology, digital innovation, consumer solutions and strategic planning. Ms. Seseri holds a Bachelor of Arts from Wellesley College and a Master of Business Administration from Harvard Business School.

KIRK W. WALTERS
Senior Executive Vice President and Director of People’s United

Mr. Walters, age 66, is expected to join our Board upon the closing of the People’s United acquisition.  He currently serves as Senior Executive Vice President of Corporate Development and Strategic Planning as well as a director of People’s United.  In addition, during 2011–2014, Mr. Walters served as Chief Financial Officer of People’s United.  Prior to joining People’s United, he was a Senior Executive Vice President and a director of Santander Holdings USA, Inc.  Previously, Mr. Walters held various senior executive positions with Chittenden Corporation from 1996–2008; Northeast Federal Corporation (including Chairman, President and Chief Executive Officer) from 1989–1995; and CalFed, Inc. from 1984–1989.  He began his career with Coopers & Lybrand and is a member of the American Institute of CPAs as well as the California Society of CPAs.  Mr. Walters is also actively involved in several philanthropic activities among which are AngelFlight and ImproveCareNow.

Experience, Skills and Qualifications

Mr. Walters brings exceptional banking and financial services industry expertise to the Board.  He has extensive executive and management experience gained through his leadership roles at various financial institutions.  Mr. Walters holds a Bachelor of Science in Accounting from the University of Southern California.

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HERBERT L. WASHINGTON
Member of the Audit Committee Director since 1996

Mr. Washington, age 71, has been President of H.L.W. Fast Track, Inc., a fast-food restaurant enterprise located in Youngstown, Ohio, which owns and operates 23 McDonald’s franchises in Ohio and Pennsylvania since 1980.  He was appointed as a director of the Federal Reserve Bank of New York for a three-year term in 1993.  Mr. Washington served as Chairman of the Federal Reserve Bank of New York, Buffalo Branch Board from 1992 to 1993.  He is a director of the Youngstown Ohio Chamber of Commerce and of the Big Ten Athletic Advisory Committee.  Mr. Washington is a member of the Audit Committee of M&T.  He is also a director of M&T’s subsidiary, M&T Bank, and a member of its Examining Committee.

Experience, Skills and Qualifications

Mr. Washington brings extensive business acumen, valuable entrepreneurial skills and financial regulation experience.  He holds a Bachelor of Arts in Education from Michigan State University.

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DIRECTOR COMPENSATION

2021 Director Compensation Program

In April 2021, the Board approved changes to the compensation structure for non-employee directors.  The changes update the structure of the program by removing per meeting fees and aim to further align the interests of the directors with M&T’s shareholders through the award of an annual Board equity retainer. The changes also are intended to compensate the directors of M&T in a competitive range compared to peer financial institutions, commensurate with the significant amount of time, effort and expertise required to fulfill their duties to M&T.

The new non-employee director compensation structure, which was effective for director service starting at the beginning of the second quarter of 2021, provides annual compensation to directors approximately 50 percent in equity and 50 percent in cash (depending upon committee participation) through an annual Board equity retainer and an annual Board cash retainer, as well as annual committee cash retainers for service on M&T Board committees.

Equity Award.  The annual Board equity retainer component is granted in the form of restricted stock units having a value of $130,000 for the lead independent director of M&T and a value of $120,000 for each other non-employee director of M&T. For 2021, the restricted stock units were awarded in April 2021 and vested upon grant, having such other terms as provided in a Directors’ Restricted Stock Unit Award Agreement and under the M&T Bank Corporation 2019 Equity Incentive Compensation Plan (the “2019 Equity Incentive Compensation Plan”).

Cash Fees.  Under the annual Board cash retainer component, a cash retainer of $100,000 is paid to the lead independent director of M&T and a cash retainer of $90,000 is paid to each other non-employee director of M&T.

Committee Fees.  The following annual cash retainers are also paid to the members of the committees of the Board:

•	An annual cash retainer of $40,000 is paid to the Chair of the Audit Committee, and an annual cash retainer of $20,000 is paid to each other member of the Audit Committee.
•

An annual cash retainer of $25,000 is paid to the Chair of the Executive Committee, and an annual cash retainer of $15,000 is paid to each other member of the Executive Committee (including directors who serve on the Executive Committee of M&T’s subsidiary, M&T Bank).

•	An annual cash retainer of $25,000 is paid to the Chair of the NCG Committee of M&T and an annual cash retainer of $15,000 is paid to each other member of the NCG Committee.
•	An annual cash retainer of $40,000 is paid to the Chair of the Risk Committee and an annual cash retainer of $25,000 is paid to each other member of the Risk Committee.

In addition, M&T directors who also serve as directors of and serve as members of M&T Bank’s Trust and Investment Committee are paid an annual cash retainer of $12,000, with the Chair paid an annual cash retainer of $15,000.

The annual Board and committee cash retainers are paid in quarterly installments, with quarterly payments paid in arrears at the beginning of each calendar quarter for service during the prior quarter. As under the prior director compensation structure, M&T directors who are salaried officers of M&T or its subsidiaries do not receive any compensation for their service as directors.

Prior Compensation Structure.  For directors’ service during the first quarter of 2021, prior to the new director compensation program being approved and implemented in April 2021, directors were paid under the prior director compensation structure.  The prior structure, as disclosed in the 2021 Proxy Statement filed with the SEC on March 8, 2021, included an annual board retainer, annual

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committee retainers and per meeting board and committee attendance fees, as well as fees for meetings with regulators.   Pursuant to the terms of the M&T Bank Corporation 2008 Directors’ Stock Plan (“2008 Directors’ Stock Plan”), which was formally terminated by the Board in connection with adoption of the new program, each director could elect to receive payment of his or her annual compensation in cash, in shares of M&T common stock, or in a combination of cash and shares of M&T common stock for services as a director.  For 2021, compensation was paid at the beginning of the second quarter of 2021 in an amount equal to one quarter of the director’s annual retainer and the meeting fees earned during the first quarter of 2021.

The following table sets forth the compensation of M&T’s directors (who are not salaried officers of M&T or its subsidiaries) for the fiscal year 2021.  Such compensation includes equity and cash as paid under the new director compensation program, as implemented at the start of the second quarter of 2021, as well as under the prior structure for service during the first quarter of 2021, as described above.

2021 Director Compensation Table

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	All Other Compensation ($)	Total ($)
C. Angela Bontempo	110,800.54	148,199.46	-	259,000.00
Robert T. Brady	123,377.91	155,622.09	-	279,000.00
Calvin G. Butler, Jr.	97,056.80	138,193.20	-	235,250.00
T. Jefferson Cunningham III	117,866.73	155,383.27	-	273,250.00
Gary N. Geisel	155,286.23	162,963.77	-	318,250.00
Leslie V. Godridge	115,040.70	139,709.30	-	254,750.00
Richard A. Grossi	111,148.93	152,351.07	-	263,500.00
John D. Hawke, Jr.(4)	62,500.00	-	-	62,500.00
Richard H. Ledgett, Jr.	132,084.53	154,415.47	-	286,500.00
Newton P.S. Merrill	100,024.60	141,225.40	-	241,250.00
Melinda R. Rich	100,024.60	141,225.40	-	241,250.00
Robert E. Sadler, Jr.	142,127.91	153,622.09	-	295,750.00
Denis J. Salamone	140,366.73	151,383.27	-	291,750.00
John R. Scannell	100,024.60	141,225.40	-	241,250.00
David S. Scharfstein	111,148.93	148,351.07	-	259,500.00
Rudina Seseri	113,000.00	120,000.00	-	233,000.00
Herbert L. Washington	108,029.52	145,470.48	-	253,500.00
(1)

For service during the first quarter of 2021, cash fees were paid under the 2008 Directors’ Stock Plan and for service during the second, third and fourth quarters of 2021, such fees were paid under the new 2021 director compensation program, each as described above this table.  Cash fees are paid in quarterly installments at the beginning of each calendar quarter for service during the prior quarter.

(2)

For service during the first quarter of 2021, stock awards were delivered under the 2008 Directors’ Stock Plan in the form of M&T common stock, instead of in cash as elected by each director (Mr. Hawke and Ms. Seseri elected to receive no such stock under the 2008 Directors’ Stock Plan). As described above this table, such award was paid at the beginning of the second quarter of 2021 for service during the first quarter of 2021.  The value of M&T common stock paid under the 2008 Directors’ Stock Plan is based on the grant date fair value, which equals the closing price of M&T common stock on the NYSE as of the business day immediately preceding the day the compensation is payable each quarter.  The amounts in this column also include the annual Board equity retainer granted in the second quarter of 2021 under the new 2021 Director Compensation Program, as also described above this table. The annual Board equity retainer is granted under the 2019 Equity Incentive Compensation Plan and is vested upon grant.  The grant date fair value of the annual Board equity retainer is based on the closing price of M&T common stock on the NYSE as of the grant date.

(3)

For each of Messrs. Cunningham, Geisel, Grossi and Sadler, the amount listed in this column also includes the grant date fair value of an annual equity award paid for such director’s service on an M&T Bank Regional Directors Advisory Council (each, a “DAC Award”), which is granted under the 2019 Equity Incentive Compensation Plan and is vested upon grant.  The grant date fair value of each annual DAC Award granted in 2021 as included in the column is based on the closing price of M&T common stock on the NYSE as of the grant date and is as follows for each director: (1) $4,000 for Mr. Cunningham; (2) $4,000 for Mr. Geisel; (3) $4,000 for Mr. Grossi; and (5) $8,000 for Mr. Sadler.

(4)	Mr. Hawke served until his term ended at the 2021 Annual Meeting of Shareholders on April 20, 2021.

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M&T Bank Regional Directors Advisory Council Fees

As reflected in the 2021 Director Compensation Table above, Messrs. Cunningham, Geisel, Grossi and Sadler also received an annual equity award in 2021 for their service on an M&T Bank Regional Directors Advisory Council (“DAC”).  During 2021, Mr. Cunningham served as Chairman of the DAC of the Hudson Valley Division of M&T Bank; Mr. Geisel served as Chairman of the DAC of the Baltimore-Washington Division of M&T Bank; Mr. Grossi served as a member of the DAC of the Baltimore-Washington Division of M&T Bank; and Mr. Sadler served as Chairman of the DAC of the Florida Division of M&T Bank.  The annual equity award for DAC service is granted under the 2019 Equity Incentive Compensation Plan and is vested upon grant.  The value of each equity award is described in the 2021 Director Compensation Table above.

Director Stock Ownership Requirement

Under M&T’s Corporate Governance Standards, directors, over time, are required to own M&T common stock equal to two times their annual retainer amount.

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CORPORATE GOVERNANCE OF M&T BANK CORPORATION

Corporate Governance Standards

The Board is committed to sound and effective corporate governance that conforms to the highest standards of business ethics and integrity, provides robust oversight of management and promotes the long-term interests of our shareholders.  The Board has consistently adhered to corporate governance standards that it believes promotes this purpose.

The Board annually evaluates its Corporate Governance Standards in light of best practices and regulatory guidance.  The current Corporate Governance Standards are available on M&T’s website at https://ir.mtb.com/corporate-governance.  These standards address, among other things, director qualifications and responsibilities, board committees, director compensation and independence, director orientation and continuing education, annual performance evaluations, corporate disclosure policy, controls and procedures regarding financial reporting, and codes of business conduct and ethics.

Board Composition, Diversity and Refreshment

Our Corporate Governance Standards provide that the NCG Committee, in discharging its duties to review director nominee qualifications, consider experience, skill set and diversity in the context of Board needs and obligations.  In light of these guidelines, the NCG Committee endeavors to identify nominees that possess diverse educational backgrounds, business experiences, life skills, geographic representation and community involvement.  The NCG Committee does not assign specific weight to any particular criteria—the goal is to identify nominees that, considered as a group, will possess the talents, skill sets and characteristics necessary for the Board to fulfill its responsibilities.

Diversity and Tenure.  In identifying and recommending nominees, our Board believes that its composition should also reflect gender and racial diversity.  Over 41% of our 17 director nominees represent diverse constituencies, including four women and three people of color.  The Board also believes it is desirable to maintain a mix of experienced, longer-tenured directors who possess deep institutional knowledge along with newer directors who have different expertise, backgrounds and fresh perspectives.  The director nominees range in age from 44 to 81, and the average age is approximately 65.  Fifty-nine percent of the director nominees have served on the Board for five years or less.

Board Succession and Continuity Process.  The Board, acting through the NCG Committee, also reviews and considers new director candidates and existing members as part of its ongoing succession planning process for key Board and committee positions.  Since 2019, the NCG Committee has engaged Ridgeway Partners to assist in this process and with the identification and evaluation of potential future director nominees.  Based on contributions and feedback from members of the NCG Committee, other directors, executive management and Ridgeway Partners, a Board succession framework and analysis of the skills, experiences and attributes that M&T believes would be beneficial to have represented on the Board and its committees have been developed.  This framework and analysis take into account the current needs of the Board, future director succession planning needs and M&T’s business strategy and industry trends.  The importance of diversity in the composition of the Board has been a specific emphasis.  The framework and analysis of desired skills and attributes are leveraged throughout the process in identifying and evaluating Board candidates and considering committee assignments.

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Reviewing Board Commitments.  The Board also considers the availability of each candidate and nominee to fulfill his or her responsibilities as a director.  In 2021, the Board amended our Corporate Governance Standards and the NCG Committee Charter to require that the Board, through the NCG Committee, review a director’s ability to continue to serve as a director of M&T if he or she wishes to join another public board and would serve on three or more other public company boards after accepting the invitation. In the case of a director who is also an executive officer of a public company, the NCG Committee conducts such review whenever the director wishes to join another public company board, regardless of the number of other boards on which he or she sits. Each year, the NCG Committee also receives a report on and reviews the outside Board commitments of all director nominees when considering whether to recommend such directors as nominees.

Board Size

We are asking our shareholders to vote for the election of 17 director nominees. The Board regularly evaluates its size and structure to provide effective oversight and best serve the needs of M&T and the interests of our shareholders and stakeholders.  As a financial institution, M&T faces considerable and changing regulatory, risk management and economic demands that require a substantial commitment on the part of our directors.  The size of our Board needs to allow for an appropriate number of members to be designated to each committee in order to provide proper and effective oversight.  The diversity of viewpoints on the Board and each committee also allows for an effective check and balance on proposals from management and directors.  In addition, the number of independent directors aids in maintaining the requisite independence standards of the Board’s various committees.

Board Independence

Pursuant to our Corporate Governance Standards, the Board conducts an annual review of director independence.  As a result of the review performed in February 2021, the Board determined, based upon the recommendation of the NCG Committee, that 16 of the 19 director nominees then standing for election at the 2021 Annual Meeting met the NYSE standards for independence.  In February 2022, the Board conducted its annual director independence review and, based upon the recommendation of the NCG Committee, determined that of the 13 nominees standing for election as directors at the 2022 Annual Meeting who are currently serving as directors, 12 meet the NYSE standards for independence.  The Board has also determined that each of Ms. Chwick and Messrs. Barnes, Curger and

Walters are independent under the NYSE standards. Mr. Jones is the only nominee not deemed to be independent.

The Board applies the standards of the SEC, NYSE and M&T’s Corporate Governance Standards to assist it in making independence determinations.  The Board considers all relevant facts and circumstances in determining whether a material relationship exists with M&T.  Material relationships that the Board may consider include commercial, banking, consulting, legal, accounting, industrial, charitable and family relationships.  As described below, the NYSE rules set forth specific relationships that will automatically bar independence.

NYSE “Bright-Line” Independence Tests.  Under the NYSE “bright-line” tests, each of the following relationships will automatically bar a director from being independent:

•	A director is employed by M&T or an immediate family member is an executive officer of M&T;
•

A director’s (or immediate family member’s) receipt of more than $120,000 per year in direct compensation from M&T (other than director fees and pension or other forms of deferred compensation for prior service not contingent upon continued service);

•	A director’s (or immediate family member’s) affiliation or employment with M&T’s internal or external auditors;

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•	A director (or immediate family member) who has been an executive officer of another company where any executive officer of M&T serves or served on that company’s compensation committee; or
•

A director employed by (or an immediate family member is an executive officer of) a company that makes payments to, or receives payments from, M&T in an amount in excess of the greater of $1 million or 2% of such other company’s consolidated gross revenues.

An employee-director of M&T (or a director with an immediate family member who is an M&T executive officer) will not be independent until three years after the employment relationship ends.  The other bright-line tests will bar independence if they existed at any time during the prior three years.

In making its determination as to the independence of the directors, the Board considered specific transactions, relationships and arrangements with directors and their immediate family members and any such person’s business affiliations.  For Ms. Rich, the Board considered payments by M&T to a travel agency with which she is affiliated for services in an amount that did not exceed the greater of $1 million or 2% of the company’s consolidated gross revenues (and, for purposes of a leading proxy advisory firm’s standard, also did not exceed 1% of M&T’s or the company’s consolidated gross revenues).  The Board determined that Ms. Rich did not have a direct or indirect material interest in the transactions with the entities that M&T engaged for professional and transactional services.  Additionally, the Board considers ordinary course banking and financial services transactions provided by M&T and its subsidiaries as generally described in the section titled “Transactions with Directors and Executive Officers,” in making its determination as to independence.

The Board, upon the recommendation of the NCG Committee, considered all relevant facts and circumstances, consistent with the applicable independence standards and determined that none impair the relevant director’s independence as a director of M&T or as a member of any of the committees on which he or she serves.  Based on its review of all relevant information, the Board affirmatively determined that, other than Mr. Jones, each member of the Board is “independent” and does not have any material relationships with M&T or its subsidiaries.

Board Leadership Structure

Chairman.  Mr. Jones was elected as M&T’s Chairman of the Board and appointed Chief Executive Officer in December 2017.  Mr. Jones has been an employee of M&T for 30 years and has been a member of executive management for over 16 years.  The Board believes that in light of Mr. Jones’ significant broad-based experience with M&T and his leadership tenure with the organization, his service as Chairman continues to be appropriate for the Board as it fosters effective decision making and clear accountability.

Lead Independent Director.  The Board adheres to the Corporate Governance Standards on this topic and annually elects a non-executive Vice Chairman of the Board who performs the duties of lead independent director.  Mr. Brady has served as the lead independent director since June 2015.  The lead independent director presides over the executive sessions of the non-management directors.

Executive Sessions of the Non-Management Directors.  The non-management directors meet at regularly scheduled executive sessions without management.  Mr. Brady, Vice Chairman of the Board and the lead independent director, presides at these meetings.  In the absence of the lead independent director, the non-management directors determine which director will preside at such meetings.

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Board’s Role in Risk Oversight

The Risk Committee assists the Board in its oversight of risk management functions. Management has established the Enterprise Risk Framework (“Risk Framework”) through which M&T identifies, assesses, monitors, controls, communicates, and escalates risk in a manner that ensures the Risk Committee is provided the transparency necessary to be effective in its oversight responsibilities.

The Risk Framework, which is reviewed and approved by the Risk Committee at least annually, represents M&T’s overall risk management approach, including the policies, processes, controls, and systems, through which risk is managed.  It provides a common method for all employees and officers as well as directors to understand and communicate the types of risk that M&T faces in pursuit of its business objectives.

M&T’s Risk Framework includes the following critical elements:

•The Risk Appetite Statement articulates, in written form, the types of risks that M&T is willing to accept and those that M&T seeks to avoid in pursuit of its business objectives.  It affirms the principles by which M&T identifies itself, while providing a central guide for decision making processes.

•The “Three Lines of Defense” Control Structure, which is intended to clarify roles, responsibilities and accountabilities for decision making, risk taking and control across M&T.  The Second and Third Lines of Defense provide independent oversight to ensure thorough and effective identification, assessment, monitoring, and mitigation of risks.

•Risk Governance Committee oversight through a multitiered structure responsible for overseeing proactive risk identification, developing an aggregated view of risks, and providing a consistent governance methodology across M&T.  The Risk Governance Committees are predominately chaired by members of Independent Risk Management, and membership spans employees from all three Lines of Defense.  All such committees report to the Management Risk Committee (“MRC”), which is chaired by the Chief Risk Officer, and serves as the executive level committee responsible for the implementation and oversight of the Risk Framework.

•Clearly defined roles and responsibilities through the establishment of Risk Management policies and procedures.

•Risk Reporting, which provides a sustainable mechanism to ensure that the MRC and Risk Committee are notified of all material risks and provided an independent assessment of M&T’s activities by the Second Line of Defense.

In addition to the Risk Committee, the Audit Committee plays a key role in risk management oversight through the validation and oversight of our internal controls, policies and procedures to ensure their effectiveness, as described further below in the description of the Audit Committee.  Our NCG Committee also provides oversight of risks associated with M&T’s compensation programs, as described in more detail under “Incentive Compensation Governance” in the Compensation Discussion and Analysis section.

At each Board meeting, the Board receives a report from the Chair of the Risk Committee and the Chief Risk Officer.  Further, M&T’s Chief Risk Officer provides regular reports directly to the Risk Committee at each of its meetings as well as twice per year to the Audit Committee and at least annually to the NCG Committee.  The Board also regularly receives reports from the Chair of the Audit Committee.  During 2021, the Audit Committee and the Risk Committee held three joint meetings.

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Board Oversight of ESG

To provide more clarity regarding the Board’s oversight of sustainability and ESG matters, the Board updated the charter of the NCG Committee in 2022 to reflect the NCG Committee’s oversight of the Company’s ESG matters as well as human capital management and Diversity, Equity and Inclusion strategies. Additionally, the Board updated the charter of the Risk Committee to reflect the incorporation climate risks into M&T’s Risk Framework. Our management-level ESG Council is responsible for reporting ESG issues to the Board as needed.

Board Attendance

97%

Average attendance of directors at Board and committee meetings in 2021

The Board held 13 meetings in 2021.  Each of the directors attended at least 75% of the total number of meetings of the Board and each committee on which the director served.  The average attendance of directors at Board and board committee meetings held in 2021 was approximately 97%.

M&T’s Corporate Governance Standards encourage all members of the Board to attend its Annual Meeting of Shareholders, absent exigent circumstances.  Of the 13 nominees who are current directors and standing for election at this year’s Annual Meeting (plus the six current directors who are not nominees for reelection), all such directors (19) were elected at the 2021 Annual Meeting of Shareholders, and 16 of those directors attended that meeting, which was held virtually.

Board Committees

Current Board and Committee Membership

(as of the filing of this proxy statement)

Director	Audit	Executive	Nomination, Compensation and Governance	Risk
C. Angela Bontempo	Financial Expert
Robert T. Brady*		✓	✓
Calvin G. Butler, Jr.			✓
T. Jefferson Cunningham III				Risk Management Expert
Gary N. Geisel		✓	Chair	Risk Management Expert
Richard S. Gold
Leslie V. Godridge				Risk Management Expert
Richard A. Grossi	Financial Expert
René F. Jones**		✓
Richard H. Ledgett, Jr.				✓
Newton P.S. Merrill
Kevin J. Pearson
Melinda R. Rich			✓
Robert E. Sadler, Jr.		Chair		Chair, Risk Management Expert
Denis J. Salamone	Chair, Financial Expert
John R. Scannell			✓
David S. Scharfstein	✓
Rudina Seseri
Herbert L. Washington	✓

*       Mr. Brady also serves as the non-executive Vice Chairman of the Board who performs the duties of lead independent director.

**	Mr. Jones serves as Chairman of the Board.

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Audit Committee

The Audit Committee has the authority and responsibility to engage and discharge the independent registered public accounting firm, pre-approve all audit and non-audit services to be provided by such firm, review the plan and results of the auditing engagement, review management’s evaluation of the adequacy of M&T’s system of internal controls over financial reporting, direct and supervise investigations into matters within the scope of its duties, and perform the duties set forth in its written charter and such other duties as are required by applicable laws or securities exchange rules. In addition, the Audit Committee serves as the Examining Committee for Wilmington Trust, N.A. and meets jointly with the Examining Committee of M&T Bank. Ms. Bontempo and Messrs. Grossi, Salamone (Chair), Scharfstein and Washington served as members of the Audit Committee during 2021, and each currently serves as a member. The Audit Committee held nine meetings in 2021, including three joint meetings with the Risk Committee.

The Audit Committee is comprised solely of directors who are not officers or employees of M&T and who the Board has determined have the requisite financial literacy to serve on the Audit Committee. The Board determined that no member of the Audit Committee has any material relationship with M&T that might interfere with the exercise of the member’s independent judgment and that each member meets the standards of independence established by the SEC and the NYSE. In addition, the Board has determined that at least one member of the Audit Committee meets the NYSE standard of having “accounting or related financial management expertise.” The Board, based upon the recommendation of the NCG Committee, after reviewing all relevant facts and circumstances, determined that Ms. Bontempo, Mr. Grossi and Mr. Salamone each is an “audit committee financial expert.”

The Audit Committee is governed by a written charter approved by the Board. The Audit Committee Charter is available on M&T’s website at https://ir.mtb.com/corporate-governance.

Executive Committee

The Board has empowered its Executive Committee to act when the Board is not in session, during which time the Executive Committee possesses all of the Board’s powers in the management of the business and affairs of M&T, except as otherwise limited by law.  Messrs. Brady, Geisel, Jones and Sadler (Chairman) served as members of the Executive Committee during 2021, and each currently serves as a member. The Executive Committee held seven meetings in 2021.  The Executive Committee of M&T meets jointly with the Executive Committee of M&T Bank, which in 2021 included Messrs. Ledgett and Salamone as rotating members, in addition to Messrs. Brady, Geisel, Jones and Sadler (Chairman), all six of whom currently serve on the Committee.

The Executive Committee is governed by a written charter approved by the Board.  The Executive Committee Charter is available on M&T’s website at https://ir.mtb.com/corporate-governance.

Nomination, Compensation and Governance Committee

The NCG Committee is responsible for evaluating the efforts of M&T and of the Board to maintain effective corporate governance practices and identifying candidates for election to the Board.  In addition, the NCG Committee is responsible for discharging the responsibilities of the Board relating to the compensation of M&T’s executive officers as well as administering M&T’s equity compensation plans and awarding grants thereunder, including the 2019 Equity Incentive Compensation Plan.

The NCG Committee, in accordance with its charter, recommends to the Board the remuneration and benefits of directors and reviews and approves the renumeration and benefits of executive officers of M&T.  The NCG Committee is also responsible for reviewing with management the Compensation

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Discussion and Analysis (“CD&A”) and providing a report recommending to the Board whether such CD&A should be included in the proxy statement.  Ms. Rich and Messrs. Brady, Butler, Geisel (Chairman) and Scannell served as members of the NCG Committee during 2021, and each currently serves as a member.  Mr. Butler was appointed to the NCG Committee in April 2021.  The NCG Committee held nine meetings in 2021.

The NCG Committee considers nominees for director who are recommended by various persons or entities, including, but not limited to, non-management directors, the Chief Executive Officer and other executive officers of M&T, and shareholders.  As explained above under “Board Composition, Diversity and Refreshment,” in evaluating all nominees for director, including those recommended by shareholders, the NCG Committee reviews the qualifications and independence of the potential nominee in light of the composition of the current Board and its various committees.  The NCG Committee considers whether each nominee has all the requisite experience, attributes and qualifications for board membership and not just certain specific qualities or skills.  This assessment includes, among other considerations, the potential nominee’s qualification as independent, diversity, age, skills, experience, tenure, contribution and appropriate geographic balance in the context of the needs of the Board and its committees.  In addition, the NCG Committee takes into account any contractual rights that persons or entities have with respect to nominees for director.  Since 2019, the NCG Committee has engaged Ridgeway Partners to assist with identification and evaluation of potential future director nominees.

The NCG Committee will consider candidates nominated by shareholders that are properly submitted in writing to M&T’s Corporate Secretary at One M&T Plaza, Buffalo, New York 14203 and received no earlier than 150 days and no later than 120 days prior to the anniversary of the date on which M&T first mailed its proxy materials for the preceding year’s Annual Meeting of Shareholders.  For the 2023 Annual Meeting of Shareholders, M&T’s Corporate Secretary must receive those nominations no earlier than October 17, 2022 and no later than November 16, 2022.

The NCG Committee is comprised solely of directors who are not officers or employees of M&T.  The Board determined that no member of the NCG Committee has any material relationship with M&T that might interfere with the exercise of the member’s independent judgment and that each member meets the standards of independence established by the SEC and the NYSE.

The NCG Committee is governed by a written charter approved by the Board.  The NCG Committee Charter is available on M&T’s website at https://ir.mtb.com/corporate-governance.

Risk Committee

The Risk Committee assists the Board in its oversight of M&T’s risk management function, including the strategies, policies, procedures and systems established by management to identify, assess, measure and manage the major risks facing M&T.  In discharging its duties of risk oversight, the Risk Committee provides input to management on risk appetite, risk profile and regulatory requirements and assesses the effectiveness of M&T’s risk management framework.  Ms. Godridge and Messrs. Cunningham, Geisel, Ledgett and Sadler (Chairman) served as members of the Risk Committee during 2021, and each currently serves as a member.  In April 2021, Ms. Godridge and Mr. Sadler were appointed to the Risk Committee and Mr. Sadler replaced former director John D. Hawke, Jr. as Chairman of the Risk Committee.  The Risk Committee held 19 meetings in 2021, including three joint meetings with the Audit Committee.  See “Board’s Role in Risk Oversight” above for more information about the Risk Committee’s role in assisting the Board in its oversight of risk management functions.

Regulation YY promulgated by the Federal Reserve Board (“FRB”), requires that publicly traded bank holding companies with total consolidated assets of $50 billion or more must maintain a risk committee chaired by an independent director and include at least one member meeting the FRB

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standards of experience in identifying, assessing and managing risk exposures of large, complex financial firms commensurate with the company’s structure, risk profile complexity, activities and size (a “risk management expert”).  The Board, based upon the recommendation of the NCG Committee, after reviewing all relevant facts and circumstances, determined that Ms. Godridge and Messrs. Cunningham, Geisel and Sadler each is a “risk management expert.”

The Risk Committee is governed by a written charter approved by the Board.  The Risk Committee Charter is available on M&T’s website at https://ir.mtb.com/corporate-governance.

Codes of Business Conduct and Ethics

M&T makes its Code of Business Conduct and Ethics available to all employees.  M&T requires all employees to annually certify that they have read and are familiar with the employee policies and procedures and their content, including our Code of Business Conduct and Ethics, and that they will adhere to such policies and procedures.

M&T’s Code of Business Conduct and Ethics applies to our directors, officers, advisors and employees, as well as to our agents and representatives, including consultants.  Our Code of Business Conduct and Ethics requires that individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the best interests of M&T.  In addition, our Code of Business Conduct and Ethics expects individuals to report any observed illegal or unethical behavior and provides a retaliation-free reporting mechanism.  Our Code of Business Conduct and Ethics is a guide to help ensure that all individuals live up to the highest ethical standards.

M&T also maintains a Code of Ethics for CEO and Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, Controller and all other senior financial officers designated by the Chief Financial Officer from time to time.  This Code of Ethics supplements our Code of Business Conduct and Ethics and is intended to promote honest and ethical conduct, full and accurate financial reporting and compliance with laws, as well as other matters.

Our Code of Business Conduct and Ethics and the Code of Ethics for CEO and Senior Financial Officers is available on M&T’s website at https://ir.mtb.com/corporate-governance.  In accordance with SEC rules, M&T will post on its website or file a Form 8-K to report any amendment to or waiver from any provision in the Code of Business Conduct and Ethics or Code of Ethics for CEO and Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, Controller, or persons performing similar functions.

In addition to being available on M&T’s website at https://ir.mtb.com/corporate-governance, any shareholder can request copies of M&T’s Corporate Governance Standards, the charters for each of the Audit Committee, Risk Committee, NCG Committee, or the Executive Committee, as well as our Code of Business Conduct and Ethics, and our Code of Ethics for CEO and Senior Financial Officers.  To make a request, shareholders may either mail their request to M&T Bank Corporation, Attention:  Shareholder Relations, One M&T Plaza, Buffalo, New York 14203, or send such request to Shareholder Relations via electronic mail at ir@mtb.com.

Communications with the Board

Any shareholder or other interested party wishing to communicate with the Board or any individual director may submit his or her written correspondence to M&T Bank Corporation’s Corporate Secretary, One M&T Plaza, Buffalo, New York 14203.  The Corporate Secretary may facilitate direct communications to the Board, the lead independent director, the non-management directors as a group, or individual directors, by reviewing and summarizing such communications.

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Majority Voting Standard for Director Elections

Pursuant to M&T’s Amended and Restated Bylaws, in an uncontested election when a quorum is represented, the affirmative vote of a majority of the votes cast with respect to such director nominee is required for the election of that nominee as a director.  If an incumbent director in an uncontested election does not receive the affirmative vote of a majority of the votes cast with respect to such director, that director would still be elected, but would be required to tender his or her resignation to the Board.  The independent members of the Board will then determine whether or not to accept such resignation, taking into account the recommendation of the NCG Committee.  The Board will publicly disclose, in a press release or SEC filing, its decision to accept or reject such resignation within 90 days after the certification of the election results.

NOMINATION, COMPENSATION AND GOVERNANCE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Ms. Rich and Messrs. Brady, Butler, Geisel and Scannell served as members of the NCG Committee during 2021, and each currently serves as a member.  No individual who served as a member of the NCG Committee during 2021 was at any time or formerly an officer or employee of M&T or any of its subsidiaries. During 2021, none of M&T’s executive officers served as a director of another entity, one of whose executive officers served on the NCG Committee, and none of M&T’s executive officers served as a member of the compensation committee of another entity, one of whose executive officers served as a member of M&T’s Board or on the NCG Committee.

The Board determined that all members of the NCG Committee are independent and have no financial or personal relationships with M&T requiring disclosure pursuant to the SEC rules (other than director compensation, equity ownership and transactions made in the ordinary course of business with its banking or other operating subsidiaries as described in this proxy statement).

STOCK OWNERSHIP INFORMATION

The tables below set forth direct and indirect ownership of common stock by each of our directors, each of the NEOs, all directors and executive officers as a group, and by each person who is known to be the beneficial owner of more than 5% of M&T’s common stock as of February 24, 2022 together with the percentage of total shares outstanding represented by such ownership based upon 129,056,015 shares outstanding as of February 24, 2022.

For purposes of these tables, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) where, in general, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if such person has the right to acquire the beneficial ownership of the security within 60 days.

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Directors and Named Executive Officers Stock Ownership†

Name of Beneficial Owner†	Number of Shares		Percentage of Class
C. Angela Bontempo	15,763	(1)	*
Robert T. Brady	19,730	(2)	*
Calvin G. Butler, Jr.	1,241		*
T. Jefferson Cunningham III	24,674	(3)	*
Gary N. Geisel	22,318		*
Leslie V. Godridge	974		*
Richard S. Gold	91,782	(4)(5)	*
Richard A. Grossi	4,764	(6)	*
René F. Jones	151,282	(5)(7)(8)	*
Richard H. Ledgett, Jr.	2,693		*
Newton P.S. Merrill	3,969		*
Kevin J. Pearson	96,485	(5)(8)(9)	*
Melinda R. Rich	17,986		*
Robert E. Sadler, Jr.	99,084	(10)	*
Denis J. Salamone	89,479	(11)	*
John R. Scannell	2,718		*
David S. Scharfstein	3,179		*
Rudina Seseri	761		*
Herbert L. Washington	14,670	(12)	*
Darren J. King	78,246	(5)(8)(13)	*
Doris P. Meister	28,060	(5)	*
Current directors and executive officers as a group (30 persons)	947,713	(5)(8)	*

†          Director nominees John P. Barnes, Jane Chwick, William F. Cruger, Jr. and Kirk W. Walters do not own shares of M&T common stock as of February 24, 2022.

* Less than 1%

(1)	Includes 400 shares held by trusts for which Ms. Bontempo is a trustee and in which she has a pecuniary interest and investment power.
(2)

Includes 8,000 shares held by a charitable remainder annuity trust of which Mr. Brady and his spouse are co-trustees and of which Mr. Brady’s spouse is the current annuity beneficiary for the lesser of her life or 21 years.

(3)

Includes 11,818 shares held through client accounts at Magnolia Capital Management, Ltd., a registered investment advisory firm of which Mr. Cunningham is the Chairman, President and Chief Executive Officer and over which shares he has dispositive and voting powers.  Mr. Cunningham has no pecuniary interest in such shares.

(4)	Includes 2.426 shares held jointly with a close relative of Mr. Gold.
(5)

Includes the following shares subject to options granted under M&T’s incentive compensation plans, all of which are currently exercisable or are exercisable within 60 days after February 24, 2022:  Mr. Gold – 38,275 shares; Mr. Jones – 68,589 shares; Mr. King – 24,384 shares; Ms. Meister – 22,362 shares; Mr. Pearson – 40,747 shares; and all directors and executive officers as a group – 273,498 shares.  Out-of-the-money options are included in the shares presented as beneficially owned to the extent they are currently exercisable or exercisable within 60 days after February 24, 2022.

(6)	Jointly owned by a close relative of Mr. Grossi.
(7)	Includes 390.1574 shares held indirectly as custodian for Mr. Jones’ children.
(8)

Includes the following shares through participation in the M&T Bank Corporation Retirement Savings Plan:  Mr. Jones – 5,322 shares; Mr. King – 892 shares; Mr. Pearson – 3,061 shares; and all directors and executive officers as a group – 21,394 shares.  Such individuals retain voting and investment power over their respective shares in the M&T Bank Corporation Retirement Savings Plan.

(9)

Includes 8,669 shares held in a grantor retained annuity trust of which Mr. Pearson is the trustee.  Mr. Pearson disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(10)

Includes 19,398 shares owned by the Sadler Family Foundation, a charitable foundation formed by Mr. Sadler.  Mr. Sadler is a trustee of the Sadler Family Foundation and holds voting and dispositive power over the shares owned by it. Also includes 32,993 shares owned by a close relative of Mr. Sadler.

(11)

Includes 5,000 shares owned by the Salamone Family Foundation, a non-profit corporation formed by Mr. Salamone.  Mr. Salamone is a trustee of the Salamone Family Foundation and holds voting and dispositive power over the shares owned by it.  Also includes 13,315 shares held in a grantor retained annuity trust of which Mr. Salamone is the trustee.  Mr. Salamone disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(12)	Includes 500 shares owned by a close relative of Mr. Washington.

(13)Includes 1,049 shares held indirectly as custodian for Mr. King’s son and 2,098 shares held by close relatives of Mr. King.

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The following table sets forth certain information with respect to all persons or groups known by M&T to be the beneficial owners of more than 5% of its outstanding common stock as of February 24, 2022.

Beneficial Owners Holding More Than 5% of M&T Bank Corporation’s Common Stock

Name and Address of Beneficial Owner		Amount and Nature of Beneficial Ownership	Percentage of Class
The Vanguard Group, Inc.	100 Vanguard Blvd. Malvern, PA 19355	14,291,165(1)	11.11%
BlackRock, Inc.	55 East 52nd Street New York, NY 10055	10,376,365(2)	8.10%
FMR LLC	245 Summer Street Boston, MA 02210	9,001,814(3)	6.99%
Wellington Management Group LLP	280 Congress Street Boston, MA 02210	7,835,045(4)	6.09%
State Street Corporation	One Lincoln Street Boston, MA 02111	7,500,122(5)	5.83%

(1)

The Vanguard Group, Inc. (“Vanguard”) filed an amended Schedule 13G with the SEC on February 10, 2022 reporting that it is deemed to be the beneficial owner of in excess of 5% of the outstanding shares of M&T common stock.  Vanguard reported that it has shared voting power with respect to 205,251 of the indicated shares, sole dispositive power with respect to 13,762,773 of the indicated shares, and shared dispositive power with respect to 528,392 of the indicated shares.

(2)

BlackRock, Inc. (“BlackRock”) filed an amended Schedule 13G with the SEC on February 1, 2022 reporting that it is deemed to be the beneficial owner of in excess of 5% of the outstanding shares of M&T common stock. BlackRock reported that it has sole voting power with respect to 9,062,866 of the indicated shares and sole dispositive power with respect to all 10,376,365 of the indicated shares, which includes shares beneficially owned by certain subsidiaries of BlackRock.

(3)

FMR LLC (“FMR”) filed an amended Schedule 13G with the SEC on February 9, 2022 reporting that it is deemed to be the beneficial owner of in excess of 5% of the outstanding shares of M&T common stock.  FMR reported that it has sole voting power with respect to 714,723 of the indicated shares and sole dispositive power with respect to all 9,001,814 of the indicated shares, which includes shares beneficially owned by certain subsidiaries of FMR.

(4)

Wellington Management Group LLP (“Wellington Management”) filed a Schedule 13G with the SEC on February 4, 2022 reporting that it is deemed to be the beneficial owner of in excess of 5% of the outstanding shares of M&T common stock.  Wellington Management reported that it has shared voting power with respect to 7,328,725 of the indicated shares and shared dispositive power with respect to all 7,835,045 of the indicated shares, which includes shares beneficially owned by certain subsidiaries of Wellington Management.

(5)

State Street Corporation (“State Street”) filed an amended Schedule 13G with the SEC on February 11, 2022 reporting that it is deemed to be the beneficial owner of in excess of 5% of the outstanding shares of M&T common stock.  State Street reported that it has shared voting power with respect to 6,881,633 of the indicated shares and shared dispositive power with respect to 7,481,488 of the indicated shares, which includes shares beneficially owned by certain subsidiaries of State Street.

M&T is the sponsor of a number of employee benefit plans that hold an aggregate of 3,008,508 shares of M&T common stock as of February 24, 2022.  Its principal banking subsidiary, M&T Bank, has sole voting authority over 875,423 of these shares.  The remaining 2,133,085 shares of M&T common stock are voted by the trustee of the applicable employee benefit plan pursuant to the instructions of the participants in accordance with the terms of each such plan.  Certain of the directors and executive officers of M&T hold indirect beneficial interests in the holdings of these employee benefit plans.  See also footnotes (5) and (8) to the table set forth above titled “Directors and Named Executive Officers Stock Ownership.”

No Delinquent Section 16(a) Reports

Pursuant to Section 16 of the Exchange Act, M&T’s directors and certain officers, as well as persons who beneficially own more than 10% of the outstanding shares of M&T’s common stock, are required to file reports regarding their initial M&T stock ownership and subsequent changes to their ownership with the SEC.  Based solely on a review of the reports filed for fiscal year 2021 and related written representations, the Company believes that all filings required to be made by its reporting persons were filed on a timely basis.

M&T Bank Corporation Insider Trading Policy

All of M&T’s directors, officers and employees are subject to M&T’s Insider Trading Policy.  The Insider Trading Policy prohibits the purchase or sale of M&T securities by persons who possess material,

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nonpublic information, as well as the unauthorized disclosure of such information to others, and also sets forth M&T’s trading window limitations.  In addition, as described below, the Insider Trading Policy sets forth M&T’s anti-hedging and anti-pledging policies.

Anti-Hedging Policy.  All directors, officers and employees are prohibited from engaging in any transactions that are designed to hedge or offset a decrease in the market value of M&T securities or from engaging in any form of short-term trading in M&T securities.  Such prohibited short-term trading transactions include those involving exchange-traded options and the use of puts and calls, caps and collars and short sales, and prohibited hedging transactions include those involving prepaid variable forward contracts, equity swaps, collars, exchange funds and other derivatives that are designed to hedge.

Anti-Pledging Policy.  All directors and executive officers are prohibited from holding M&T securities in a margin account, borrowing against any account in which M&T securities are held or pledging M&T securities as collateral for a loan or other indebtedness, except in the following limited circumstances: (1) the director or executive officer may only pledge shares he or she holds in excess of M&T’s applicable stock ownership guidelines, (2) the director or executive officer must have the financial ability to repay the loan or margin call without resorting to the pledged securities, (3) in the case of an executive officer, prior to any pledging transaction, the executive officer must consult with M&T’s General Counsel to confirm compliance with the policy, and (4) any decision by a director to engage in a pledging transaction must be reported to the NCG Committee and the Chairman of the Board, and any decision by an executive officer to engage in pledging must be reported to the NCG Committee and the Chief Executive Officer.

TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

Directors and executive officers of M&T and their immediate family members and affiliated entities are, and have been, customers of, and have had transactions with the banking and other operating subsidiaries of M&T, and additional transactions may be expected to take place in the future between such persons and M&T’s subsidiaries.  Any financial services provided to directors, executive officers and their immediate family members and affiliated entities are offered in the ordinary course of business, upon substantially the same terms and conditions, including price, as we provide to similarly situated customers.  M&T’s subsidiary banks also extend credit to some of the directors and their immediate family members and affiliated entities.  All such extensions of credit outstanding at any time since January 1, 2021, comply with our policies and procedures and Federal Reserve Board Regulation O.  All extensions of credit were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to M&T or its subsidiary banks, and did not involve more than the normal risk of collectability or present other unfavorable features.  As described in “Board Independence” under the section titled “Corporate Governance of M&T Bank Corporation,” the Board of Directors reviews such related party or affiliate transactions in its review and assessment of director independence.

M&T’s Code of Business Conduct and Ethics, which is applicable to our directors, officers, advisors and employees, as well as to our agents and representatives, including consultants, requires that individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the best interests of M&T.  The Code of Business Conduct and Ethics expects individuals to report any observed illegal or unethical behavior and provides a retaliation-free reporting mechanism.  We use a combination of our policies and established review procedures, including adherence to NYSE standards, to ensure related party transactions are reviewed, approved and ratified, as appropriate, including by an independent body of the Board. We do not maintain these policies and procedures under a single written policy.

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PROPOSAL 2

ADVISORY, NON-BINDING PROPOSAL TO APPROVE THE 2021 COMPENSATION OF M&T BANK CORPORATION’S NAMED EXECUTIVE OFFICERS

M&T Bank Corporation believes that its 2021 compensation policies and practices are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of its shareholders, while reducing incentives for unnecessary and excessive risk taking.  Our executive compensation programs are described in detail in the sections titled “Compensation Discussion and Analysis” and “Executive Compensation” below.

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and related SEC rules require that all U.S. public companies provide their shareholders with an advisory vote on the compensation of their named executive officers.  At each Annual Meeting of Shareholders since M&T’s 2011 Annual Meeting, the Board has provided shareholders with the ability to vote, on an advisory basis, on the compensation of M&T’s named executive officers.

This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to vote on the overall compensation program of M&T and specifically as it applies to the named executive officers through the following resolution:

“RESOLVED, that the 2021 compensation paid to M&T Bank Corporation’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved.”

The shareholder vote on this matter is advisory, meaning that it will serve as a recommendation to the Board, but will not be binding.  The NCG Committee will consider the outcome of this vote when determining future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2021 COMPENSATION OF M&T BANK CORPORATION’S NAMED EXECUTIVE OFFICERS.

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COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

This Compensation Discussion and Analysis (the “CD&A”) provides information regarding the 2021 compensation of M&T’s Chief Executive Officer (“CEO”), M&T’s Chief Financial Officer (“CFO”) and the three most highly compensated executive officers other than the CEO and CFO (collectively, the “NEOs”).  For 2021, our NEOs were the following individuals:

Name	Title
René F. Jones	Chairman Chief Executive Officer
Darren J. King	Executive Vice President Chief Financial Officer
Richard S. Gold	President Chief Operating Officer
Kevin J. Pearson	Vice Chairman
Doris P. Meister	Executive Vice President Wealth Management

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Overview of M&T Bank Corporation

M&T's vision is focused on long-term sustained performance.  We strive to consistently maintain a conservative risk profile and a strong financial position to ensure high levels of service to our customers and communities throughout economic cycles.

Our objectives include:
Improving the lives of our customers and the communities we touch
Long-term and deep client relationships
Consistent, conservative credit underwriting standards
Prudent expense management
Return-oriented capital allocation

M&T is a financial holding company that, through its subsidiary banks, offers a wide range of retail and commercial banking, trust, wealth advisory and investment services to its customers.  Founded in 1856, M&T strives to be the best company our employees work for, the best bank our customers ever do business with, and the best investment our shareholders make.  M&T concluded 2021 as one of the 20 largest U.S.-based commercial bank holding companies with over 690 domestic branches and 1,750 ATMs across our footprint.

2021 Financial Performance Highlights

M&T’s results for 2021 reflected a year of strong performance as measured by several key metrics including earnings per common share (“EPS”), return on assets, and return on equity.  Our 2021 financial performance is reflective of improving economic conditions, M&T’s prudent credit underwriting, growth in non-interest income, and nearly unchanged net interest income despite a challenging interest rate environment. Specific 2021 performance highlights are noted below:(1)

•Diluted earnings per common share were $13.80, up 39% from $9.94 in 2020;

•GAAP-basis net income in 2021 totaled $1.86 billion, improved significantly from $1.35 billion in 2020;

•GAAP-basis net income expressed as rate of return on average assets and average common shareholders’ equity of 1.22% and 11.54%, respectively, increased as compared to 1.00% and 8.72% in 2020;

•Taxable equivalent net interest income for the year was $3.84 billion, nearly unchanged from $3.88 billion in 2020 despite the headwinds from a low interest rate environment;

•Non-interest income excluding gains/losses on investment securities grew 4.3% from prior year, aided by strong mortgage banking and trust business revenues as well as a rebound in volume-driven payment revenues;

•Non-interest operating expense (2) growth of 5.6% from the prior year reflects higher compensation and incentives associated with improved revenue and profitability as well as the upward pressure on wages being experienced in the broader economy; Compounded annual growth rate over the last two years was 1.6%; Higher expenses relative to 2020 reflect normalization of certain expenses such as marketing and travel & entertainment as the economy emerges from the impacts of COVID-19;

•Net charge-offs expressed as a percentage of average loans were 0.20%, decreasing from 0.26% in 2020 and still below M&T’s long-term average of 0.33%; Reflecting improvements in economic conditions and the credit environment, M&T recorded a recapture of the provision for credit losses of $75 million for 2021, compared with $800 million of provision for credit losses in 2020; Accordingly, allowance for credit losses as a percentage of loans outstanding decreased to 1.58% at December 31, 2021, compared to 1.76% at December 31, 2020;

•During 2021, M&T increased its quarterly common stock dividend by $0.10 per share resulting in an annual rate of $4.80, the fifth consecutive annual increase; in addition, M&T’s decision to build capital in advance of the merger with People’s United Financial, Inc. resulted in a Common Equity Tier 1 ratio of 11.4% at the end of 2021 from 10.0% at year-end 2020.

(1)For more information, see Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in M&T’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 16, 2022 (“M&T’s 2021 Form 10-K”)

(2)Non-interest operating expenses exclude amortization of core deposit and other intangible assets and expenses associated with merging acquired operations into M&T (when incurred), since such items are considered by management to be "nonoperating" in nature. M&T’s management believes this information better reflects the impact of acquisition activity in reported results.  See pages 65-67 of M&T’s 2021 Form 10-K for the GAAP reconciliation of, and other information regarding, non-interest operating expenses.

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M&T’s Executive Compensation Philosophy and Objectives

The objectives of M&T’s executive compensation programs are to attract and retain executives capable of maximizing performance for the benefit of M&T and its shareholders.  We endeavor, over time and based on performance, to establish total direct compensation (“TDC”) in a competitive range around the median of the market for our compensation peer group.  Our longstanding compensation philosophy is to emphasize long-term equity-based compensation for our NEOs.  This philosophy, combined with NCG Committee engagement and oversight, allows us to align our compensation with performance in the following important ways:

•	by linking the size of individual equity awards to the NEO’s role/responsibilities and anticipated contributions, as well as to the performance of M&T;
•	by tying a significant portion of the NEOs’ ultimate realized compensation to the future value of M&T common stock, in alignment with our shareholders;
•	by balancing growth with prudent risk taking, through the use of performance-based stock unit awards that vest in alignment with levels of performance;
•

through a culture of stock ownership and retention, including in accordance with M&T’s Stock Ownership and Retention Guidelines for Executives, resulting in each NEO having a substantial financial stake tied to the long-term performance of M&T and further ensuring our NEOs’ alignment with shareholders;

•

for each NEO, by performing annual assessment of the “market price of the seat” and balancing external data with an executive’s experience, their role/responsibilities, and anticipated contributions; and

•	assessing short-term performance and awarding variable compensation based on a balanced discretionary assessment of holistic bank and individual performance.

We assess the effectiveness of our executive compensation program from time to time and review risk mitigation and governance matters, which include maintaining the following best practices:

What We Do:	What We Don’t Do:
✓ Strong alignment between pay and performance	Ä Hedging or pledging of M&T securities (except in limited circumstances)
✓ Discourage excessive risk taking through program design	Ä Repricing of stock options
✓ Maintain robust Stock Ownership Guidelines	Ä “Timing” of equity grants (i.e., we only grant long-term incentives on pre-determined dates)
✓ Retain an independent compensation consultant to advise and support the NCG Committee in its role	Ä Tax gross-ups (other than in connection with relocation)
✓ Maintain a compensation forfeiture policy which subjects incentives to risk adjustments	Ä Pay dividends on unvested stock units (starting with 2020 grants) or unearned performance units
✓ Review share utilization	Ä Grant excessive severance, pension or other benefits
✓ Annual risk assessment of incentive compensation plans	Ä Enter into employment contracts with our executives
✓ Routinely engage with shareholders
✓ Use a peer group to provide perspective on competitive pay levels

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2021 Say-on-Pay Vote and Shareholder Outreach

Our 2021 shareholder vote on executive compensation passed with 95.2% support.  The NCG Committee considered this to be an indication that our shareholders believe that the NEOs’ compensation is aligned with the performance of M&T.

In addition, we regularly engage with our shareholders’ proxy voting/investor stewardship teams to gain a deeper understanding of the perspectives and concerns related to our executive compensation programs. In these meetings, our shareholders have generally expressed a positive view with respect to our executive compensation program.

We regularly evaluate whether our executive compensation programs support our compensation philosophy and objectives and monitor program alignment with our priorities.  Further, we continue to look for ways to provide transparent disclosure around these programs. In connection with this review, combined with other factors discussed in this CD&A as well as the feedback we received from our shareholders, the NCG Committee made the following changes in recent years:

•

Continued to strengthen the link between long-term company performance and executive compensation by increasing the proportion of Performance-Vested Stock Units (“PVSUs”) in the NEOs’ Long-Term Incentive (“LTI”) portfolios; and

•

Revised our approach with regard to paying dividends on PVSUs and Performance-Hurdled Stock Units (“PHSUs”).  For PVSUs starting in 2019, and for PHSUs starting in 2020, dividend equivalent units or accrued cash dividends, as applicable, will be paid only if and to the extent that the underlying awards vest and are paid.

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Components of Executive Compensation

The components of our executive compensation program, described below, align with M&T’s philosophy to emphasize long-term equity-based compensation, while providing compensation that will attract and retain executive officers capable of achieving M&T’s performance objectives.

Compensation Element	Objective	Determination of Award Levels and Key Features
Base Salary	• Provides fixed pay reflective of an executive’s role, responsibilities and individual performance	• Scope of the executive’s responsibilities • Experience • Internal and external comparison • Past and expected future performance
Short-Term: Cash Incentive (“STI”)

•    Provides discretionary annual incentive opportunity generally reflective of overall bank and individual performance; considers both quantitative and qualitative performance

•Quantitative – reflects balance between financial and risk performance

•Qualitative – reflects progress towards key strategic initiatives and other individual performance factors

•    Pool funded based on a percentage of operating income

•    Rewards NEOs based on:

➣    Corporate performance as reflected by financial results (including key metrics such as operating income, EPS, Return on Tangible Common Equity (“ROTCE”)(1) and returns to shareholders)

➣    Achievement of annual performance objectives (financial and non-financial)

➣    Risk management and adherence to risk appetite

➣    Other key strategic initiatives for the year

Long-Term: Equity-Based Incentive (“LTI”)

•    Provides discretionary equity-based incentive opportunity generally reflective of overall bank and individual performance

•    Aligns rewards with sustained long-term shareholder value

•    Provides a strong retention tool

•    Unearned/unvested awards subject to forfeiture

•    Equity-based incentives awarded to NEOs in the form of performance-based stock unit awards and stock options

•    Performance-based stock unit awards key features:

➣    PHSUs

oVesting: Ratably at target over three years

oPerformance Metric: Absolute ROTCE

➣ PVSUs

oVesting: Cliff vest after a 3-year performance period with final payout ranging from 0%-150% of target based on performance

oPerformance Metric: Absolute ROTCE and Relative ROTCE to peer group

•    Non-Qualified Stock Options (“NQSOs” or “stock options”) key features:

➣    Vesting: 3-year annual pro-rata

➣    Option Term: 10 years

•    Initial award value is based on:

➣    Roles/responsibilities and expected future contribution

Peer compensation market data

•    Amount ultimately realized is based on:

➣    Absolute corporate performance for the immediately preceding year relative to the business plan

➣    Absolute and relative corporate performance over the 3-year period from date of grant

➣    Long-term, sustained corporate performance and stock price

(1)   ROTCE is computed by dividing net operating income available to common equity by average tangible common equity. Net operating income available to common equity is computed by taking net income available to common equity and adding back the after-tax effect of the amortization of core deposit and other intangible assets, adding back the after-tax effects of merger-related expenses, and subtracting the after-tax effects of merger-related gains.  Average tangible common equity is computed by taking average common equity for the applicable period and subtracting average goodwill and average core deposit and other intangible assets (net of any related average deferred tax amounts). The NCG Committee and management uses these non-GAAP measures as they believe they better reflect the impact of acquisition activity in reported results.  See Appendix A for a reconciliation of GAAP amounts with these corresponding non-GAAP amounts.

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2021 Performance Year Pay Mix

Our executive compensation program provides for a market-competitive mix of base salary, short-term cash incentives and long-term equity-based incentives that vest over time in alignment with our compensation philosophy and the objectives cited above.  Due to the strong financial results cited above, and the significant improvement over 2020 company performance, short-term incentive plan funding for the NEOs was restored to pre-pandemic levels. For retention and continued shareholder alignment, LTI awards for NEOs were maintained at 2020 levels or increased.

The charts below represent the 2021 performance year total compensation pay mix of our CEO and the average of all of our other NEOs.  For purposes of this and other “performance year” disclosures in this CD&A, compensation for the “performance year” consists of (i) annual base salary as of the end of the performance year, (ii) short-term cash incentive (“STI”) paid in the following year for the prior year’s performance, and (iii) the LTI award (target value) granted in the following year for the prior year’s performance and in consideration of anticipated future contributions, which is comprised of PHSUs, PVSUs and stock options.  This view differs from the disclosure in the 2021 Summary Compensation Table (“SCT”) set forth in the “Executive Compensation” section beginning on page 68 below, in that the LTI award disclosed in the SCT is the LTI award granted during the current year for the prior performance year (i.e., the LTI award granted in 2021 for 2020 performance is what is shown in the SCT).  We prefer the performance year view as this is how we (and our peer companies) tend to view annual compensation.

The charts below show the 2021 performance year pay mix targets for our CEO and the average for our other NEOs, of which 87% of pay is “at risk” for Mr. Jones and, on average, 77% of pay is “at risk” for our other NEOs.

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Roles and Responsibilities

M&T’s executive compensation programs are administered through the joint efforts of various constituents to ensure sound holistic governance around compensation determinations.

Role of the NCG Committee

The NCG Committee is responsible for determining M&T’s compensation philosophy and objectives, as well as compensation of the executive officers (including the NEOs) and reporting such determinations to the full Board.  As discussed below, in determining the amount and mix of compensation to be paid to each NEO, the NCG Committee reviews the compensation levels of the NEOs relative to a group of commercial banking peers that are similar in size and business mix (the “peer group”).  As part of this review, the NCG Committee also considers the financial performance of M&T relative to the peer group, as well as certain other factors, including M&T’s stock price performance and relative shareholder returns, compensation mix strategy, risk management, and individual/corporate performance.

The NCG Committee’s responsibilities include:

•	annually reviewing and approving the corporate goals and objectives relevant to CEO compensation and evaluating the CEO’s performance in light of those goals and objectives;
•	annually reviewing and approving the base salaries, annual incentive opportunities and overall TDC of the NEOs; and
•	annually reviewing and approving equity award opportunities of the NEOs.

The NCG Committee receives reports from the CFO and Chief Risk Officer (“CRO”) regarding M&T’s financial performance and risk management performance, respectively, prior to finalizing TDC for the NEOs.  Additionally, the NCG Committee’s independent compensation consultant, described below, participates in meetings throughout the year, as requested.

Role of the Office of the Chair

The Office of the Chair consists of Messrs. Jones, Gold and Pearson.  The Office of the Chair provided the performance assessments for the executive officers (including with respect to Mr. King and Ms. Meister) and made compensation recommendations to the NCG Committee in this regard.  Performance achieved against goals set in early 2021, as well as overall bank financial results were considered when making the initial compensation recommendations. Ultimate decision making authority for the compensation determinations for all NEOs, including members of the Office of the Chair, however, lies solely with the NCG Committee.

Role of Independent Compensation Consultant

In 2021, the NCG Committee continued to retain McLagan, which is part of the Rewards Solutions practice at Aon plc, to provide executive compensation consulting services.  McLagan’s role is to provide analysis and advice to the NCG Committee relative to the amount and form of executive compensation, attend NCG Committee meetings, as requested, and advise the NCG Committee on executive compensation levels, market trends, regulatory issues and other developments that may impact M&T’s executive compensation programs.  In 2021, McLagan performed the following services for the NCG Committee:

•	recommended the peer group used as a reference for compensation decisions for the NEOs;
•	conducted detailed market analyses on executive and director compensation relative to our peer group, including all elements of TDC, and advised on general industry pay practices;
•	advised the NCG Committee on contemporary pay practices to create executive compensation opportunities that align more closely with M&T’s strategic objectives and long-term performance;

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•	advised the NCG Committee on market competitive base salaries, annual cash incentives and long-term incentives for NEOs; and
•	advised the NCG Committee on regulatory issues.

The fees for these services totaled $199,381.  McLagan/Aon also provided $205,600 in additional compensation survey/advisory services to management during 2021.  Management engaged McLagan/Aon for these services after consultation with the NCG Committee.  Based on an assessment of SEC and NYSE factors, the NCG Committee determined that McLagan was independent and that engagement of McLagan did not present any conflicts of interest.  McLagan also determined that it was independent from our management and confirmed this in a written statement delivered to the NCG Committee.

Peer Group

On an annual basis, the NCG Committee, with the assistance of McLagan, makes decisions about compensation levels for each of the NEOs with reference to the compensation peer group—a group of commercial banking institutions of similar business makeup, size and geographic reach.  For the 2021 year-end compensation review, M&T continued the practice of having one peer group for both compensation (used as a reference for compensation levels for NEOs) and financial (used as a reference for our financial performance) comparison.

The eleven commercial banking companies listed below were identified by selecting a group of U.S.-based commercial bank holding companies generally having assets or market capitalization within a reasonable range of M&T and excluded those that had a significantly dissimilar business mix, or had a substantial international presence. The 2021 peer group is unchanged from 2020:

Size Statistics (as of June 30, 2021)

Peer	Assets (in Millions)	Market Cap (in Millions)
U.S. Bancorp (USB)	558,886	84,464
PNC Financial Services Group, Inc. (PNC)	554,212	81,073
Truist Financial Corporation (TFC)	521,964	74,080
Fifth Third Bancorp (FITB)	205,390	26,904
Citizens Financial Group, Inc. (CFG)	185,104	19,544
KeyCorp (KEY)	181,115	19,803
Huntington Bancshares Incorporated (HBAN)	175,172	21,070
Regions Financial Corporation (RF)	155,610	19,262

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M&T (MTB)	150,623	18,699
Percent Rank	29%	29%
Comerica Incorporated (CMA)	88,355	9,554
First Horizon National Corporation (FHN)	87,908	9,519
Zions Bancorporation (ZION)	87,208	8,576
Median (excluding M&T)	181,115	19,830

Process for Determining 2021 NEO Compensation

Factors Considered

In determining NEO compensation, the NCG Committee uses a holistic and balanced discretionary approach to evaluate performance against the following quantitative and qualitative factors:

Quantitative Factors	Qualitative Factors
•Operating Income	•Asset quality relative to the banking industry
•EPS	•Responsiveness to economic environment
•Return on Assets	•Achievement of business plans
•Returns to Shareholders	•Achievement of performance objectives related to diversity and inclusion, employee engagement and talent management
•Various capital ratios	•Leadership and establishment of strategic direction
•Competitive market compensation data	•Effective risk management and adherence to the risk appetite

One of the key components of our executive compensation program is tying pay to company performance.  At the beginning of each year, bank-wide and business unit specific performance goals are established, as are other goals related to our strategic imperatives.  At the end of the year, the NCG Committee compares these expectations to actual results for M&T and each NEO.  We evaluate corporate performance by using a diverse set of performance metrics to ensure that no single measure can disproportionately impact compensation.  Our performance is evaluated against internal expectations and our operating plan for the year and is balanced with a relative performance evaluation by comparing our results to those of the peer group.

The NCG Committee reviews an estimated market pay range for each NEO role.  Ranges are developed based on public information and third-party market surveys of compensation for the same or comparable roles at peer firms.  This practice ensures that our NEO pay appropriately reflects market pay, based on varying levels of performance.  On a TDC basis when compared to individuals with similar roles at our compensation peer group of firms, Mr. Jones is positioned just below the 50th percentile.  The NCG Committee determined that all of our NEOs were positioned within a reasonable range of the 50th percentile of the peer data.  In establishing pay levels for the NEOs, the NCG Committee considers the various quantitative and qualitative factors set forth in this CD&A in the context of market data, internal equity, the value of the executive’s performance over the long-term, and their future potential with M&T.

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Below is a summary of the annual pay for performance review cycle for the 2021 performance year:

Annual Pay for Performance Cycle
Step	Timing	Activities
1	1st Quarter of 2021

Set Annual Objectives

1.     Quantitative – 2021 Operating Plan

•     Bank-wide goals

•     Business-unit specific goals

2.     Qualitative – 2021 Strategic Imperatives

•     Differentiate our customer experience

•     Grow new customers / develop new markets

•     Drive operational effectiveness

•     Optimize our risk management infrastructure

•     Be a talent and people driven organization

3.     Cascade objectives to each Executive Officer

2	3rd Quarter of 2021	Establish Peer Group (as advised by McLagan) 1.Review and update peer group to be used as a reference for executive officer compensation and Board compensation
3	4th Quarter of 2021

Preliminary Review and Discussion of NEO and Other Executive Officer Competitive Market Data

1.     Review of 2021 Financial Performance including relative performance on key financial metrics

2.     Review 2021 Risk Management Assessment

3.     Review current compensation market position based on peer market data (as advised by McLagan)

4	4th Quarter of 2021

Assess Performance Against the Quantitative and Qualitative Objectives Described Above for NEOs and Other Executive Officers

1.     Evaluate performance

•     NCG Committee rates CEO’s performance

•     NCG Committee and the Office of the Chair evaluate and rate the performance of the other Executive Officers

2.     Quantitative and qualitative performance is assessed holistically; i.e., without weightings assigned to each goal

5	1st Quarter of 2022

Link Pay to Performance

1.     Finalize performance evaluations for NEOs and other Executive Officers

2.     Determine final total compensation, mix of pay and specific pay actions

•     2022 Base Salary

•     2021 STI (Paid in 2022 for 2021 Performance)

•     2022 LTI (Granted in 2022 for 2021 Performance)

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Base Salary.  The NCG Committee made 2021 base salary determinations for the NEOs in January 2021.  At that time, given M&T’s performance in 2020 compared to the peer group and its business plan, taking into consideration the impacts from the COVID-19 global pandemic and the individual performance of each of the NEOs and their respective positioning against competitive market data for their roles, the NCG Committee determined that the base salaries for the NEOs should remain the same.

Named Executive Officer	2021 Base Salary ($)
René F. Jones	1,000,000
Darren J. King	685,000
Richard S. Gold	765,000
Kevin J. Pearson	765,000
Doris P. Meister	800,000

Variable Compensation.  Due to the discretionary structure of M&T’s incentive programs, NEOs do not have, and historically have not had, target levels of awards or formulaic payout levels for determining performance year incentives.  Instead, as described above, the NCG Committee performs a holistic, balanced discretionary assessment of company and individual performance that considers quantitative and qualitative factors, market compensation levels by role, and internal equity.  Consequently, the NCG Committee considered the following factors in making the award determinations in January 2022 for 2021 performance:

•

the performance of M&T during 2021 relative to its operating plan and relative to the financial peer group, which reflected improving economic conditions, M&T prudent credit underwriting, growth in non-interest income, and a nearly unchanged net interest income;

•	achievement of key strategic objectives and goals set in Q1 of the performance year;
•	the leadership and contribution of each of the NEOs to that performance;
•	effective risk management and adherence to M&T’s risk appetite statement; and
•	compensation peer group market data for the roles occupied by each of the NEOs.

Short-term (Cash) Incentive Compensation.  Based upon our compensation philosophy and the performance factors described above, the NCG Committee determined that it was appropriate to increase the STI pool funding to pre-pandemic levels and consequently set the amount of STI compensation awarded to each NEO for the 2021 performance year as follows:

Named Executive Officer	2021 STI ($)
René F. Jones	1,500,000
Darren J. King	815,000
Richard S. Gold	1,000,000
Kevin J. Pearson	1,000,000
Doris P. Meister	740,000

Long-term (Equity-based) Incentive Compensation.  Consistent with our philosophy of linking compensation to M&T’s performance for the continued alignment with M&T’s shareholders, a substantial portion (50% to 71%) of 2020 performance year variable compensation was awarded to NEOs through discretionary grants in January 2021 of LTI compensation under the 2019 Equity Incentive Compensation Plan. The NCG Committee established the LTI compensation mix in an effort to maximize shareholder value and tie the NEOs’ compensation to M&T’s long-term performance. The NEO LTI mix awarded in January 2021 based upon 2020 performance was 40% Performance Hurdled Stock Units (PHSUs), 40% Performance Vested Stock Units (PVSUs) and 20% Non-Qualified Stock Options (NQSOs or options).

The NCG Committee determined the dollar value of the LTI awards to be made to the NEOs at its meeting in January of 2021.  Following that meeting, the 2020 performance year equity awards were

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granted on January 29, 2021.  In light of a gap to competitive market positioning, the NCG Committee determined that an increase in the dollar value of the LTI awards to be awarded for 2020 performance was warranted for Messrs. Jones, King, Gold and Pearson as compared to the dollar value of the LTI awards for 2019 performance. As Ms. Meister is already well positioned from a TDC and LTI perspective, her award was flat to the prior year.

Named Executive Officer	2020 Performance Year LTI Awards (2021 Grant) ($)	2020 Performance Year Options (20%)	2020 Performance Year PHSUs (40%)	2020 Performance Year PVSUs (40%)
René F. Jones	$4,250,000	850,000	1,700,000	1,700,000
Darren J. King	$1,395,000	279,000	558,000	558,000
Richard S. Gold	$2,312,000	462,400	924,800	924,800
Kevin J. Pearson	$2,312,000	462,400	924,800	924,800
Doris P. Meister	$1,160,000	232,000	464,000	464,000

PHSUs.  PHSUs were granted as part of the LTI mix in 2021, consistent with prior years.  PHSUs will vest ratably at target each year over three years based on achievement of an absolute ROTCE performance hurdle for each year.  If the performance hurdle is not satisfied for a given year, the portion of the stock award that is scheduled to vest on the vesting date immediately following that annual performance period will not vest and will be forfeited unless otherwise determined by the NCG Committee. Any dividend equivalents credited during the annual performance period are accrued and paid in cash when the PHSUs vest and are paid. The first tranche of PHSUs granted to the NEOs in 2021 vested with respect to the 2021 performance year, based on satisfaction of the ROTCE hurdle as determined in the first quarter of 2022.

Sock Options.  M&T also awards a portion of the 2020 performance year LTI awards in the form of stock options.  Stock options align our NEO’s interests with those of shareholders by providing value only if M&T’s stock price increases from the date that the stock option is granted.  In addition, the vesting schedule for the stock options promotes retention of our NEOs.  Vesting of the stock option awards granted to the NEOs for 2020 performance is scheduled to vest ratably over three years.  Stock options create close alignment with shareholder experience, and due to their ten-year term, support M&T’s business strategy and compensation philosophy by providing a link to long-term business objectives and sustained long-term value creation.

PVSUs.  The NCG Committee also grants PVSUs, which cliff vest after three years based on absolute and relative average ROTCE performance over the three-year performance period, with final payout values ranging from 0% to 150% of target.  In addition, the PVSUs have accrued reinvested dividend equivalent units which will pay out at the time the underlying shares vest and are subject to the same performance payout percentage.

PVSU Performance Metrics	Absolute ROTCE	Payout	Relative ROTCE	Payout(1)
Above Absolute Maximum – payout is 150% regardless of relative performance	≥17%	150%	N/A	150%
Performance between these two Absolute ROTCE gatekeepers is assessed relative to the peer group	5% to < 17%	Payout by relative ROTCE Scale	>75th %’ile 50th %’ile 25th %’ile <25th %’ile	150% 100% 75% 50%
Below Absolute Threshold – payout is zero, regardless of relative performance	< 5%	0%	N/A	0%
(1)	For performance between the 25th and 75th percentiles, payout will be determined based on straight-line interpolation.

For the 2020 performance year grant, PVSUs represent 40% of the NEOs’ 2021 LTI.  While M&T has historically utilized long-term performance share units, this is only M&T’s third use of the three-year cliff vested performance share units with variable payouts based on performance.  As the entire award is

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fully at risk (i.e., below 5% ROTCE, the payout is zero), the NCG Committee felt there should be a higher payout floor to balance the risk and promote retention.  All of the LTI awards are fully at risk as stock options are worthless without stock appreciation and the PHSUs are subject to annual performance hurdles with no downside protection (i.e., they vest at target or not at all).  Going forward, M&T will continue to monitor, evaluate, and modify this program as needed to ensure continued evolution in line with our business strategy and compensation philosophy.

2019-2021 Performance Share Unit Award Payout.  At the conclusion of the three-year performance period for the 2019 PVSU grant, the Company’s three-year average ROTCE was calculated to be 16.2% which yielded a 140% payout. The NCG Committee certified the payout at its meeting on February 11, 2022. See Appendix A for a reconciliation of GAAP amounts with corresponding non-GAAP amounts for the 2019-2021 ROTCE calculations.

Year	ROTCE (%)	Peer Group Ranking	Earn out (%)
2019	19.1	At or above 75th percentile
2020	12.8	Above 50th but below 75th percentile
2021	16.8	At or above 75th percentile
Three-Year Avg.	16.2		140

Named Executive Officer	2019 Target Award	Distributed Performance Adjusted Shares(1)
René F. Jones	4,012	6,185
Darren J. King	1,398	2,155
Richard S. Gold	2,401	3,701
Kevin J. Pearson	2,401	3,701
Doris P. Meister	1,410	2,173
(1)

Earned PVSUs includes payout of underlying Dividend Equivalent Units (DEUs).  The DEUs are also subject to the same earnout percentage of 140% as approved by the NCG Committee. The earned DEUs for the NEOs are as follows: Mr. Jones 568, Mr. King 198, Messrs. Gold and Pearson 340, and Ms. Meister 199.

2022 Long-Term Incentive Grant

To ensure continued alignment with shareholders and bank performance, increases in TDC to move toward a more competitive position compared to market were delivered in LTI for Messrs. Jones, King, Gold and Pearson for the 2022 grant, reflecting the 2021 performance year. As Ms. Meister is already well positioned from a TDC and LTI perspective, her 2022 (2021 performance year) award was flat to 2021 (2020 performance year) grant value.

To further strengthen the link between company performance and executive compensation, in 2022 the NCG Committee increased the percentage of the award granted in the form of PVSUs when compared with the 2021 award and decreased the percentage of the award granted as PHSUs. The NEO LTI mix awarded in February 2022 based upon 2021 performance was:

• 30% Performance-Hurdled Stock Units,    • 50% Performance-Vested Stock Units,    • 20% Stock Options

Named Executive Officer	2021 Performance Year LTI Awards (2022 Grant) ($)	2021 Performance Year Options (20%)	2021 Performance Year PHSUs (30%)	2021 Performance Year PVSUs (50%)
René F. Jones	5,300,000	1,060,000	1,590,000	2,650,000
Darren J. King	1,400,000	280,000	420,000	700,000
Richard S. Gold	2,400,000	480,000	720,000	1,200,000
Kevin J. Pearson	2,400,000	480,000	720,000	1,200,000
Doris P. Meister	1,160,000	232,000	348,000	580,000

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Individual Performance Assessments

The NCG Committee assessed the performance of each NEO based on the factors described in the “Process for Determining 2021 NEO Compensation” section above, and against our 2021 strategic imperatives, as well as each NEO’s individual performance goals, as more fully described below.  In addition, the NCG Committee also considers market-competitive compensation levels in determining each NEO’s TDC.

René F. Jones

   Chairman and Chief Executive Officer

Mr. Jones completed his fourth year as Chairman and CEO in 2021.  In light of strong Company performance on an absolute basis and relative to the 2021 Operating Plan, as well as his relatively low TDC positioning, the NCG Committee increased Mr. Jones’ TDC to a more competitive position against the peer group for the 2021 performance year.  Specifically, the NCG Committee considered the following performance factors (among others discussed in this CD&A) in establishing Mr. Jones’ TDC:

•Achieve the 2021 Operating Plan

oDeliver Shareholder Value and Drive Business Results

▪Diluted EPS was $13.80, up 39% from $9.94 in 2020

▪ROTCE of 16.8% was up 4% from 12.8% in 2020 (see Appendix A for GAAP reconciliation)

▪GAAP-basis net income totaled $1.86 billion, improved significantly from $1.39 billion in 2020

▪Increased quarterly common stock dividend per share during 2021 from $1.10 to $1.20, resulting in $584 million payout to our shareholders

•Lead Progress against Strategic Imperatives

oDifferentiate Customer Experience

▪Continued focus on critical capabilities such as customer centricity and organizational agility to respond quickly to customer needs and wants

oGrow New Customers; Develop New Markets

▪Successfully led the organization through the negotiation of a merger agreement to acquire People’s United Bank, which is pending regulatory approval

▪Established a New Markets function focused on refining our go to market strategy

▪Provided exceptional leadership supporting the business, our customers, our employees, and communities

oFocus on Talent

▪Building enhanced Diversity, Inclusion and Belonging Program

▪Adopted bank-wide goals for diverse senior level representation

▪Amplified focus on identifying, evaluating and developing key talent

▪Increased investment in compensation programs to maintain competitiveness

oOptimize Risk Management

▪Company continues to operate within its established risk appetite parameters, as affirmed by the Risk Committee of the Board

•Cultivate Strategic Partnerships

oServed as VP of the Federal Advisory Council helping to bring community and regional bank perspectives to Federal Reserve Board policy making

oElected to Federal Reserve Bank of New York Board of Directors for three-year term ending December 31, 2024

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	Performance Year
	2020	2021
Salary	$1,000,000	$1,000,000
STI Payout	$750,000	$1,500,000
NQ Stock Options	$850,000	$1,060,000
PHSUs	$1,700,000	$1,590,000
PVSUs (1)	$1,700,000	$2,650,000
LTI Grant	$4,250,000	$5,300,000
Total Direct Compensation	$6,000,000	$7,800,000
(1) Represents grant date fair value. Actual payout could range from 0%-150% of target depending on actual performance achieved.

Linking 2021 CEO Pay Elements to Performance

•	Over 85% variable pay for 2021
•	Over 65% of variable pay is equity-based deferred LTI subject to multi-year vesting and forfeiture to align shareholder and executive interests
•	PVSUs are earned only to the extent M&T performance is achieved against absolute and relative average ROTCE over a three-year period

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Darren J. King

   Executive Vice President and Chief Financial Officer

As CFO, Mr. King directed the Company’s strong 2021 financial performance through his leadership, guidance and insight into critical corporate performance measurements.  Additionally, for the 2021 performance year, the NCG Committee considered the following performance factors (among others discussed in this CD&A) in establishing Mr. King’s TDC:

•     Deliver Shareholder Value and Drive Business Results

o     Diluted EPS was $13.80, up 39% from $9.94 in 2020

oROTCE of 16.8% was up 4% from 12.8% in 2020 (see Appendix A for GAAP reconciliation)

oGAAP-basis net income totaled $1.86 billion, improved significantly from $1.39 billion in 2020

oIncreased quarterly common stock dividend per share during 2021 from $1.10 to $1.20, resulting in $584 million payout to our shareholders

•Grow New Customers; Develop New Markets

o     Supported the negotiation of a merger agreement to acquire People’s United Bank, which is pending regulatory approval

oProvided exceptional leadership supporting the business, our customers, our employees, and communities

•     Communicate Bank Strategy and Results

o     Provided regular financial updates to internal and external constituencies promoting understanding of M&T’s financial results and objectives

•     Focus on Talent

o     Created a talent plan for the Finance Division, outlining current and future needs supportive of the organization’s strategic imperatives

•     Optimize Risk Management

o     Successfully delivered all regulatory, SEC and risk reporting

	Performance Year
	2020	2021
Salary	$685,000	$685,000
STI Payout	$520,000	$815,000
NQ Stock Options	$279,000	$280,000
PHSUs	$558,000	$420,000
PVSUs (1)	$558,000	$700,000
LTI Grant	$1,395,000	$1,400,000
Total Direct Compensation	$2,600,000	$2,900,000
(1) Represents grant date fair value. Actual payout could range from 0%-150% of target depending on actual performance achieved.

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Richard S. Gold

   President and Chief Operating Officer

As President and Chief Operating Officer, Mr. Gold has responsibility for all critical operations of the company, with direct oversight of the Consumer Banking, Business Banking, Mortgage, Marketing, Human Resources, Legal and newly formed Community Markets Divisions.  For performance year 2021, the NCG Committee considered the following performance factors (among others discussed in this CD&A) in establishing Mr. Gold’s TDC:

•     Deliver Shareholder Value and Drive Business Results

o     Diluted EPS was $13.80, up 39% from $9.94 in 2020

oROTCE of 16.8% was up 4% from 12.8% in 2020 (see Appendix A for GAAP reconciliation)

oGAAP-basis net income totaled $1.86 billion, improved significantly from $1.39 billion in 2020

oIncreased quarterly common stock dividend per share during 2021 from $1.10 to $1.20, resulting in $584 million payout to our shareholders

oNOI for Business Banking, Residential Mortgage (originations) and Indirect Consumer Lending segments each exceeded 2021 Operating Plan

oSuccessful PPP forgiveness program resulted in positive revenue generation and growth in market share

•     Grow New Customers; Develop New Markets

o    Supported the negotiation of a merger agreement to acquire People’s United Bank, which is pending regulatory approval

oOversaw plan for integration of PUB talent and led work to submit all materials required for regulatory applications

oSuccessfully negotiated a $43B Community Growth Plan in connection with pending transaction

oEstablished M&T’s organizational framework for its emerging go to market strategy

oProvided exceptional leadership supporting the business, our customers, our employees, and communities

•     Focus on Talent

o     Promoted adoption of bank-wide goals for diverse senior level representation

oSupported work to more keenly understand the experience of our employees to identify opportunities for focus in light of the increased competitiveness for talent; one outcome of the work was an increased investment in compensation programs

•     Optimize Risk Management

o     Supported investments to facilitate implementation of LIBOR to SOFR transition and other regulatory initiatives

	Performance Year
	2020	2021
Salary	$765,000	$765,000
STI Payout	$598,000	$1,000,000
NQ Stock Options	$462,400	$480,000
PHSUs	$924,800	$720,000
PVSUs (1)	$924,800	$1,200,000
LTI Grant	$2,312,000	$2,400,000
Total Direct Compensation	$3,675,000	$4,165,000
(1) Represents grant date fair value. Actual payout could range from 0%-150% of target depending on actual performance achieved.

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Kevin J. Pearson

   Vice Chairman

As Vice Chairman, Mr. Pearson maintains overall responsibility for M&T’s Commercial, Credit, Technology, Enterprise Initiatives & Banking Operations, Wealth and Institutional Services Divisions.  For performance year 2021, the NCG Committee considered the following performance factors (among others discussed in this CD&A) in establishing his TDC:

•     Deliver Shareholder Value and Drive Business Results

o     Diluted EPS was $13.80, up 39% from $9.94 in 2020

oROTCE of 16.8% was up 4% from 12.8% in 2020 (see Appendix A for GAAP reconciliation)

oGAAP-basis net income totaled $1.86 billion, improved significantly from $1.39 billion in 2020

oIncreased quarterly common stock dividend per share during 2021 from $1.10 to $1.20, resulting in $584 million payout to our shareholders

oNOI for Commercial, Wealth and Institutional Client Services divisions each exceeded 2021 Operating Plan

•     Grow New Customers; Develop New Markets

oSupported the negotiation of a merger agreement to acquire People’s United Bank, which is pending regulatory approval

oProvided exceptional leadership supporting the business, our customers, our employees, and communities

•     Focus on Talent

o     Promoted adoption of bank-wide goals for diverse senior level representation

oSupported Technology Division’s pivot to agile practices

oFocused on talent through direct engagement in performance management, leadership development and diversity initiatives

oContinued focus on organization’s Future of Work posture in an ongoing response to the pandemic and resultant labor market conditions

•     Optimize Risk Management

o     Supported investments to facilitate implementation of LIBOR to SOFR transition and other regulatory initiatives

	Performance Year
	2020	2021
Salary	$765,000	$765,000
STI Payout	$598,000	$1,000,000
NQ Stock Options	$462,400	$480,000
PHSUs	$924,800	$720,000
PVSUs (1)	$924,800	$1,200,000
LTI Grant	$2,312,000	$2,400,000
Total Direct Compensation	$3,675,000	$4,165,000
(1) Represents grant date fair value. Actual payout could range from 0%-150% of target depending on actual performance achieved.

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Doris P. Meister

   Executive Vice President, Wealth Management

Ms. Meister is an Executive Vice President and head of the Company’s Wealth Management Division operating primarily under the Wilmington Trust brand. For performance year 2021, the NCG Committee considered the following performance factors (among others discussed in this CD&A) in establishing Ms. Meister’s TDC:

•     Drive Business Results

o     Wealth Division’s net contribution was up 94% year-over-year from 2020 levels

oClient retention and fee growth metrics also exceeded goals

oSuccessfully converted over 170,000 customers to new investment management platform

•    Grow New Customers; Develop New Markets

oContinued investment in client offerings to expand reach; saw new users of client website increase by over 200%

oProvided exceptional leadership supporting the business, our customers, our employees, and communities

•     Focus on Talent

o     Continued efforts to build out the wealth advisory and private banking capabilities; hired key talent to lead sales coaching and productivity

oLed Wealth Division to establish its own Diversity and Inclusion Council

	Performance Year
	2020	2021
Salary	$800,000	$800,000
STI Payout	$345,000	$740,000
NQ Stock Options	$232,000	$232,000
PHSUs	$464,000	$348,000
PVSUs (1)	$464,000	$580,000
LTI Grant	$1,160,000	$1,160,000
Total Direct Compensation	$2,305,000	$2,700,000
(1) Represents grant date fair value. Actual payout could range from 0%-150% of target depending on actual performance achieved.

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Retirement and Other Benefits

M&T maintains two tax-qualified retirement plans for its employees, one a defined benefit plan and the other a defined contribution plan.  Messrs. Gold and Pearson participate in the defined benefit plan continuing to receive benefit accruals. Messrs. Jones and King elected to have their benefits accrued under the defined contribution plan.  This election was made pursuant to a one-time election that was offered to all participants in the defined benefit plan in late 2005 to either (i) remain in the defined benefit plan and earn future benefits under a new reduced benefit formula or (ii) retain the frozen benefit in the defined benefit plan and earn future benefits under a new defined contribution plan beginning January 1, 2006.  Ms. Meister was not eligible to participate in the defined benefit plan, and so she participates in the defined contribution plan.

In addition, M&T maintains nonqualified defined benefit and defined contribution retirement plans to supplement retirement benefits for the NEOs in order to make up for benefits that cannot be provided in the qualified plans due to Internal Revenue Code limits; however, compensation recognized for the purpose of these plans is capped at two times the annual Internal Revenue Code Section 401(a)(17) limit.  The nonqualified plans are not funded, except as benefits are actually paid to executive officers upon retirement.  Additional information regarding these retirement plans and arrangements is provided in the sections titled “Pension Benefits” and “Nonqualified Deferred Compensation.”

M&T does not provide the NEOs with severance packages beyond what is provided to employees of M&T, generally.  Consequently, the NEOs have historically participated in the M&T Bank Corporation Severance Pay Plan (“Severance Pay Plan”), which provides for post-employment severance payments that are tiered based upon an employee’s position and years of service, and the continuation of certain employee benefits.  Upon a “Qualifying Event” (defined in the Severance Pay Plan as any permanent, involuntary termination of a participant’s active employment as a result of a reduction in force, restructuring, outsourcing or elimination of position), a NEO would be entitled to benefits under the Severance Pay Plan.

Other than benefits that are generally available to employees, M&T does not maintain any individual severance or change in control arrangements.  M&T’s compensation plans do not contain payments or benefits to NEOs that are specifically triggered by a change in control, except that M&T’s Equity Incentive Compensation Plan provides that, upon a change in control, all employees, including the NEOs, would become fully vested in any outstanding awards that were not already vested.  M&T has elected to provide such acceleration because of a belief that the principal purpose of providing executive officers and other employees with equity incentives is to align their interests with those of M&T’s shareholders and that this alignment should be enhanced, not weakened, in the context of a change in control.  Accelerating the vesting of equity-based compensation upon a change in control allows employees the same opportunity as other shareholders to sell shares freely following the completion of the transaction and realize the economic benefits of such transaction, without forcing them to be exposed to the post-closing performance of the acquirer.  More information regarding severance benefits and the impact of a change in control can be found later in the “Potential Payments Upon Termination or Change in Control” section.

Perquisites

Generally, M&T provides limited perquisites to its NEOs.  The perquisites that are provided are designed to assist NEOs in being productive and are limited to those that management and the NCG Committee believe are consistent with M&T’s overall compensation philosophy.  Given the importance of developing business relationships for M&T’s success, the NEOs are generally reimbursed for certain

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initiation fees and dues they incur for club memberships deemed advisable for business purposes, tax preparation, parking, meals and executive physical examinations.

Sound Compensation and Governance Practices

M&T’s executive compensation programs are managed in consideration of the Interagency Guidance on Sound Incentive Compensation Policies and other regulatory requirements.  In light of these requirements, M&T has adopted certain governance practices, which are more fully described below.

Stock Ownership and Retention Guidelines for Executives

M&T’s philosophy has been to foster a culture for its NEOs to acquire and retain M&T common stock.  To bolster this philosophy, M&T maintains formal Stock Ownership and Retention Guidelines (“Stock Ownership Guidelines”) for our executive officers in order to further align their interests with those of our shareholders.  The Stock Ownership Guidelines mandate that executive officers own a significant amount of M&T common stock measured as a multiple of base salary as follows:

Role	Ownership Guideline (Multiple of Base Salary)
Chairman and Chief Executive Officer	6x
Other NEOs	3x
Other executive officers	2x

M&T requires its executive officers to achieve the targeted stock ownership levels within five years of first becoming subject to the guidelines.  Once the ownership threshold is met, executives are expected to maintain the required ownership amount as long as they are subject to the guidelines.  Shares counted towards these guidelines include any shares held by the executive directly or through a broker, shares held through employee benefit plans, and shares held as restricted stock units or restricted stock awards, whether vested or unvested, including PHSUs.  Unvested PVSUs and unexercised stock options do not count as shares held by the executive for purposes of the guidelines. If an executive officer fails to meet the requirements of this policy, the individual must hold 50% of all shares acquired from the settlement of equity awards, net of shares withheld for taxes or payment of exercise price, if applicable, until the executive meets the ownership threshold.  Pursuant to the Stock Ownership Guidelines, the NCG Committee reviews compliance with the Guidelines on an annual basis. As of February 28, 2022, all executive officers are in compliance with the Stock Ownership Guidelines or have committed to acquire shares within 90 days of an open trading window to achieve their targeted ownership level.

Members of M&T’s Board of Directors are also required to own M&T common stock equal to two times their annual retainer amount.

Anti-Hedging and Anti-Pledging Policies

M&T’s Insider Trading Policy prohibits all employees from engaging in any hedging transactions or any form of short-term trading with respect to M&T securities.  The Insider Trading Policy also prohibits executive officers from pledging M&T securities, except in limited circumstances.  None of our NEOs pledged any M&T securities in 2021.  For more information regarding the anti-hedging and anti-pledging policies, see “M&T Bank Corporation Insider Trading Policy” further above in this proxy statement.

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Forfeiture Policy

M&T has a Forfeiture Policy that sets forth the circumstances under which the NCG Committee may cause a downward adjustment in current year compensation as well as cause all or part of unvested equity awards to be cancelled.  Such circumstances include, but are not limited to, action or inaction on the part of an employee that results in a significant loss event (either to M&T as a whole or to a significant business line), a restatement of the financial statements due to material noncompliance with applicable financial reporting requirements, or a violation of M&T’s risk policies or procedures.

In addition, our CEO and CFO are subject to the clawback provision of the Sarbanes-Oxley Act of 2002, which generally requires that they reimburse M&T for any bonus or other incentive- or equity-based compensation and any profits on sales of M&T common stock that they receive within the 12-month period following the public issuance of financial information if there is an accounting restatement because of material noncompliance, as a result of misconduct, with any financial reporting requirement under the federal securities laws.

Working together, the components of the executive compensation programs continue to drive alignment of our NEOs’ interests with those of our shareholders, are consistent with the safety and soundness of M&T and provide an enhanced ability to account for the duration of risks and adjust compensation in the event of misconduct or adverse risk outcomes.

Incentive Compensation Governance and Compensation Risk Assessment

M&T works continuously to ensure effective controls are in place for its incentive compensation programs. As part of M&T’s enhanced enterprise risk framework, control functions, including Human Resources, Finance, Compliance, Legal, Internal Audit, and Risk Management, are actively involved in the oversight of M&T’s incentive compensation programs.  In addition, M&T’s CRO meets with the NCG Committee to discuss M&T’s risk scorecard, which details the CRO’s assessment of risk management at M&T.

Active and effective oversight of M&T’s incentive compensation practices is also provided by the NCG Committee.  The NCG Committee is responsible for maintaining M&T’s Forfeiture Policy and determining the appropriate pay mix and total compensation for M&T’s NEOs.  Additionally, the NCG Committee is responsible for establishing the appropriate performance measure for performance-based stock unit awards.  The NCG Committee shares one member with the Risk Committee, which helps to ensure the prioritization of risk management matters in incentive compensation determinations.  Reviews of M&T’s compensation plans and practices by the NCG Committee and M&T management did not identify any plan that was reasonably likely to have a material adverse impact on the bank or that would incentivize excessive risk-taking.

Tax Matters

Internal Revenue Code Section 162(m) generally imposes a $1 million cap on the deductibility of compensation paid to certain executive officers of a publicly held corporation during a year.  The executive officers to whom Section 162(m) applies for 2021 include M&T’s CEO and CFO, the next three most highly compensated executive officers, and any such “covered employee” for a year after 2016.  The NCG Committee considers tax consequences to M&T as one of many factors when it makes compensation determinations, and will award compensation to NEOs that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible for income tax purposes.

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NOMINATION, COMPENSATION AND GOVERNANCE COMMITTEE REPORT

The Nomination, Compensation and Governance Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management.  Based on such review and discussions, the Nomination, Compensation and Governance Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report was adopted by the Nomination, Compensation and Governance Committee of the Board of Directors on February 11, 2022:

Gary N. Geisel, Chairman

Robert T. Brady

Calvin G. Butler, Jr.

Melinda R. Rich

John R. Scannell

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EXECUTIVE COMPENSATION

The following table contains information concerning the compensation of M&T’s NEOs in the fiscal years ended December 31, 2021, 2020 and 2019.

2021 Summary Compensation Table

Name and Principal Position	Yr.	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non- Equity In- centive Plan Comp. ($)	Change in Pension Value and Non- Qualified Deferred Comp. Earnings(2) ($)	All Other Comp.(3),(4) ($)	Total ($)
René F. Jones	2021	1,000,000	1,500,000	3,400,240	850,016	-	-	117,918	6,868,174
Chairman &	2020	1,000,000	750,000	2,662,566	887,521	-	66,115	165,805	5,532,007
Chief Executive Officer	2019	950,000	1,250,000	2,640,209	660,008	-	58,702	145,784	5,704,703
Darren J. King	2021	685,000	815,000	1,116,192	279,007	-	-	89,524	2,984,723
Executive Vice President &	2020	685,000	520,000	990,308	330,005	-	28,017	108,749	2,662,079
Chief Financial Officer	2019	670,000	765,000	920,108	230,015	-	24,776	92,482	2,702,381
Richard S. Gold	2021	765,000	1,000,000	1,849,811	462,417	-	94,168	68,039	4,239,434
President &	2020	765,000	598,000	1,724,171	431,018	-	351,528	100,356	3,970,073
Chief Operating Officer	2019	745,000	880,000	1,580,078	395,024	-	259,228	104,642	3,963,972
Kevin J. Pearson	2021	765,000	1,000,000	1,849,811	462,417	-	85,753	64,624	4,227,604
Executive Vice President &	2020	765,000	598,000	1,616,367	538,772	-	367,746	94,696	3,980,581
Vice Chairman - M&T Bank	2019	745,000	880,000	1,580,078	395,024	-	283,214	91,573	3,974,889
Doris P. Meister	2021	800,000	740,000	928,085	232,021	-	-	67,776	2,767,881
Executive Vice President	2020	800,000	345,000	928,187	232,015	-	-	99,619	2,404,821
Wealth Management	2019	800,000	490,000	928,006	232,005	-	-	82,091	2,532,102

(1)

The amounts indicated represent the aggregate grant date fair value of equity awards granted to each of the NEOs.  The grant date fair values are calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”).

The grant date fair value of stock awards for 2021 reflected in this column is based on the closing price of M&T common stock on January 29, 2021, or $132.47. These amounts were calculated in accordance with applicable accounting guidance (i.e., at target for PVSUs awarded in 2021). At the maximum level of performance, the value of the PVSUs awarded in 2021 would be: $2,550,180 for Mr. Jones; $837,144 for Mr. King; $1,387,358 for Mr. Gold; $1,387,358 for Mr. Pearson; and $696,064 for Ms. Meister.

For purposes of determining the fair value of stock option awards, we use an option pricing model and the assumptions provided in the table below.  M&T determines the dividend yield by dividing the current annual dividend on M&T’s common stock by the option exercise price. A historical weekly measurement of volatility is determined based on the expected life of the option granted.  The risk-free interest rate is determined by reference to the yield on an outstanding U.S. Treasury Note with a term equal to the expected life of the option granted.  Expected life is determined by reference to the M&T’s historical experience.

Dividend Yield	3.32%
Volatility	30.47
Risk-Free Interest Rate	0.69%
Expected Life (Years)	6.50
(2)

This column includes the aggregate positive change in actuarial present value of each NEO’s accumulated benefit under the M&T Bank Corporation Pension Plan (“Qualified Pension Plan”) and M&T Bank Corporation Supplemental Pension Plan (“Supplemental Pension Plan”).  In accordance with SEC rules, to the extent the aggregate change in present value of all defined benefit plans for a particular fiscal year would have been a negative amount, the amount has instead been reported as $0 and the aggregate compensation for the NEO in the “Total” column has not been adjusted to reflect the negative amount.  The assumptions used to calculate the present value of accumulated benefits are the same as those used for Financial Accounting Standards Board Accounting Standards Codification Topic 715, Compensation-Retirement Benefits (“FASB ASC Topic 715”) financial statement disclosure purposes, except that no pre-retirement decrements are assumed.  The present value of accrued benefits as of December 31, 2021 is calculated assuming the executive commences his or her accrued benefit earned through December 31, 2021 at normal retirement age.  For the December 31, 2019 and December 31, 2020 calculations, the mortality assumption beginning at normal retirement age is based on the RP-2014 mortality table (base year 2006) and generational projection using scale MP-2018. For the December 31, 2021 calculations, the mortality assumption beginning at normal retirement age is based on the Pri-2012 healthy retiree mortality table with white collar adjustment (base year 2012) and generational projection using scale MP-2020. See Note 13 to the Financial Statements of M&T Bank Corporation in its Annual Report on Form 10-K, which was filed with the SEC on February 16, 2022.

The discount rate assumption is 3.25% for the December 31, 2019 calculations, 2.50% for the December 31, 2020 calculations and 2.75% for the December 31, 2021 calculations.

Normal retirement age is age 65 for all participants.  It is assumed that the participants will elect the single life annuity form.

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(3)	This column includes information from the following table for each NEO in 2021:

Name	Retirement Savings Plan ($)	Leadership Retirement Savings Plan ($)	Qualified Retirement Accumulation Account ($)	Leadership Retirement Accumulation Account ($)	Term Life Insurance Premiums ($)	Dividends(a) ($)
René F. Jones	14,500	14,500	16,675	16,675	4,902	18,054
Darren J. King	14,500	14,500	14,500	14,500	1,242	6,296
Richard Gold	14,500	14,500	-	-	2,637	10,805
Kevin J. Pearson	14,500	14,500	-	-	7,524	10,805
Doris P. Meister	14,500	-	6,525	6,525	14,478	6,350

(a)	This column includes dividends and dividend equivalents on unvested restricted stock and restricted stock units awarded in 2021, 2020 and 2019.
(4)	Perquisites provided to the NEOs in 2021 included the following (as indicted by “X”):

Name	Club Membership Dues & Expenses	Tax Preparation	Parking	Meals
René F. Jones	X	X	X	X
Darren J. King	X	X	X	X
Richard Gold	X	X	X	X
Kevin J. Pearson		X	X	X
Doris P. Meister	X	X		X

No perquisites provided in 2019, 2020 or 2021 exceeded the greater of $25,000 or 10% of the total perquisites provided to each NEO.

CEO Pay Ratio

In accordance with the final rule issued under section 953(b) of the Dodd-Frank Act, companies, including M&T, are required to disclose the ratio of the total annual compensation of their CEO to that of their median employee.  The SEC rules require disclosure of (i) the median of the annual total compensation of all employees of M&T, except the CEO; (ii) the annual total compensation of the CEO; and (iii) the ratio of the amount of annual total compensation of the CEO to the amount of the median annual total compensation of all employees of M&T.  Because the SEC rules do not mandate a particular approach to determining the median employee, M&T has employed the following approach:

As allowed under section 953(b), we have chosen a new median employee for purposes of this disclosure. A new median employee was identified this year as the organization experienced reduced incentive pools, impacting the entire incentive-eligible employee population. Our median employee was identified by calculating the total cash compensation and equity awards granted within the twelve months prior to December 30, 2021 to all domestic employees, excluding the CEO, employed as of December 30, 2021. The fixed compensation of employees hired during the year was annualized.

Additionally, non-U.S. employees account for 0.61% of M&T’s employees and therefore have been excluded under the de minimis exemption allowed by the rule. These non-U.S. employees being excluded are from Canada (9 employees), France (2 employees), the United Kingdom (61 employees), Germany (7 employees) and Ireland (27 employees).

Total non-U.S. employees:	106
Total U.S. employees:	17,376

As calculated using the methodology required for the Summary Compensation Table, the annual total compensation of Mr. Jones was $6,868,174 and the annual total compensation of the median employee for the corresponding period was $68,270, which yields a ratio of 101 to 1.

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Grants of Plan-Based Awards

The following table reflects the terms of compensation plan-based awards granted to the NEOs in 2021.

2021 Grants of Plan-Based Awards

Name	Grant Date	NCG Committee Approval Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards(1) (#)			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Under- lying Options(3) (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards(4) ($)
			Threshold	Target	Max.	Threshold	Target	Max.
René F. Jones	1/29/2021	1/15/2021	-	-	-	0	12,834	19,251	12,834	27,733	132.47	4,250,256
Darren J. King	1/29/2021	1/15/2021	-	-	-	0	4,213	6,320	4,213	9,103	132.47	1,395,199
Richard S. Gold	1/29/2021	1/15/2021	-	-	-	0	6,982	10,473	6,982	15,087	132.47	2,312,228
Kevin J. Pearson	1/29/2021	1/15/2021	-	-	-	0	6,982	10,473	6,982	15,087	132.47	2,312,228
Doris P. Meister	1/29/2021	1/15/2021	-	-	-	0	3,322	4,983	3,322	7,570	132.47	1,160,105

(1)

Vesting of the PVSU awards granted to the NEOs in 2021 is scheduled to occur on a three-year cliff basis. The PVSUs are earned only to the extent M&T performance is achieved against pre-established absolute and relative net operating ROTCE metric (“PVSU Performance Metric”) for the three-year performance period of 2021–2023, with performance certified by the NCG Committee in the first quarter of 2024. Depending on the level of the PVSU Performance Metric achieved, the number of shares vesting will be a range between 0% to 150% of the initial award value and will include any accumulated reinvested dividend equivalent units. The awards issued allow for accelerated vesting at target in cases of death and disability, on a pro-rata basis for an involuntary termination without cause, or based on the greater of target or actual performance achieved in the case of a change in control.

(2)

Vesting of the PHSU awards granted to the NEOs in 2021 is scheduled to occur on a graduated basis with 33% vesting on January 29, 2022, an additional 33% vesting on January 29, 2023 and the remaining 34% vesting on January 29, 2024.  Each vesting is contingent upon M&T achieving a pre-established net operating ROTCE metric (“PHSU Performance Hurdle”).  If the PHSU Performance Hurdle is not satisfied for a given year, the portion of the stock award that is scheduled to vest on the vesting date immediately following that performance period will not vest and will be forfeited unless otherwise determined by the NCG Committee.  The award agreements issued under the 2019 Equity Incentive Compensation Plan allow for accelerated vesting in cases of death, disability, position elimination, retirement or a change in control.

(3)

Vesting of the stock option awards granted to the NEOs in 2021 is scheduled to occur on a graduated basis with 33% vesting on January 29, 2022, an additional 33% vesting on January 29, 2023 and the remaining 34% vesting on January 29, 2024.  The awards expire 10 years from the grant date.  The award agreements issued under the 2019 Equity Incentive Compensation Plan allow for accelerated vesting in cases of death, disability, or a change in control with an exercise period of one year from the date of termination (but not beyond 10 years from the date of grant).  Upon retirement, the awards continue to vest according to the schedule noted above with an exercise period equal to the lesser of four years following the date of retirement or 10 years from the date of grant.

(4)

The amounts indicated represent the aggregate grant date fair value of equity awards granted to each of the NEOs in 2021.  The grant date fair values are calculated in accordance with FASB ASC Topic 718.

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Outstanding Equity Awards at Fiscal Year-End

The following table reflects the number and terms of stock option awards and stock awards outstanding as of December 31, 2021 for the NEOs.

Outstanding Equity Awards at 2021 Fiscal Year-End

Option Awards					Stock Awards
Name	Number of Securities Underlying Un-exercised Options Exercisable (#)	Number of Securities Underlying Un- exercised Options Un- exercisable(3) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Un- exercised Unearned Options (#)	Option Exercise Price ($)	Option Expira- tion Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2)(3)(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	16,770	-	-	190.78	1/31/2028	-	-	-	-
René F. Jones	14,810	7,405	-	164.54	1/31/2029	-	-	-	-
	10,180	20,361	-	173.04	2/5/2030	-	-	-	-
	-	27,733	-	132.47	1/29/2031	-	-	-	-
						23,685	3,637,542	28,098	4,315,291
	6,038	-	-	190.78	1/31/2028	-	-	-	-
Darren J. King	5,161	2,581	-	164.54	1/31/2029	-	-	-	-
	3,785	7,571	-	173.04	2/5/2030	-	-	-	-
	-	9,103	-	132.47	1/29/2031	-	-	-	-
						8,156	1,252,598	9,585	1,472,064
	10,062	-	-	190.78	1/31/2028	-	-	-	-
Richard S. Gold	8,864	4,432	-	164.54	1/31/2029	-	-	-	-
	4,944	9,888	-	173.04	2/5/2030	-	-	-	-
	-	15,087	-	132.47	1/29/2031	-	-	-	-
						13,535	2,078,705	16,811	2,581,833
	10,062	-	-	190.78	1/31/2028	-	-	-	-
Kevin J. Pearson	8,864	4,432	-	164.54	1/31/2029	-	-	-	-
	6,180	12,360	-	173.04	2/5/2030	-	-	-	-
	-	15,087	-	132.47	1/29/2031
						13,535	2,078,705	15,807	2,427,639
	6,708	-	-	190.78	1/31/2028	-	-	-	-
Doris P. Meister	5,206	2,603	-	164.54	1/31/2029	-	-	-	-
	2,661	5,323	-	173.04	2/5/2030	-	-	-	-
	-	7,570	-	132.47	1/29/2031	-	-	-	-
						7,149	1,097,943	8,655	1,329,235

(1)	Vesting details provided below in separate chart for Options, PHSUs and PVSUs.

(2)

Vesting of the PHSU awards granted to the NEOs in 2019, 2020 and 2021 occurs on a graduated basis with 33% of the award vesting on the first anniversary of the grant date, an additional 33% of the award vesting on the second anniversary of the grant date, and the remaining 34% of the award vesting on the third anniversary of the grant date.  Each vesting is contingent upon M&T achieving the pre-established PHSU Performance Hurdle.  If the PHSU Performance Hurdle is not satisfied for a given period, the portion of the stock award that is scheduled to vest on the vesting date immediately following that performance period will not vest and will be forfeited unless otherwise determined by the NCG Committee.  Note that with respect to the 2019 awards, the award agreements issued under the 2009 Equity Incentive Compensation Plan allow for accelerated vesting in cases of death, disability, retirement or a change in control, while the 2020 and 2021 award which were issued under the 2019 Equity Incentive Compensation Plan allow accelerated vesting in the aforementioned cases plus in situations of a position elimination. See footnotes (1), (2) and (3) to the table set forth above titled “2021 Grants of Plan-Based Awards” for the vesting schedule of the stock awards granted to the NEOs in 2021.  See the below chart for more detailed information concerning the number of outstanding shares from each PHSU grant that remain unvested and their corresponding vesting dates.

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(3)

Vesting of the PVSU award granted to the NEOs in 2021 occurs on a 3-year cliff basis and has a payout range of 0% to 150% based on pre-established absolute and relative ROTCE performance over the 3-year performance period.  Shares in this column include the accrued Dividend Equivalent Units, which accrue quarterly at the time the quarterly dividend is paid and reflect maximum payout at 150%. See the below chart for more detailed information concerning the number of outstanding shares from each PVSU grant that remain unvested and their corresponding vesting dates.

(4)

The PVSUs granted on January 31, 2019, with a performance period of January 1, 2019 through December 31, 2021, vested on December 31, 2021, and earned based on the level of achievement against the pre-established performance metrics as determined by the NCG Committee on February 11, 2022. These PVSUs are reflected in the 2021 Options Exercised and Stock Vested table.

Name	Grant Date	Total Unvested Options Outstanding	Options Not Vested	Remaining Vesting Dates
	1/31/19	7,405	7,405	1/31/22
	2/5/20	20,361	10,180	2/5/22
René F. Jones			10,181	2/5/23
	1/29/21	27,733	9,244	1/29/22
			9,244	1/29/23
			9,245	1/29/24
	1/31/19	2,581	2,581	1/31/22
	2/5/20	7,571	3,785	2/5/22
Darren J. King			3,786	2/5/23
	1/29/21	9,103	3,034	1/29/22
			3,034	1/29/23
			3,035	1/29/24
	1/31/19	4,436	4,432	1/31/22
	2/5/20	9,888	4,944	2/5/22
Richard S. Gold			4,944	2/5/23
	1/29/21	15,087	5,029	1/29/22
			5,029	1/29/23
			5,029	1/29/24
	1/31/19	4,432	4,432	1/31/22
	2/5/20	12,360	6,180	2/5/22
Kevin J. Pearson			6,180	2/5/23
	1/29/21	15,087	5,029	1/29/22
			5,029	1/29/23
			5,029	1/29/24
	1/31/19	2,603	2,603	1/31/22
	2/5/20	5,323	2,661	2/5/22
Doris P. Meister			2,662	2/5/23
	1/29/21	7,570	2,523	1/29/22
			2,523	1/29/23
			2,524	1/29/24

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Name	Grant Date	Performance Based Stock Units Granted	Performance Based Stock Units Not Vested	Remaining Vesting Dates
	1/31/19	12,034	4,012	1/31/22
	2/5/20	10,258	3,419	2/5/22
René F. Jones			3,420	2/5/23
	2/5/20	5,129	5,509 (a)	12/31/23
	1/29/21	12,834	4,278	1/29/22
			4,278	1/29/23
			4,278	1/29/24
	1/29/21	12,834	13,223 (a)	12/31/24
	1/31/19	4,194	1,399	1/31/22
	2/5/20	3,815	1,272	2/5/22
Darren J. King			1,272	2/5/23
	2/5/20	1,908	2,049 (a)	12/31/23
	1/29/21	4,213	1,404	1/29/22
			1,404	1/29/23
			1,405	1/29/24
	1/29/21	4,213	4,340 (a)	12/31/24
	1/31/19	7,202	2,401	1/31/22
	2/5/20	6,227	2,076	2/5/22
Richard S. Gold			2,076	2/5/23
	2/5/20	3,737	4,013 (a)	12/31/23
	1/29/21	6,982	2,327	1/29/22
			2,327	1/29/23
			2,328	1/29/24
	1/29/21	6,982	7,193 (a)	12/31/24
	1/31/19	7,202	2,401	1/31/22
	2/5/20	6,227	2,076	2/5/22
Kevin J. Pearson			2,076	2/5/23
	2/5/20	3,114	3,344 (a)	12/31/23
	1/29/21	6,982	2,327	1/29/22
			2,327	1/29/23
			2,328	1/29/24
	1/29/21	6,982	7,193 (a)	12/31/24
	1/31/19	4,230	1,411	1/31/22
	2/5/20	3,352	1,117	2/5/22
Doris P. Meister			1,118	2/5/23
	2/5/20	2,012	2,161 (a)	12/31/23
	1/29/21	3,503	1,167	1/29/22
			1,168	1/29/23
			1,168	1/29/24
	1/29/21	3,503	3,609 (a)	12/31/24

(a)

Awards indicated are PVSUs with a three-year cliff vesting schedule with payouts ranging from 0% to 150% of target based on absolute and relative ROTCE performance. Also included in these figures are the accrued reinvested dividend equivalent units which are accrued on a quarterly basis and will pay out at the time the underlying shares vest and are subject to the same performance payout percentage.  The PVSUs originally vest on December 31 of the last year of the three-year performance period, as indicated in the chart, but are not actually earned and settled until after the level of achievement against the pre-established performance metrics is determined by the NCG Committee, which is completed in the first quarter of the year following the three-year performance period.

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Options Exercised and Stock Vested

The following table sets forth the number of stock option awards exercised and the value realized upon exercise during 2021 for the NEOs, as well as the number of stock awards vested and the value realized upon vesting.

2021 Options Exercised and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(3) ($)
René F. Jones	-	-	16,892	2,588,038
Darren J. King	-	-	6,004	918,405
Richard S. Gold	-	-	10,143	1,553,649
Kevin J. Pearson	-	-	10,143	1,553,649
Doris P. Meister	-	-	6,011	918,330

(1)	Based upon the difference between the exercise price and the closing price of M&T’s common stock on the NYSE on the date(s) of exercise.
(2)

Includes PVSUs granted on January 31, 2019 with a performance period of January 1, 2019 through December 31, 2021. The PVSUs vested on December 31, 2021 and were earned after the level of achievement (140%) against the pre-established performance metrics was determined by the NCG Committee on February 11, 2022.

(3)	Amounts were calculated using the closing price of M&T’s common stock on the NYSE on the vesting dates.

Pension Benefits

The following table sets forth the present value of the accumulated pension benefits for the NEOs.

2021 Pension Benefits(1)(5)

Name	Plan Name	Number of Years Credited Service(3)	Present Value of Accumulated Benefit ($)	Payments during Last Fiscal Year ($)
René F. Jones	Qualified Pension Plan(2)	13	338,217	-
Darren J. King	Qualified Pension Plan(2)	5	124,114	-
Richard S. Gold	Qualified Pension Plan(2)	32	1,282,116	-
	Supplemental Pension Plan(2)(4)	32	390,306	-
Kevin J. Pearson	Qualified Pension Plan(2)	32	1,368,681	-
	Supplemental Pension Plan(2)(4)	32	390,383	-

(1)	Please refer to footnote (2) to the “2021 Summary Compensation Table” for the assumptions used to calculate the present value of accumulated benefits.
(2)

The Qualified Pension Plan provides tax-qualified pension benefits for a broad base of M&T employees.  Effective January 1, 2006, the formula used to calculate benefits under the Qualified Pension Plan and the Supplemental Pension Plan was modified with respect to benefits earned after 2005.  Benefits accrued under the prior formula as of December 31, 2005 were frozen and all Qualified Pension Plan participants, including each NEO (other than Ms. Meister, who was never eligible to participate in the Qualified Pension Plan), were given a one-time election to remain in the Qualified Pension Plan and earn future benefits under a new reduced pension benefit formula, or to retain the frozen benefit in the Qualified Pension Plan and earn future enhanced benefits under a new component of the M&T Bank Corporation Retirement Savings Plan known as the “Qualified RAA.” Under the Qualified RAA, each participant’s retirement benefit equals the sum of (a) the participant’s accrued benefit as of December 31, 2005 and (b) for each year of credited service earned after December 31, 2005, the sum of (i) 1% of compensation for the plan year plus (ii) 0.35% of compensation for the plan year in excess of 50% of that year’s Social Security wage base.  Messrs. Pearson and Gold elected to remain in the Qualified Pension Plan for periods on and after January 1, 2006.  Messrs. Jones and King elected to discontinue their future participation in the Qualified Pension Plan and Supplemental Pension Plan, choosing instead to participate in the Qualified RAA effective January 1, 2006.  Messrs. Jones and King have an accrued benefit under the Qualified Pension Plan as of December 31, 2005 but have ceased to earn any benefit accrual service and any further benefit under the Qualified Pension Plan as of January 1, 2006.

(3)

The years of credited service for all of the NEOs are based only on their service while eligible for participation in the Qualified Pension Plan.  Generally, a participant must be paid for at least 1,000 hours of work during a plan year to be credited with a year of service for purposes of the Qualified Pension Plan.

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(4)

As described in footnote (2) above, effective January 1, 2006, the formula used to calculate benefits under the Qualified Pension Plan and the Supplemental Pension Plan was modified with respect to benefits earned after 2005, and participants were given the opportunity to elect whether to continue participation in the Qualified Pension Plan and the Supplemental Pension Plan.  Of the NEOs, Messrs. Pearson and Gold elected to continue to participate in the revised Qualified Pension Plan and, as such, they continue to be participants in the Supplemental Pension Plan.  Messrs. Jones and King elected to discontinue their future participation in the Qualified Pension Plan and Supplemental Pension Plan, choosing instead to participate in the Qualified RAA effective January 1, 2006.  M&T maintains a nonqualified deferred compensation plan that is designed to provide participants with contributions that cannot be provided under the Qualified RAA because of the Internal Revenue Code Section 401(a)(17) compensation limit. For purposes of those contributions, compensation is capped at two times the annual Internal Revenue Code Section 401(a)(17) limit.  For 2021, the Internal Revenue Code Section 401(a)(17) limit was $290,000 resulting in a plan compensation maximum of $580,000.  Messrs. Jones and King participated in the nonqualified deferred compensation plan in 2021 and were credited with a contribution for 2021 as reported below under the discussion of 2021 Nonqualified Deferred Compensation Plans.

(5)	Ms. Meister is not a participant in the Qualified Pension Plan or Supplemental Pension Plan.

Explanation of 2021 Pension Benefits Table

The 2021 Pension Benefits Table indicates, for each of the Qualified Pension Plan and the Supplemental Pension Plan, the NEO’s number of years of credited service, present value of accumulated benefit and any payments made during the year ended December 31, 2021.  See footnote (2) to the table set forth above titled “2021 Summary Compensation Table.”

The amounts indicated in the column titled “Present Value of Accumulated Benefit” represent the lump-sum value as of December 31, 2021 of the annual benefit that was earned by the NEOs as of December 31, 2021, assuming payment begins at each executive’s normal retirement age, or their current age, if later.  The normal retirement age is defined as age 65 in the Qualified Pension Plan and the Supplemental Pension Plan.  Certain assumptions were used to determine the present value of accumulated benefits payable at normal retirement age.  Those assumptions are described in footnote (2) set forth in the “2021 Summary Compensation Table.”  Certain material terms of each of the Qualified Pension Plan and the Supplemental Pension Plan are summarized in the footnotes set forth in the “2021 Pension Benefits Table” and in the narrative below.

Qualified Pension Plan

Benefits under the Qualified Pension Plan are paid over the lifetime of the NEO or the lifetimes of the NEO and a beneficiary, as elected by the NEO.  If the NEO is married on the date payments are to begin under the Qualified Pension Plan, payment will be in the form of a joint and 50% survivor annuity with the spouse as beneficiary unless the NEO elects another form of payment with the consent of the spouse.  None of the NEOs are eligible to elect to receive the benefit due under the Qualified Pension Plan in the form of a one-time lump sum payment.  If benefits are paid in a form in which a benefit is to be paid to a beneficiary after the death of the NEO, benefits are reduced from the amount payable as a lifetime benefit solely to the NEO in accordance with the actuarial factors that apply to all participants in the Qualified Pension Plan.  A participant’s benefit under the Qualified Pension Plan is generally payable as an annuity with monthly benefit payments unless the present value of the normal retirement benefit is less than $5,000.  Benefits under the Qualified Pension Plan are funded by an irrevocable, tax-exempt trust.  The Qualified Pension Plan benefits of all participants, including those benefits of NEOs, are payable from the assets held by the tax-exempt trust.

Compensation which may be considered under the Qualified Pension Plan generally includes the compensation reported on Form W-2 in the box for wages, tips and other compensation plus pre-tax salary reduction contributions under the M&T Bank Corporation Retirement Savings Plan (the “Retirement Savings Plan”) and the M&T Bank Corporation Flexible Benefits Plan.  In calculating a participant’s benefit, annual compensation in excess of the annual Internal Revenue Code 401(a)(17) limit may not be considered.

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A participant is eligible for early retirement under the Qualified Pension Plan if the participant retires before normal retirement age but after attaining age 55 and completing 10 years of service.  An early retirement benefit is reduced 4% per year for each year that the benefit commences prior to normal retirement age.  At December 31, 2021, Mr. King was not eligible for early retirement and Messrs. Jones, Gold and Pearson were eligible for early retirement. Benefits under the Qualified Pension Plan are 100% vested after an employee has completed at least five years of service, and each NEO is 100% vested in his benefits in the Qualified Pension Plan.

Supplemental Pension Plan

The Supplemental Pension Plan provides a benefit that is intended to make up for benefits that cannot be provided under the Qualified Pension Plan due to the Internal Revenue Code Section 401(a)(17) compensation limit.  Under the Supplemental Pension Plan, compensation up to two times the annual Internal Revenue Code Section 401(a)(17) limit may be considered.  For 2021, the Internal Revenue Code Section 401(a)(17) limit was $290,000 resulting in a compensation maximum of $580,000.

Generally, benefits under the Supplemental Pension Plan are paid over the lifetime of the NEO or the lifetimes of the NEO and a beneficiary, as elected by the NEO.  The Supplemental Pension Plan allows a NEO to elect to receive the benefit due under the plan in the form of a one-time lump sum payment.  If benefits are paid as a lump sum payment, benefits are adjusted from the amount payable as a lifetime benefit solely to the NEO in accordance with the actuarial factors that apply to all participants in the Qualified Pension Plan.

The pension benefit under the Supplemental Pension Plan is reduced in the same manner as under the Qualified Pension Plan if it begins to be paid before normal retirement age and continues to accrue in the same manner as under the Qualified Pension Plan if it begins to be paid after the normal retirement age.

Service is determined under the Supplemental Pension Plan in the same manner as under the Qualified Pension Plan, as described above.  The vesting schedule in the Supplemental Pension Plan is the same as in the Qualified Pension Plan and all of the NEOs are 100% vested in their benefits in the Supplemental Pension Plan.

A participant is eligible for early retirement under the Supplemental Pension Plan if the participant retires before normal retirement age but after attaining age 55 and completing 10 years of service.  An early retirement benefit is reduced 4% per year for each year that the benefit commences prior to normal retirement age.  At December 31, 2021, Messrs. Jones, Gold and Pearson were eligible for early retirement, while Mr. King was not eligible for early retirement.

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Nonqualified Deferred Compensation

The following table sets forth contributions, earnings and year-end balances for 2021 with respect to nonqualified deferred compensation for the NEOs.

2021 Nonqualified Deferred Compensation

Name	Nonqualified Deferred Compensation Component	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4) ($)
René F. Jones	Leadership Deferral/Match	87,500	14,250	104,780	-	1,058,320
	Leadership RAA	-	16,388	11,806	-	120,345
Darren J. King	Leadership Deferral/Match	102,750	14,250	204,341	-	944,619
	Leadership RAA	-	14,250	35,010	-	151,428
Richard S. Gold	Leadership Deferral/Match	153,000	14,250	63,894	-	810,017
	Leadership RAA	-	-	-	-	-
Kevin J. Pearson	Leadership Deferral/Match	187,750	14,250	244,907	-	1,329,283
	Leadership RAA	-	-	-	-	-
Doris P. Meister	Leadership Deferral/Match	-	14,250	14,017	-	129,919
	Leadership RAA	-	6,413	947	-	11,260

(1)

The executive contributions to the Leadership Deferral/Match component were based on the NEOs’ deferral elections and the salaries set forth in the “2021 Summary Compensation Table.”  The salaries in the “2021 Summary Compensation Table” include these contributions.  Beginning in 2020, the NEO’s had the opportunity to also make deferrals from their cash STI compensation.

(2)

This column represents M&T matching contributions made by M&T to the Leadership Deferral/Match component during 2021 and attributable to 2020 based on compensation earned and service performed during that year.  The contribution by M&T to the Leadership Deferral/Match and the Leadership RAA components attributable to 2021 was made after December 31, 2021 and is not reflected in the aggregate year-end balance for each NEO.  These values are reflected in the “All Other Compensation” column set forth in the “2021 Summary Compensation Table.”

(3)

This column reflects earnings or losses on nonqualified deferred compensation account balances in 2021.  Earnings may increase or decrease depending on the performance of the elected investment options.  Earnings on these plans are not “above-market” and thus are not reported in the “2021 Summary Compensation Table.”  Plan balances may be invested in various mutual funds and common stock.  Investment returns on those funds and common stock ranged from (1.65%) to 28.69% for the year ended December 31, 2021.

(4)

This column represents the year-end balances of the NEOs’ nonqualified deferred compensation accounts.  These balances include NEOs’ and M&T contributions that were included in the Summary Compensation Tables in previous years.  Amounts in this column include earnings that were not previously reported in the respective year’s Summary Compensation Table because they were not “above-market” earnings.

Overview of Nonqualified Deferred Compensation Plans

M&T maintains the Leadership Retirement Savings Plan, a nonqualified deferred compensation plan.  See footnote (3) set forth above in the “2021 Summary Compensation Table” for information regarding M&T Bank’s contribution to the Leadership Retirement Savings Plan on behalf of each of the NEOs for 2021.  Prior to 2020, the Leadership Retirement Savings Plan was known as the Supplemental Retirement Savings Plan.

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Leadership Retirement Savings Plan—Overview

The Leadership Retirement Savings Plan is an unfunded, nonqualified defined contribution plan offered to select members of management and other highly compensated employees of M&T.  It is intended to make up for benefits that cannot be provided under the Retirement Savings Plan due to the Internal Revenue Code Section 401(a)(17) compensation limit.  It consists of two components— Leadership Deferral/Match and Leadership RAA—and provides benefits in excess of those provided under the Qualified 401(k) and Qualified RAA components of the Retirement Savings Plan, which are described below.

Under the tax-qualified 401(k) (the “Qualified 401(k)”) component of the Retirement Savings Plan, a participant may elect to contribute up to 50% of compensation (subject to the Internal Revenue Code Section 401(a)(17) limit) , in which event, the participant will be credited with a matching employer contribution equal to 100% of contributions that do not exceed 5% of the participant’s compensation.  All participants are always 100% vested in all contributions in the Qualified 401(k) Plan.  All NEOs participate in the Qualified 401(k) Plan.

Under the Qualified RAA component of the Retirement Savings Plan, a participant hired prior to December 31, 2019 will be credited with an employer contribution based on a percentage of compensation (subject to the Internal Revenue Code 401(a)(17) compensation limit) and the participant’s years of service recognized under the plan.  The employer contribution will be made for each year in which the participant is credited with at least 1,000 hours of service and is employed by M&T on December 31st of such year (or for such years where employment was terminated during the year due to retirement, death or disability).  Benefits under the Qualified RAA component are subject to a five-year vesting schedule.  As explained in the discussion of the “2021 Pension Benefits Table,” Messrs. Jones and King participate in the Qualified RAA, and are fully vested in the Qualified RAA benefits based on their years of service.  Ms. Meister became eligible to participate in the Qualified RAA in 2017 and remains subject to a five-year vesting schedule.

Leadership Retirement Savings Plan—Leadership Deferral/Match

The Leadership Deferral/Match component of the Leadership Retirement Savings Plan is designed to provide compensation deferral opportunities and matching contributions that cannot be provided under the Qualified 401(k) component of the Retirement Savings Plan due to the Internal Revenue Code Section 401(a)(17) compensation limit.  All of the NEOs participate in the Leadership Deferral/Match component.

Under the Leadership Deferral/Match component, a participant may elect to contribute up to 50% of compensation, capped at two times the annual Internal Revenue Code Section 401(a)(17) limit.  The participant must elect the contribution percentage before the beginning of the plan year.  For 2021, the Internal Revenue Code Section 401(a)(17) compensation limit was $290,000 resulting in a  compensation maximum of $580,000.

Additionally, select members of management who contribute to the Leadership Deferral/Match component for a given plan year are credited with a matching employer contribution under the Leadership Deferral/Match component, determined under the same matching formula as in the Qualified 401(k) component of the Retirement Savings Plan (equal to 100% of contributions that do not exceed 5% of the participant’s compensation).

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A participant is always 100% vested in both his or her own contributions and the employer matching contributions, and all earnings thereon under the Leadership Deferral/Match component.  The Leadership Retirement Savings Plan provides that a participant may elect to receive benefits at a specified age or date, upon separation from service, at death or disability, or at the earliest of these events.  A participant may elect to receive benefits in the form of a single lump sum or in annual installments payable over 5 or 10 years.  Elections are made with respect to each year’s contribution to the Leadership Deferral/Match component prior to the beginning of each plan year.  All payments from the Leadership Deferral/Match are made in the form of cash.

Leadership Retirement Savings Plan—Leadership Retirement Accumulation Account

The Leadership RAA component of the Leadership Retirement Savings Plan is designed to provide participants with benefits that cannot be provided under the Qualified RAA as a result of the Internal Revenue Code Section 401(a)(17) compensation limit.  Messrs. Jones and King participated in the Leadership RAA. Ms. Meister became eligible for the Leadership RAA in 2017.

For a given plan year, the Leadership RAA component credits a contribution on behalf of a participant that is equal to the difference between (1) the contribution that would be provided based on the participant’s compensation under the Qualified RAA if the Internal Revenue Code Section 401(a)(17) limit did not exist, up to two times the Internal Revenue Code Section 401(a)(17) limit, and (2) the contribution actually provided under the Qualified RAA.  Mr. Jones was credited with a Leadership RAA contribution of $16,675 for the 2021 plan year.  Mr. King was credited with Leadership RAA contribution of $14,500 for the 2021 plan year.  Ms. Meister received a Leadership RAA contribution of $6,525 for the 2021 plan year, subject to a vesting schedule.  The book reserve accounts attributable to Leadership RAA contributions are subject to the same vesting schedule as the accounts in the Qualified RAA, and Messrs. Jones and King are fully vested in their Leadership RAA account.  Company contributions for 2021 under the Leadership RAA are credited to the participant’s bookkeeping account in the first quarter of 2022.  Service in the Leadership RAA is determined in the same manner as under the Qualified RAA.  These values are also reflected in the “Leadership Retirement Accumulation Account” column set forth in footnote (3) of the “2021 Summary Compensation Table.”  For 2021, the Internal Revenue Code Section 401(a)(17) compensation limit was $290,000, resulting in a compensation maximum of $580,000.

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Potential Payments Upon Termination or Change in Control

The following table indicates the potential post-employment payments and benefits for the NEOs in the events indicated below as though termination of employment occurred on December 31, 2021.

M&T maintains certain arrangements, plans and programs under which our NEOs would be eligible to receive severance payments and other benefits upon termination of employment or a change in control of the company.  M&T also sponsors a number of broad-based health, life and disability benefit programs for its employees, in which the NEOs also participate, such as short- and long-term disability coverage and group term life insurance coverage, which are not included below.

While our plans provide for the payout amounts indicated below, actual amounts that M&T may pay out and the assumptions used in arriving at such amount can only be determined at the time of such executive’s termination or change in control and could differ materially from the amounts set forth below.  Our plans do not provide for any payment at, following or in connection with a termination for cause.

2021 Post-Employment Benefits

Name	Involuntary / without cause (1) ($)	Death / Disability (2) ($)	Retirement (3) ($)	Change in Control (4) ($)
René F. Jones (5)
Severance and Health Benefit Coverage	2,034,745	-	-	2,030,246
LTI (6)	5,797,801	7,778,470	7,778,470	7,778,470
Total	7,832,546	7,778,470	7,778,470	9,808,716
Darren J. King (5)(7)
Severance and Health Benefit Coverage	1,401,886	-	-	1,397,581
LTI (6)	1,992,978	2,662,616	-	2,662,616
Total	3,394,864	2,662,616	-	4,060,197
Richard S. Gold (5)
Severance and Health Benefit Coverage	1,565,652	-	-	1,559,241
LTI (6)	3,376,210	4,524,561	4,524,561	4,524,561
Total	4,941,862	4,524,561	4,524,561	6,083,802
Kevin J. Pearson (5)
Severance and Health Benefit Coverage	1,563,394	-	-	1,565,065
LTI (6)	3,307,697	4,421,792	4,421,792	4,421,792
Total	4,871,091	4,421,792	4,421,792	5,986,857
Doris P. Meister (5)
Severance and Health Benefit Coverage	1,639,104	-	-	1,640,872
LTI (6)	1,780,947	2,382,435	2,382,435	2,382,435
Total	3,420,051	2,382,435	2,382,435	4,023,307

(1)

In the event of an involuntary termination without cause (i) unvested PVSUs will accelerate at target, but the payout will be prorated to reflect number of months of service provided over the 36-month performance period; (ii) unvested PHSUs granted under the 2009 Equity Incentive Compensation plan are forfeited, while unvested PHSUs granted under the 2019 Equity Incentive Compensation plan accelerate vesting at target and (iii) NQ Stock Options continue to vest for one year following termination and the exercise period ends on the earlier of 1 year following termination or the original 10-year expiration date.

(2)	All vesting restrictions lapse immediately upon death or disability at target.
(3)

For employees who resign and are retirement eligible (defined as having reached age 55 with 10 or more years of service) (i) all vesting restrictions on PHSUs lapse immediately and (ii) PVSUs and NQ Stock Options continue to vest pursuant to their original vesting schedule and the exercise period ends on the earlier of 4 years following retirement or the original 10 year expiration date.

(4)

In the event of a change in control, all vesting restrictions will lapse.  With respect to the PVSUs, the payout will be at an amount equal to the greater of target or actual performance, calculated as of the quarter end immediately prior to the change in control announcement. For purposes of this disclosure, a payout at target is assumed. Cash severance is payable only upon a termination of employment.

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(5)

See the “Present Value of Accumulated Benefit” column to the “2021 Pension Benefits” table and the “Aggregate Balance at Last FYE” column of the “2021 Nonqualified Deferred Compensation” table for additional payments upon termination.  Ms. Meister is not fully vested in her Leadership RAA Non-Qualified benefits.

(6)

Value computed for each stock option grant by multiplying (i) the difference between (a) $153.58, the closing market price of a share of our common stock on December 31, 2021 and (b) the exercise price per share for that option granted by (ii) the number of shares subject to each option that vests or continues to vest. PHSUs and PVSUs are valued at target based on the closing market price of a share of our common stock on December 31, 2021.

(7)	Mr. King is not retirement eligible.

Severance Pay Plan

M&T maintains the Severance Pay Plan, which is a broad-based, tiered severance plan that provides eligible employees with post-employment severance payments and the continuation of certain employee benefits when a “Qualifying Event” (defined as any permanent, involuntary termination of a participant’s active employment as a result of a reduction in force, restructuring, outsourcing or elimination of position) occurs.  The amount of severance an employee is eligible to receive is based upon the employee’s position and years of service.  Each NEO participates in the plan.  Upon the occurrence of a Qualifying Event, each NEO will be entitled to:

•	the continuation of his or her cash base salary for 104 weeks as determined at the time of the Qualifying Event; and
•

the continuation of certain benefits during the period in which severance payments are made, for those benefits that the NEO has elected at the time of the Qualifying Event, which may include medical, dental, vision and life insurance, and flexible spending accounts, provided the NEO continues to make contributions at the active employee rate.

Accelerated Vesting of Equity Awards

As a general matter, all employees, including the NEOs, would be immediately vested in any unvested equity awards at the time of a change in control, death and disability. Unvested shares of performance-hurdled equity awards granted to the NEOs will also vest automatically at retirement. Unvested shares of performance-vested equity awards will vest automatically at target in the case of death or disability, at the greater of target or actual performance in the event of a change in control, and will continue vesting into retirement, subject to actual performance according to the original payout schedule. The NQ Stock Options also continue to vest according to the original schedule upon retirement, and the exercise period is shortened to the lesser of four years post retirement or the remaining original term.  See also footnote (3) to the table titled “2021 Grants of Plan-Based Awards.”

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PROPOSAL 3

PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION FOR THE YEAR ENDING DECEMBER 31, 2022

On February 14, 2022, the Audit Committee appointed PricewaterhouseCoopers LLP, certified public accountants, as the independent registered public accounting firm of M&T for the year ending December 31, 2022, a capacity in which it has served since 1984.

Although shareholder approval of the appointment of the independent registered public accounting firm is not required by law, M&T believes that it is desirable to request that the shareholders ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as M&T’s independent registered public accounting firm for the year ending December 31, 2022.  In the event that the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment and make such a determination as it believes to be in M&T’s and its shareholders’ best interests.  Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in M&T’s and its shareholders’ best interests.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting.  The representatives may, if they wish, make a statement and, it is expected, will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION
OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION FOR THE
YEAR ENDING DECEMBER 31, 2022.

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INDEPENDENT PUBLIC ACCOUNTANTS

The following is a summary of the fees billed to M&T by PricewaterhouseCoopers LLP for professional services rendered during 2021 and 2020, which are categorized in accordance with the SEC’s rules as follows:

Fees to Independent Auditors

	2021 ($)	2020 ($)
Audit Fees	6,835,681	5,358,990
Audit-Related Fees	1,371,649	1,169,000
Tax Fees	211,974	146,408
All Other Fees	979	7,743
Total	8,420,283	6,682,141

Audit Fees

Audit fees consist of fees billed by PricewaterhouseCoopers LLP for services rendered for the audit of M&T’s annual consolidated financial statements as of and for the years ended December 31, 2021 and 2020, for its review of M&T’s quarterly consolidated financial statements during 2021 and 2021, and for other audit and attest services in connection with statutory and regulatory filings as of and for the years ended December 31, 2021 and 2020.

Audit-Related Fees

Audit-related fees consist of fees billed by PricewaterhouseCoopers LLP for audit-related services, including audits of employee benefit plans and other attest services that are not required by statute or regulation for the years ended December 31, 2021 and 2020.  Of the audit-related fees billed for the years ended December 31, 2021 and 2020, all services were pre-approved by the Audit Committee.

Tax Fees

Tax fees consist of fees billed by PricewaterhouseCoopers LLP for tax compliance, planning and consulting for the years ended December 31, 2021 and 2020.  Of the tax fees billed for the years ended December 31, 2021 and 2020, all services were pre-approved by the Audit Committee.

All Other Fees

All other fees for the years ended December 31, 2021 and 2020 consisted of fees billed by PricewaterhouseCoopers LLP primarily for research software licensing.  All fees billed in this category for the years ended December 31, 2021and 2020 were pre-approved by the Audit Committee.

In addition to the above services, for the year ended December 31, 2021, PricewaterhouseCoopers LLP billed $67,259 for a mortgage servicing report that was reimbursed by an outside mortgage company, directly billed certain trusts, for which a subsidiary of M&T was the trustee, $268,300 for tax return preparation services, and directly billed certain investment funds sponsored by a subsidiary of M&T a total of $408,620 for audit services and Form 5500 preparation fees.  Likewise, for the year ended December 31, 2020, PricewaterhouseCoopers LLP billed $65,300 for a mortgage servicing report that was reimbursed by an outside mortgage company, and directly billed certain investment funds sponsored by a subsidiary of M&T a total of $254,186 for tax return preparation services, audit services and Form 5500 preparation fees.

The Audit Committee has determined that PricewaterhouseCoopers LLP’s provision of professional services is compatible with maintaining its independence.  No fees were billed and no services were provided

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by PricewaterhouseCoopers LLP during 2021 and 2020 for financial information systems design and implementation.

No other fees were billed for any other services and no other services were provided by PricewaterhouseCoopers LLP for the years ended December 31, 2021 and 2020.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Beginning with the year ended December 31, 2003, M&T instituted a policy that the Audit Committee pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget range.  The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy, and the fees for the services performed to date.  The Audit Committee may also pre-approve additional services on a case-by-case basis.  In the period between scheduled meetings of the Audit Committee, the Chair of the Audit Committee is authorized to pre-approve such services on behalf of the Audit Committee provided that such pre-approval is reported to the Audit Committee at its next scheduled meeting.

Before appointing PricewaterhouseCoopers LLP, the Audit Committee considered PricewaterhouseCoopers LLP’s qualifications as an independent registered public accounting firm.  This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing.  The Audit Committee’s review also included matters required to be considered under the SEC’s rules on auditor independence, including the nature and extent of non-audit services, to ensure that the auditor’s independence will not be impaired.  The Audit Committee has considered and determined that PricewaterhouseCoopers LLP’s provision of non-audit services to M&T during 2021 is compatible with and did not impair PricewaterhouseCoopers LLP’s independence.

Report of the Audit Committee

The members of the Audit Committee are independent as that term is defined in the listing standards of the NYSE. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of such charter can be accessed on M&T’s website at https://ir.mtb.com/corporate-governance. During 2021, the Audit Committee met nine times, and held discussions with management and representatives of its independent registered public accounting firm consistent with its responsibilities under its charter.

Management is responsible for the preparation of M&T’s consolidated financial statements and their assessment of the design and effectiveness of M&T’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of M&T’s consolidated financial statements and opining on the effectiveness of those controls in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing its reports thereon. As provided in its charter, the Audit Committee’s responsibilities include monitoring and overseeing these processes.

In discharging its oversight responsibilities, the Audit Committee has reviewed and discussed M&T’s 2021 audited consolidated financial statements with management and its independent registered public accounting firm and has reviewed and discussed with the independent registered public accounting firm the

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matters required to be discussed by the applicable requirements of the PCAOB and the SEC, which include, among other items, matters related to the conduct of the audit of M&T’s consolidated financial statements.

The Audit Committee has also received the written disclosures and the letter from M&T’s independent registered public accounting firm as required by the PCAOB’s Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence) and has discussed with the independent registered public accounting firm their independence.

Based on these reviews and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements and report on management’s assessment of the design and effectiveness of internal control over financial reporting be included in M&T’s Annual Report on Form 10-K for the year ended December 31, 2021 to be filed with the SEC on or about February 16, 2022. The Audit Committee also selected the independent registered public accounting firm.

This report was adopted on February 14, 2022 by the Audit Committee of the Board of Directors:

Denis J. Salamone, Chair

C. Angela Bontempo

Richard A. Grossi

David S. Scharfstein

Herbert L. Washington

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of the Audit Committee of M&T Bank Corporation shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act and shall not be deemed to be “soliciting material” or to be “filed” with the SEC under the Securities Act or the Exchange Act.

NOTICE PURSUANT TO SECTION 726(d) OF THE NEW YORK BUSINESS CORPORATION LAW

On October 1, 2021, M&T extended and subsequently renewed its directors’ and officers’ liability insurance policy until October 1, 2022.  The premium, including commissions, for the annual renewal is $8,761,851.55.  The primary policy is issued by U.S. Specialty Insurance Company and covers all directors and officers of M&T and its subsidiaries.

OTHER MATTERS

The Board of Directors of M&T is not aware of any matters not referred to in this proxy statement that will be presented for action at the Annual Meeting.  If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in accordance with their best judgment.

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Appendix A

Reconciliation of GAAP to Non-GAAP Measures

As indicated in this proxy statement, the NCG Committee and management use certain non-GAAP measures, such as Return on Tangible Common Equity (ROTCE), as part of M&T’s executive compensation program, which they believe better reflect the impact of acquisition activity in reported results.

Below is a reconciliation of GAAP amounts with corresponding non-GAAP amounts for 2019, 2020 and 2021.

	Year ended	Year ended	Year ended	Three-year
	12/31/2021	12/31/2020	12/31/2019	Average
Income statement data
In thousands

Net income	$1,858,746	$1,353,152	$1,929,149	$1,713,682
Amortization of core deposit and other intangible assets (a)	7,532	10,993	14,359	10,961
Merger-related expenses (a)	33,560	-	-	11,187
Net operating income	1,899,838	1,364,145	1,943,508	1,735,830
Less preferred stock dividends	(72,915)	(68,228)	(69,441)	(70,195)
Net operating income available to common equity	$1,826,923	$1,295,917	$1,874,067	$1,665,636

Balance sheet data
In millions

Average common equity
Average total equity	$16,909	$15,991	$15,718	$16,206
Preferred stock	(1,438)	(1,250)	(1,272)	(1,320)
Average common equity	15,471	14,741	14,446	14,886
Goodwill, core deposit and other intangible assets	(4,601)	(4,614)	(4,631)	(4,615)
Deferred taxes	2	5	10	6
Average tangible common equity	$10,872	$10,132	$9,825	$10,276

Net operating return on average tangible common equity	16.80%	12.79%	19.08%	16.21%

(a) After any related tax effect

As also referenced in this proxy statement, see pages 65-67 of M&T’s Annual Report on Form 10-K for the year ended December 31, 2021 for the GAAP reconciliation of, and other information regarding, non-interest operating expenses.

A-1

M&T Bank Corporation

mtb.com

©2021 M&T Bank Corporation. 36680 191205 VF

M&T Bank Corporation VOTE Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:00 a.m., Eastern Time, on April 21, 2022 for the Retirement Savings Plan and Unvested Restricted Common Stock. Online Go to www.envisionreports.com/MTB or scan the QR code — you will need the number located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/MTB. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2022 Annual Meeting Proxy Card/Instruction Card/Voting Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED POSTAGE-PAID ENVELOPE. A Proposals — The Board of Directors of M&T Bank Corporation recommends a vote FOR the following A proposals. 1. TO ELECT 17 DIRECTORS FOR ONE-YEAR TERMS AND UNTIL THEIR SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED. For Against Abstain For Against Abstain For Against Abstain 01 - John P. Barnes* 02 - Robert T. Brady 03 - Calvin G. Butler, Jr. 04 - Jane Chwick* 05 - William F. Cruger, Jr.* 06 - T. Jefferson Cunningham III 07 - Gary N. Geisel 08 - Leslie V. Godridge 09 - René F. Jones 10 - Richard H. Ledgett, Jr. 11 - Melinda R. Rich 12 - Robert E. Sadler, Jr. 13 - Denis J. Salamone 14 - John R. Scannell 15 - Rudina Seseri 16 - Kirk W. Walters* 17 - Herbert L. Washington * The elections of Ms. Chwick and Messrs. Barnes, Cruger and Walters are subject to the completion of the People’s United Financial, Inc. acquisition. Should the acquisition not close by the Annual Meeting, their elections will not be considered at the Annual Meeting. For Against Abstain 2. TO APPROVE THE 2021 COMPENSATION OF M&T BANK CORPORATION’S NAMED EXECUTIVE OFFICERS. For Against Abstain 3. TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION FOR THE YEAR ENDING DECEMBER 31, 2022. 03KUPE 1 U P X + +

The 2022 Annual Meeting of Shareholders of M&T Bank Corporation will be held on April 25, 2022, 11:00 a.m. Eastern Time, virtually via the internet at meetnow.global/MGA2QVY. To access the virtual meeting, you must have the number that is printed in the shaded bar located on the reverse side of this form. YOUR VOTE IS IMPORTANT! Proxy materials are available online at: www.envisionreports.com/MTB Small steps make an impact. Please consider helping the environment by consenting to receive electronic delivery by signing up at www.envisionreports.com/MTB. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PROXY CARD/INSTRUCTION CARD/VOTING CARD - M&T BANK CORPORATION Annual Meeting of Shareholders -- April 25, 2022, 11:00 a.m., Eastern Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Teresa Ferraro, Jeffrey S. Meyer and Jayson T. Williams as Proxies and authorizes said Proxies, or any one of them, to represent and to vote all of the shares of common stock of M&T Bank Corporation which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held virtually via the internet at meetnow.global/MGA2QVY on April 25, 2022, 11:00 a.m. Eastern Time, and any adjournments thereof (i) as designated on the proposals set forth on the reverse side of this card and (ii) at the discretion of said Proxies, or any one of them, on such other matters as may properly come before the meeting. IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED FOR ALL PROPOSALS. Participants in the M&T Bank Corporation Retirement Savings Plan In accordance with the M&T Bank Corporation Retirement Savings Plan (“Plan”), the undersigned hereby directs T. Rowe Price Trust Company, the Trustee of the Plan to vote all of the shares of common stock of M&T Bank Corporation allocated to the undersigned under the Plan in connection with the Annual Meeting of Shareholders. IF PROPERLY EXECUTED, THIS INSTRUCTION CARD WILL BE VOTED AS DIRECTED OR, IF NOT DIRECTED, WILL BE DIRECTED TO VOTE IN THE SAME PROPORTION AS SHARES THAT WERE AFFIRMATIVELY VOTED BY PARTICIPANTS. Holders of Unvested Restricted Common Stock The undersigned hereby votes all of the shares of unvested restricted common stock of M&T Bank Corporation held by the undersigned in connection with the Annual Meeting of Shareholders. IF PROPERLY EXECUTED, THIS VOTING CARD WILL BE VOTED AS SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED FOR ALL PROPOSALS. PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERNET OR TELEPHONE. (Items to be voted on appear on reverse side) B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appear(s) hereon. If applicable, joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C Change of Address Please print new address below. + +